Exhibit 10.1

PURCHASE AGREEMENT

dated as of May 19, 2015

by and between

MRC GLOBAL INC.

and

MARIO INVESTMENTS LLC

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6.12	No Third Party Beneficiaries	33
6.13	Public Announcements	33
6.14	Specific Performance	33
6.15	Termination	33
6.16	Effects of Termination	34
6.17	Non-Recourse	35

INDEX OF DEFINED TERMS

Term	Location of Definition
Affiliate	6.9(h)
Agreement	Preamble
Board of Directors	2.1(c)(1)
business day	6.9(d)
Bylaws	2.1(c)(2)
Capitalization Date	2.1(b)(1)
Certificate of Incorporation	2.1(c)(2)
Closing	1.2(a)
Closing Date	1.2(a)
Code	2.1(o)(1)(A)
Common Stock	Recitals
Company	Preamble
Company Equity Plans	6.9(i)
Company Material Adverse Effect	6.9(j)
Company Owned IP	2.1(n)
Company Registered IP	2.1(n)
Company Related Parties	5.2
Company Stock Options	2.1(b)(1)
Company Subsidiary	2.1(a)(2)
control/controlled by/under common control with	6.9(h)
Effect	6.9(k)
Environmental Law	6.9(l)
Equity Commitment	2.2(f)
Equity Commitment Letter	2.2(f)
Equity Investor	2.2(f)
Equity Securities	6.9(m)
ERISA	6.9(n)
Exchange Act	2.1
GAAP	2.1(f)(4)
Governmental Entity	6.9(o)
Government Official	2.1(t)
HSR Act	3.1
Indemnified Party	5.3(b)
Indemnifying Party	5.3(b)

Term	Location of Definition
Information	3.4
Intellectual Property	6.9(p)
Knowledge of the Company	6.9(q)
Law	6.9(r)
Lien	6.9(s)
Losses	5.1
Materials of Environmental Concern	6.9(t)
Non-Recourse Party	6.17
person	6.9(e)
Plan	6.9(u)
Pre-Closing Period	3.1
Preferred Stock	2.1(b)(1)
Property	6.9(v)
Purchase Price	6.9(w)
Purchaser	Preamble
Purchaser Related Parties	5.1
SEC	2.1(f)(1)
SEC Documents	2.1(f)(1)
Series A Certificate	Recitals
Series A Preferred Stock	Recitals
Shareholder’s Agreement	6.9(x)
Subsidiary	2.1(a)(2)
Tax Return	6.9(y)
Taxes	6.9(z)
Third Party Claim	5.3(b)
Transaction Documents	6.9(aa)
Voting Debt	2.1(b)(2)

LIST OF EXHIBITS

Exhibit A:	Form of Series A Convertible Perpetual Preferred Stock Certificate of Designations

Exhibit B:	Form of Shareholder’s Agreement

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PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT, dated as of May 19, 2015 (this “Agreement”), by and between MRC Global Inc., a Delaware corporation (the “Company”), and Mario Investments LLC, a Delaware limited liability company (the “Purchaser”).

RECITALS:

WHEREAS, the Company proposes to issue and sell to the Purchaser shares of its preferred stock, par value $0.01 per share, designated as “Series A Convertible Perpetual Preferred Stock” (the “Series A Preferred Stock”), having the terms set forth in the Certificate of Designations (the “Series A Certificate”) in the form of Exhibit A, subject to the terms and conditions set forth in this Agreement;

WHEREAS, the Series A Preferred Stock will be convertible into shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”); and

WHEREAS, capitalized terms used in this Agreement have the meanings set forth in Section 6.9 or the other section indicated in the preceding Index of Defined Terms.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth in this Agreement, the parties agree as follows:

ARTICLE I

PURCHASE; CLOSING

1.1 Purchase. On the terms and subject to the conditions in this Agreement, on the Closing Date, the Company agrees to sell and issue to the Purchaser, and the Purchaser agrees to purchase from the Company 363,000 shares of Series A Preferred Stock, free and clear of any Liens (other than restrictions arising under applicable securities Laws and restrictions set forth in the Shareholder’s Agreement), at a purchase price of $1,000 per share of Series A Preferred Stock; provided that, if the sale and purchase provided for in this this Section 1.1 would require the approval of the Company’s shareholders pursuant to Section 312.03(c) of the NYSE Listed Company Manual, the number of shares to be issued by the Company pursuant to this Section 1.1 shall be reduced solely to the extent necessary to allow for the issuance of such Series A Preferred Stock without requiring shareholder approval.

1.2 Closing.

(a) Subject to the satisfaction or waiver of the conditions set forth in this Agreement, the closing of the purchase and sale of the Series A Preferred Stock referred to in Section 1.1 of this Agreement (the “Closing”) shall be held at the offices of Kirkland & Ellis LLP, 600 Travis Street, Houston, Texas 77002, at 10:00 a.m. Houston, Texas time on the third business day after the satisfaction or waiver of the latest to occur of the conditions set forth in Section 1.3 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to their satisfaction or, to the extent permissible, waiver of those conditions at the Closing) or at another date, time or place as the Company and the Purchaser agree (the “Closing Date”).

(b) Subject to the satisfaction or waiver on or prior to the Closing Date of the applicable conditions to the Closing in Section 1.3, at the Closing:

(1) the Company shall deliver to the Purchaser (A) certificates representing the Series A Preferred Stock being purchased, (B) the executed Shareholder’s Agreement, in the form of Exhibit B and (C) all other documents, instruments and writings required to be delivered by the Company to the Purchaser pursuant to this Agreement or otherwise required in connection with this Agreement; and

(2) the Purchaser shall deliver or cause to be delivered to the Company (A) to a bank account designated by the Company in writing (such designation to be made at least two business days prior to the Closing Date), the Purchase Price by wire transfer of immediately available funds, (B) the executed Shareholder’s Agreement and (C) all other documents, instruments and writings required to be delivered by the Purchaser to the Company pursuant to this Agreement or otherwise required in connection with this Agreement.

1.3 Closing Conditions.

(a) The obligation of the Purchaser, on the one hand, and the Company, on the other hand, to effect the Closing is subject to the satisfaction or written waiver by the Purchaser and the Company prior to the Closing of the following conditions in this Section 1.3(a):

(1) no Governmental Entity has issued any temporary restraining order, preliminary or permanent injunction or other judgment or order, and no Law shall be in effect restraining, enjoining, making illegal or otherwise prohibiting the consummation of the transactions that this Agreement contemplates; provided, that the party claiming a failure of this condition shall have used its reasonable best efforts to prevent the entry of any injunction or order on which it is basing such claim and to appeal as promptly as possible any such injunction or other order that may be entered; and

(2) all applicable waiting periods (and any extension of such waiting periods) prescribed by the HSR Act and any other applicable antitrust Laws shall have expired or shall have been terminated.

(b) The obligation of the Purchaser to effect the Closing is also subject to the satisfaction or written waiver by the Purchaser at or prior to the Closing of the following conditions in this Section 1.3(b):

(1) (A) the representations and warranties of the Company set forth in Section 2.1 of this Agreement (other than Sections 2.1(a), 2.1(b), 2.1(c)(1), 2.1(e) and 2.1(h)) shall be true and correct (disregarding all qualifications or limitations as to materiality or Company Material Adverse Effect) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that a representation or warranty speaks to an earlier date, in which case, as of such

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earlier date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, have a Company Material Adverse Effect, and (B) the representations and warranties of the Company set forth in Sections 2.1(a), 2.1(b), 2.1(c)(1), 2.1(e) and 2.1(h) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that a representation or warranty speaks to an earlier date, in which case, as of such earlier date);

(2) the Company shall have performed in all material respects all obligations required to be performed by it pursuant to this Agreement prior to the Closing;

(3) the Purchaser shall have received a certificate signed on behalf of the Company by a duly authorized person certifying to the effect that the conditions set forth in Section 1.3(b)(1) and (2) have been satisfied;

(4) the Company shall have adopted and filed the Series A Certificate with the Secretary of State of the State of Delaware, and the Series A Certificate shall be in full force and effect;

(5) any shares of Common Stock that could potentially be issued upon conversion of the Series A Preferred Stock shall have been approved for listing on the New York Stock Exchange, subject to official notice of the issuance;

(6) substantially contemporaneous with the Closing, the Company shall have reimbursed the reasonable, documented out-of-pocket legal and third party consultancy costs and expenses of the Purchaser in connection with the transactions that this Agreement contemplates in accordance with Section 6.1, including the reasonable, documented out-of-pocket fees and expenses of Davis Polk & Wardwell LLP, counsel to the Purchaser; and

(7) since December 31, 2014, there shall not have occurred any Company Material Adverse Effect that is continuing.

(c) The obligation of the Company to effect the Closing is also subject to the satisfaction or written waiver by the Company prior to the Closing of the following conditions in this Section 1.3(c):

(1) the representations and warranties of the Purchaser set forth in Section 2.2 of this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that a representation or warranty speaks of an earlier date, in which case, such representation or warranty shall be true and correct in all material respects as of such earlier date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, prevent or materially delay the consummation of the transactions that this Agreement contemplates or the ability of the Purchaser to fully perform its covenants and obligations under this Agreement;

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(2) the Purchaser shall have performed in all material respects all obligations required to be performed by it pursuant to this Agreement prior to the Closing; and

(3) the Company shall have received a certificate signed on behalf of the Purchaser by an authorized representative of the Purchaser certifying to the effect that the conditions set forth in Section 1.3(c)(1) and (2) have been satisfied.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of the Company. Except as set forth (x) in the publicly available SEC Documents filed by the Company with the SEC after December 31, 2014 and before the date of this Agreement, excluding any disclosures set forth in risk factors or any “forward looking statements” within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or (y) in a correspondingly identified schedule attached to this Agreement, the Company represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date (except to the extent only made as of a specified date, in which case as of such date), that:

(a) Organization and Authority.

(1) The Company is a corporation duly organized and validly existing under the laws of the State of Delaware, has all requisite corporate power and authority to own its properties and conduct its business as presently conducted, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and where failure to be so qualified would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. True and accurate copies of the Certificate of Incorporation and Bylaws, each as in effect as of the date of this Agreement, have been made available to the Purchaser prior to the date hereof.

(2) Each material Company Subsidiary is duly organized and validly existing under the laws of its jurisdiction of organization, has all requisite corporate or other applicable entity power and authority to own its properties and conduct its business as presently conducted, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and where failure to be so qualified would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. As used in this Agreement, “Subsidiary” means, with respect to any person, any corporation, partnership, joint venture, limited liability company or other entity (x) of which such person or a subsidiary of such person is a general partner or (y) of which a majority of the voting securities or other voting interests, or a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or persons performing similar functions with respect to such entity, is directly or indirectly owned by such person or one or more subsidiaries of such person; and “Company Subsidiary” means any Subsidiary of the Company.

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(b) Capitalization.

(1) The authorized capital stock of the Company consists of 500,000,000 shares of Common Stock and 100,000,000 shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”). As of the close of business on May 18, 2015 (the “Capitalization Date”), there were 102,996,975 shares of Common Stock outstanding (of which 817,798 shares were restricted shares granted under the Company Equity Plans) and zero shares of Preferred Stock outstanding. As of the close of business on the Capitalization Date:

(A) there were 4,081,172 shares of Common Stock underlying stock options granted under the Company Equity Plans that were outstanding on such date (“Company Stock Options”) and 4,099,654 shares of Common Stock were reserved for issuance with respect to future equity incentive awards under the Company Equity Plans; and

(B) the Company held 221 shares of Common Stock in its treasury.

All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. From the Capitalization Date through and as of the date of this Agreement, no other shares of Common Stock or Preferred Stock have been issued other than shares of Common Stock issued in respect of the exercise of Company Stock Options in the ordinary course of business. The Company does not have outstanding shareholder purchase rights or “poison pill” or any similar arrangement in effect.

(2) No bonds, debentures, notes or other indebtedness having the right to vote (or convertible into or exchangeable for, securities having the right to vote) on any matters on which the stockholders of the Company may vote (“Voting Debt”) are issued and outstanding. Except (i) pursuant to any cashless exercise provisions of any Company Stock Options or pursuant to the surrender of shares to the Company or the withholding of shares by the Company to cover tax withholding obligations under Company Stock Options, and (ii) as set forth in Section 2.1(b)(1), the Company does not have and is not bound by any outstanding options, preemptive rights, rights of first offer, warrants, calls, commitments or other rights or agreements calling for the purchase or issuance of, or securities or rights convertible into, or exchangeable for, any shares of Common Stock or any other equity securities of the Company or Voting Debt or any securities representing the right to purchase or otherwise receive any shares of capital stock of the Company (including any rights plan or agreement).

(c) Authorization.

(1) The Company has the corporate power and authority to enter into this Agreement and the other Transaction Documents and to carry out its obligations

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under this Agreement and the other Transaction Documents. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the board of directors of the Company (the “Board of Directors”). This Agreement has been, and (as of the Closing) the other Transaction Documents shall be, duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Purchaser, is, and (as of the Closing) each of the other Transaction Documents shall be, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles). No other corporate proceedings (including any vote of the holders of the Company’s capital stock) are necessary for the execution and delivery by the Company of this Agreement or the other Transaction Documents, the performance by it of its obligations under this Agreement and the other Transaction Documents or the consummation by it of the transactions contemplated hereby or thereby. The Company has elected, in accordance with Section 203(b) of the Delaware General Corporation Law, not to be governed by Section 203 of the Delaware General Corporation Law.

(2) Neither the Company’s execution and delivery of this Agreement or the other Transaction Documents, nor the consummation of the transactions contemplated hereby or thereby, nor the Company’s compliance with any of the provisions of this Agreement or the other Transaction Documents (including the conversion or exercise provisions of the Series A Preferred Stock), shall:

(A) violate, conflict with, or result in a breach of any provision of, require any payment to or consent or other action by any person under, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the material properties or assets of the Company or any Company Subsidiary under any of the terms, conditions or provisions of (i) the certificate of incorporation of the Company (as amended, restated or modified from time to time prior to the date of this Agreement, the “Certificate of Incorporation”) or bylaws of the Company (as amended, restated or modified from time to time prior to the date of this Agreement, the “Bylaws”) or the certificate of incorporation, charter, bylaws or other governing instrument of any Company Subsidiary or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which it may be bound, or to which the Company or any Company Subsidiary or any of the properties or assets of the Company or any Company Subsidiary may be subject; or

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(B) violate any law, statute, ordinance, rule, regulation, permit, franchise or any judgment, ruling, order, writ, injunction or decree applicable to the Company or any Company Subsidiary or any of their respective properties or assets, except in the case of clauses (A)(ii) and (B) for such violations, conflicts and breaches as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(3) Other than under applicable federal securities Laws, the securities or blue sky Laws of the various states and approval or expiration of applicable waiting periods under the HSR Act, no notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of any Governmental Entity, nor expiration or termination of any statutory waiting period, is necessary for the consummation by the Company of the transactions that this Agreement or the other Transaction Documents contemplate.

(d) Sale of Securities. Based in part on the Purchaser’s representations in Section 2.2, the offer and sale of the shares of Series A Preferred Stock is exempt from the registration and prospectus delivery requirements of the Securities Act and the rules and regulations promulgated under the Securities Act. Without limiting the foregoing, neither the Company nor, to the Knowledge of the Company, any other person that the Company authorizes to act on its behalf, has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of the Series A Preferred Stock and neither the Company nor, to the Knowledge of the Company, any person acting on the Company’s behalf has made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering or issuance of Series A Preferred Stock under this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act that would result in none of Regulation D or any other applicable exemption from registration under the Securities Act to be available, nor shall the Company take any action or steps that would cause the offering or issuance of the Series A Preferred Stock under this Agreement to be integrated with other offerings.

(e) Status of Securities. The shares of Series A Preferred Stock to be issued pursuant to this Agreement, and the shares of Common Stock to be issued upon conversion of the Series A Preferred Stock, have been duly authorized by all necessary corporate action. When issued and sold against receipt of the consideration therefor as provided in this Agreement or the Series A Certificate, such securities shall be validly issued, fully paid and nonassessable, shall not be subject to preemptive rights of any other stockholder of the Company, and shall effectively vest in the Purchaser good title to all such securities, free and clear of all Liens (other than restrictions arising under applicable securities Laws), except restrictions imposed by the Securities Act, the Shareholder’s Agreement and any applicable state or foreign securities laws. Upon any conversion of any shares of Series A Preferred Stock into Common Stock pursuant to the Series A Certificate, the shares of Common Stock issued upon such conversion shall be validly issued, fully paid and nonassessable, and shall not be subject to preemptive rights of any other stockholder of the Company, and shall effectively vest in the Purchaser good title to all such securities, free and clear of all Liens (other than restrictions arising under applicable securities Laws), except restrictions imposed by the Securities Act, the Shareholder’s Agreement

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and any applicable state or foreign securities laws. The respective rights, preferences, privileges, and restrictions of the Series A Preferred Stock and the Common Stock are as stated in the Certificate of Incorporation (including the Series A Certificate). The shares of Common Stock to be issued upon any conversion of shares of Series A Preferred Stock into Common Stock have been duly reserved for such issuance.

(f) SEC Documents; Financial Statements.

(1) The Company has filed all required reports, proxy statements, forms, and other documents with the Securities and Exchange Commission (the “SEC”) since December 31, 2012 (collectively, the “SEC Documents”). Each of the SEC Documents, as of its respective date complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated under the Securities Act and the Exchange Act applicable to such SEC Documents, and, except to the extent that information contained in any SEC Document has been revised or a later filed SEC Document filed and publicly available prior to the date of this Agreement has superseded any such earlier SEC Document, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated in such SEC Document or necessary to make the statements in such SEC Document, in light of the circumstances under which they were made, not misleading.

(2) The Company (A) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) that are reasonably designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the individuals responsible for the preparation of the Company’s filings with the SEC and (B) has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company’s outside auditors and the Board of Director’s audit committee

(A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and

(B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

As of the date of this Agreement, to the Knowledge of the Company, there is no reason that its outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, without qualification, when next due.

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(3) There is no transaction, arrangement or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off-balance sheet entity that the Company is required to disclose in its SEC Documents and is not so disclosed.

(4) The financial statements of the Company and its consolidated Subsidiaries included in the SEC Documents

(A) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect to such financial statements, in each case as of the date that the Company filed such SEC Document, and

(B) have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis during the periods involved (except as may be indicated in such financial statements or the notes to such financial statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates of such financial statements and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to the absence of footnote disclosures and normal audit adjustments).

(g) Undisclosed Liabilities. Except for (1) those liabilities that are reflected or reserved for in the consolidated financial statements of the Company included in its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015, (2) liabilities incurred since March 31, 2015 in the ordinary course of business consistent with past practice, (3) liabilities incurred pursuant to the transactions that this Agreement contemplates and (4) liabilities that would not, individually and in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and its Subsidiaries do not have any liabilities or obligations of any nature whatsoever (whether accrued, absolute, contingent or otherwise).

(h) Brokers and Finders. Except for Barclays Capital Inc. pursuant to (1) that certain engagement letter dated April 7, 2015 and (2) that certain engagement letter dated May 14, 2015, the fees and expenses of which shall be paid by the Company, neither the Company nor its Subsidiaries or any of their respective officers, directors, employees or agents has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Company in connection with this Agreement or the transactions contemplated hereby.

(i) Litigation. There is no action, suit, proceeding or investigation pending or, to the Knowledge of the Company, threatened in writing against, nor any outstanding judgment, order, writ or decree against, the Company or any of its Subsidiaries or any of their respective assets before or by any Governmental Entity which in the aggregate have or, if adversely determined, would reasonably be expected to have, a Company Material Adverse

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Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries is in default with respect to any judgment, order or decree of any Governmental Entity.

(j) Taxes. (1) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, each of the Company and its Subsidiaries has filed all Tax Returns required to have been filed, such Tax Returns were accurate in all material respects, and all Taxes due and payable by the Company (whether or not shown on any Tax Return) have been timely paid, except for:

(A) those for which extensions have been obtained; and

(B) those which are being contested in good faith and by appropriate proceedings and in respect of which adequate reserves with respect to such contested Taxes are maintained in accordance with GAAP.

(2) No examination or audit of any Tax Return relating to any Taxes of the Company or any of its Subsidiaries or with respect to any Taxes due from or with respect to the Company or any of its Subsidiaries by any taxing authority is currently in progress or, to the Knowledge of the Company, threatened in writing, except for such examinations and audits as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(3) Neither the Company nor any of its Subsidiaries has engaged in, or has any material liability or material obligation with respect to, any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4.

(k) Permits and Licenses. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by each Governmental Entity necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations and permits would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

(l) Environmental Matters. The Company and its Subsidiaries are in compliance with all, and for the past five years have not violated any, applicable Environmental Laws except where failure to be in such compliance would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has released Materials of Environmental Concern in a manner that would reasonably be expected to result in liability to any of them or that would reasonably be expected to adversely affect any of their operations and, to the Knowledge of the Company, Materials of Environmental Concern are not present at, under, in or affecting any Property currently or formerly owned, leased or used by the Company or any of its Subsidiaries, or at any location to which Materials of Environmental Concern have been sent for re-use or recycling or for treatment, storage or disposal, that would reasonably be expected to give rise to liability of or adversely affect the operations of the Company or any of its Subsidiaries, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

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(m) Title to Property. Each of the Company and its Subsidiaries has good and marketable title to its Property that is owned real property, has, to the Knowledge of the Company, valid leases to its Property that is leased real property, and good and valid title to all of its other Property (other than negligible assets not material to the operations of the Company or any of its Subsidiaries), except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(n) Intellectual Property. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the Company or its Subsidiaries exclusively own, free and clear of all Liens (other than non-exclusive licenses of Intellectual Property granted in the ordinary course of business) all Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries (the “Company Owned IP”) and all other Intellectual Property used in the conduct of the business of the Company or its Subsidiaries; (ii) none of the registrations and applications included in the Company Owned IP (the “Company Registered IP”) have expired or been abandoned, the Company Registered IP is subsisting and unexpired, and to the Knowledge of the Company, the Company Registered IP is valid and enforceable; (iii) to the Knowledge of the Company, the conduct of the businesses of Company and its Subsidiaries does not infringe and has not infringed the Intellectual Property of any third party, and no person is infringing any Company owned IP; and (iv) the Company and its Subsidiaries take reasonable actions to protect the material trade secrets and confidential information included in the Company Owned IP and the security and operation of their material software, websites and systems (and the data therein), and, to the Knowledge of the Company, there have been no material breaches or outages of same.

(o) Employee Benefits. (1) Except as would not reasonably be expected to result in a Company Material Adverse Effect:

(A) each Plan complies with, and has been operated and administered in compliance with, its terms and all applicable Laws (including, without limitation ERISA and the United States Internal Revenue Code of 1986, as amended (the “Code”));

(B) the Company and each of its Subsidiaries have filed all reports, returns, notices, and other documentation that ERISA requires, the Code or other applicable Law to be filed with any Governmental Entity with respect to each Plan;

(C) with respect to any Plan, no actions, Liens, lawsuits, claims or complaints (other than routine claims for benefits, appeals of such claims and domestic relations order proceedings) are pending or, to the Knowledge of the Company, threatened, and, to the Knowledge of the Company, no facts or circumstances exist that would reasonably be expected to give rise to any such actions, Liens, lawsuits, claims or complaints; and

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(D) to the Knowledge of the Company, no event has occurred with respect to a Plan that would reasonably be expected to result in a liability of the Company or any of its Subsidiaries to any Governmental Entity.

Neither the Company, its Subsidiaries, nor any other entity that, together with the Company or its Subsidiaries, would be treated as a single employer under Section 4001 of ERISA or Section 414 of the Code, has at any time during the last six years maintained, sponsored or contributed to any employee benefit plan that is subject to Title IV of ERISA, including, without limitation, any “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA).

(2) Except as would not reasonably be expected, individually or in the aggregate, to result in a Company Material Adverse Effect, none of the execution of, or the completion of the transactions contemplated by, this Agreement (whether alone or in connection with any other event(s)), could result in (A) any material payment, compensation or benefit becoming due, or material increase in the amount of any payment, compensation or benefit due, to any current or former employee of the Company or its Subsidiaries, (B) acceleration of the time of payment or vesting or result in funding of compensation or benefits to any current or former employee of the Company or its Subsidiaries, or (C) any payments which would not be deductible under Section 280G of the Code or subject to Tax under Section 4999 of the Code. No Plan provides for reimbursement or gross-up of any excise tax under Section 409A or Section 4999 of the Code.

(3) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, as of the date of this Agreement: (A) the Company and each of its Subsidiaries is not a party to any collective bargaining agreement or other contract or agreement with any labor organization or other representative of any of the employees of the Company or any Subsidiary, nor is any such contract or agreement presently being negotiated; (B) to the Knowledge of the Company, no campaigns are being conducted to solicit cards from any of the employees of the Company or any of its Subsidiaries to authorize representation by any labor organization, and no such campaigns have been conducted within the past three years; (C) no labor strike, slowdown, work stoppage, dispute, lockout or other labor controversy is in effect or, to the Knowledge of the Company, threatened in writing, and neither the Company nor any of its Subsidiaries has experienced any such labor controversy within the past three years; (D) no unfair labor practice charge or complaint is pending or, to the Knowledge of the Company, threatened in writing with respect to any employment practices of the Company or any of its Subsidiaries; (E) no action, complaint, charge, inquiry, proceeding or investigation by or on behalf of any current or former employee, labor organization or other representative of the employees of the Company or any of its Subsidiaries (including persons employed jointly by such entities with any other staffing or other similar entity) is pending or, to the Knowledge of the Company, threatened in writing; (F) the Company and each of its Subsidiaries are in compliance with all applicable laws, agreements, contracts, policies, plans and programs relating to employment, employment practices, compensation, benefits, hours, terms and conditions of employment, and the termination of employment, including any obligations pursuant to the Worker

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Adjustment and Retraining Notification Act of 1988, as amended, the classification of employees as exempt or non-exempt from overtime pay requirements, the provision of meal and rest breaks and pay for all working time, payment of wages and tax withholding and the proper classification of individuals as non-employee contractors or consultants; and (G) the Company and each of its Subsidiaries is in compliance with all applicable Law relating to child labor, forced labor and involuntary servitude.

(p) Indebtedness. Neither the Company nor any of its Subsidiaries is, immediately prior to the execution and delivery of this Agreement, or will be, at the time of the Closing after giving effect thereto, in default in the payment of any material indebtedness or in default under any agreement relating to its material indebtedness.

(q) Registration Rights. Except as provided in the Shareholder’s Agreement, the Company has not granted or agreed to grant, and is not under any obligation to provide, any rights to register under the Securities Act any of its presently outstanding securities or any of its securities that may be issued subsequently.

(r) Compliance with Laws. Neither the Company nor any of its Subsidiaries is in violation of any applicable Law, except where such violation would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company as of the date of this Agreement, neither the Company nor any of its Subsidiaries is being investigated with respect to any applicable Law, except for such of the foregoing as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(s) Absence of Changes. Since December 31, 2014, there has not been any action or omission of the Company or any of its Subsidiaries that, if such action or omission occurred between the date of this Agreement and the Closing Date, would violate Section 3.7.

(t) Illegal Payments; FCPA Violations. Since December 31, 2012, none of the Company, any of its Subsidiaries, nor, to the Knowledge of the Company, any director, officer, agent or employee of the Company or any of its Subsidiaries has, except as would not, individually or in the aggregate, reasonably be expected to result in material liability, fine or judgment to the Company and its Subsidiaries, determined on a consolidated basis: (i) paid, caused to be paid, agreed to pay, or offered, directly or indirectly, in connection with the business of the Company, any payment or gift given to any person acting in an official capacity for any Governmental Entity, to any political party or official thereof, or to any candidate for political office (each, a “Government Official”) with the purpose of (w) influencing any act or decision of such Government Official in his official capacity; (x) inducing such Government Official to perform or omit to perform any activity related to his legal duties; (y) securing any improper advantage; or (z) inducing such Government Official to influence or affect any act or decision of any Governmental Authority, in each case, in order to assist the Company or its Affiliates in obtaining or retaining business for or with, or in directing business to, the Company or its Affiliates; (ii) made any illegal contribution to any political party or candidate; or (iii) intentionally established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose. Without limiting any of the foregoing, neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any director,

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officer, agent or employee of the Company or any of its Subsidiaries has taken any action that would violate the U.S. Foreign Corrupt Practices Act of 1977. Further, neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any director, officer, agent or employee of the Company or any of its Subsidiaries has taken any action that would violate the UK Bribery Act 2010 or any other applicable anti-bribery law, nor has paid, caused to be paid, agreed to pay, or offered, directly or indirectly, in connection with the business of the Company, any bribe, kickback, other similar illegal payment or gift, to any supplier or customer, except, in each case, for such violations as would not, individually or in the aggregate, have a Company Material Adverse Effect.

(u) Economic Sanctions. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, the Company is not in contravention of and has not engaged in any conduct sanctionable under U.S. economic sanctions laws, including laws administered and enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, 31 C.F.R. Part V, the Iran Sanctions Act of 1996, the Comprehensive Iran Sanctions, Accountability and Divestment Act of 2010, the Iran Threat Reduction and Syria Human Rights Act of 2012, the Iran Freedom and Counter-Proliferation Act of 2012, and any executive order issued pursuant to any of the foregoing.

(v) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or that to the Knowledge of the Company is reasonably likely to, have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received as of the date of this Agreement any notification that the SEC is contemplating terminating such registration.

(w) No Restriction on Ability to Pay Cash Dividends. The Company is not party to any contract, agreement, arrangement or other understanding, oral or written, express or implied, and is not subject to any provision in its Certificate of Incorporation or Bylaws or other governing documents or resolutions of the Board that, in each case, by its terms restricts, limits, prohibits or prevents the Company from paying dividends in full in cash, redeeming the Series A Preferred Stock in full for cash, repurchasing the Series A Preferred Stock in full for cash, or effecting conversions of the Series A Preferred Stock, in each case in the amounts contemplated by the Series A Certificate.

(x) No Additional Representations. Except for the representations and warranties that the Company makes in Section 2.1, neither the Company nor any other person makes any express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective businesses, operations, assets, liabilities, employees, employee benefit plans, conditions or prospects, and the Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither the Company nor any other person makes or has made any representation or warranty to the Purchaser, or any of its Affiliates or representatives, with respect to

(1) except for the representations and warranties that the Company makes in this Section 2.1, any financial projection, forecast, estimate, budget or prospect information relating to the Company or any of its Subsidiaries or their respective business, or

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(2) except for the representations and warranties that the Company makes in this Section 2.1, any oral or written information presented to the Purchaser or any of its Affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall limit the right of the Purchaser and its Affiliates to rely on the representations, warranties, covenants and agreements expressly set forth in this Agreement or in any certificate delivered pursuant to this Agreement, nor shall anything in this Agreement operate to limit any claim by the Purchaser or any of its Affiliates for fraud.

2.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company, as of the date hereof and as of the Closing Date (except to the extent only made as of a specified date, in which case as of such date), that:

(a) Organization and Authority. The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and where failure to be so qualified would reasonably be expected to materially and adversely affect the Purchaser’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis, and the Purchaser has the corporate or other power and authority and governmental authorizations to own its properties and assets and to carry on its business as it is now being conducted.

(b) Authorization.

(1) The Purchaser has the corporate or other power and authority to enter into this Agreement and to carry out its obligations under this Agreement. The execution, delivery and performance of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the Purchaser, and no further approval or authorization by any of its stockholders, partners, members or other equity owners, as the case may be, is required. This Agreement has been duly and validly executed and delivered by the Purchaser and assuming due authorization, execution and delivery by the Company, is a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

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(2) Neither the Purchaser’s execution, delivery and performance of this Agreement, nor the consummation of the transactions contemplated hereby, nor the Purchaser’s compliance with any of the provisions of this Agreement, shall

(A) violate, conflict with, or result in a breach of any provision of, require any payment to or consent or other action by any person under, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the properties or assets of the Purchaser under any of the terms, conditions or provisions of (i) its governing instruments or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Purchaser is a party or by which it may be bound, or to which the Purchaser or any of the properties or assets of the Purchaser may be subject, or

(B) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any law, statute, ordinance, rule or regulation, permit, concession, grant, franchise or any judgment, ruling, order, writ, injunction or decree applicable to the Purchaser or any of its properties or assets except in the case of clauses (A)(ii) and (B) for such violations, conflicts and breaches as would not reasonably be expected to materially and adversely affect the Purchaser’s ability to perform its respective obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.

(3) Other than under applicable federal securities Laws, the securities or blue sky Laws of the various states, and approval or expiration of applicable waiting periods under the HSR Act and other applicable antitrust Laws, no notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, nor expiration or termination of any statutory waiting period, is necessary for the Purchaser to consummate the transactions that this Agreement contemplates.

(c) Purchase for Investment. The Purchaser acknowledges that the Series A Preferred Stock has not been registered under the Securities Act or under any state securities laws. To the actual knowledge of the Purchaser as of the date of this Agreement, the Purchaser and its Affiliates have complied with all applicable ‘know your customer’ and anti-money laundering rules and regulations related to the funds underlying the Equity Commitment. The Purchaser:

(1) acknowledges that it is acquiring the Series A Preferred Stock pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute any of the Series A Preferred Stock to any person in violation of applicable securities laws,

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(2) shall not sell or otherwise dispose of any of the Series A Preferred Stock, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws,

(3) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Series A Preferred Stock and of making an informed investment decision,

(4) is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act), and

(5) (A) has been furnished with or has had full access to all the information that it considers necessary or appropriate to make an informed investment decision with respect to the Series A Preferred Stock, (B) has had an opportunity to discuss with management of the Company the intended business and financial affairs of the Company and to obtain information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to it or to which it had access and (C) can bear the economic risk of (x) an investment in the Series A Preferred Stock indefinitely and (y) a total loss in respect of such investment. The Purchaser has such knowledge and experience in business and financial matters so as to enable it to understand and evaluate the risks of and form an investment decision with respect to its investment in the Series A Preferred Stock and to protect its own interest in connection with such investment.

(d) General Solicitation. The Purchaser is not purchasing the Series A Preferred Stock as a result of any advertisement, article, notice or other communication regarding the Series A Preferred Stock published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(e) Reliance on Exemptions. The Purchaser understands that the Series A Preferred Stock is being offered and sold to it in reliance on one or more specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of the Purchaser’s representations and warranties set forth in this Agreement to determine the availability of such exemption.

(f) Financial Capability. The Purchaser has received and accepted an executed and binding commitment letter dated May 19, 2015 (the “Equity Commitment Letter”) from Cornell Capital Special Situations Partners II LP (the “Equity Investor”), a true, correct and complete copy of which has been provided to the Company, relating to the commitment of the Equity Investor to provide funds required to consummate the transactions contemplated by this Agreement (the “Equity Commitment”) on the terms contemplated hereby. The Purchaser is not aware of any reason why the funds sufficient to fulfill its obligations under Article I will not be available on the Closing Date upon request from the Equity Investor pursuant to the Equity Commitment Letter. There are no side letters or other agreements, contracts or arrangements relating to the Equity Commitment, including any that could affect the availability of the Equity Commitment, to which the Purchaser is a party.

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(g) Brokers and Finders. Neither the Purchaser nor its Affiliates or any of their respective officers, directors, employees or agents has employed any broker or finder for which the Company shall incur any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees.

ARTICLE III

COVENANTS

3.1 Filings; Other Actions. During the period commencing on the date of this Agreement and terminating on the earlier to occur of (a) the Closing and (b) the termination of this Agreement in accordance with the provisions of this Agreement (the “Pre-Closing Period”), each of the Purchaser, on the one hand, and the Company, on the other hand, shall cooperate and consult with the other and use reasonable best efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and Governmental Entities, and the expiration or termination of any applicable waiting period, necessary or advisable to consummate the transactions that this Agreement contemplates, and to perform the covenants that this Agreement contemplates. Each party shall execute and deliver both before and after the Closing such further certificates, agreements and other documents and take such other actions as the other party may reasonably request to consummate or implement such transactions or to evidence such events or matters. In particular, the Purchaser and the Company shall use all reasonable best efforts to obtain or submit, as the case may be, as promptly as practicable following the date of this Agreement (and in any event within ten (10) business days of the date of this Agreement), the approvals and authorizations of, filings and registrations with, and notifications to, or expiration or termination of any applicable waiting period, under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and any other applicable antitrust Laws, in each case, with respect to the transactions contemplated hereby, including the issuance of Series A Preferred Stock and Common Stock to the Purchaser (including upon conversion of Series A Preferred Stock).

Without limiting the foregoing, to the extent required, the Purchaser and the Company shall prepare and file a Notification and Report Form pursuant to the HSR Act in connection with the transactions that this Agreement contemplates. The Purchaser and the Company shall have the right to review in advance, and to the extent practicable each shall consult with the other, in each case subject to applicable laws relating to the exchange of information, all the information relating to such other party, and any of their respective Affiliates, that appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions that this Agreement contemplates. In exercising the foregoing right, each of the parties to this Agreement agrees to act reasonably and as promptly as practicable. Each party to this Agreement agrees to keep the other party apprised of the status of matters referred to in this Section 3.1. The Purchaser shall promptly furnish the Company, and the Company shall promptly furnish the Purchaser, to the extent that Law permits, with copies of written communications that it or its Subsidiaries receives from any Governmental Entity in respect of the transactions that this Agreement contemplates.

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3.2 Reasonable Best Efforts to Close. During the Pre-Closing Period, the Company and the Purchaser shall use reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary under applicable laws so as to permit consummation of the transactions contemplated hereby as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate reasonably with the other party to this Agreement to that end, including in relation to the satisfaction of the conditions to Closing set forth in Sections 1.3(a), 1.3(b) and 1.3(c) and cooperating in seeking to obtain any consent required from Governmental Entities.

3.3 Corporate Actions.

(a) Authorized Common Stock. At any time that any Series A Preferred Stock is outstanding, the Company shall from time to time take all lawful action within its control to cause the authorized capital stock of the Company to include a sufficient number of authorized but unissued shares of Common Stock to satisfy the conversion requirements of all shares of the Series A Preferred Stock then outstanding (giving effect to any adjustment to the Conversion Rate (as defined in the Series A Certificate) pursuant to the Series A Certificate). All shares of Common Stock delivered upon conversion of the Series A Preferred Stock shall be newly issued shares or shares that the Company held in treasury, shall have been duly authorized and validly issued and shall be fully paid and nonassessable, and free and clear of any Liens (other than restrictions arising under applicable securities Laws and restrictions set forth in the Shareholder’s Agreement).

(b) Certificate. Prior to the Closing, the Company shall file in the office of the Secretary of State of the State of Delaware the Series A Certificate in the form of Exhibit A, with such changes to such Series A Certificate as the parties may reasonably agree.

(c) Certain Adjustments. If any occurrence since the date of this Agreement until the Closing would have resulted in an adjustment to the Conversion Rate (as defined in the Series A Certificate) pursuant to Section 9 of the Series A Certificate if the Series A Preferred Stock had been issued and outstanding since the date of this Agreement, the Company shall adjust the Conversion Rate, effective as of the Closing, in the same manner as Section 9 of the Series A Certificate would have required if the Series A Preferred Stock had been issued and outstanding since the date of this Agreement.

3.4 Confidentiality. (a) Each party to this Agreement shall hold, and shall cause its respective Affiliates and their respective directors, managers, officers, employees, agents, consultants and advisors to hold, in strict confidence, unless disclosure to a regulatory authority is necessary in connection with any necessary regulatory approval, examination or inspection or unless disclosure is required by judicial or administrative process or by other requirement of law or the applicable requirements of any regulatory agency or relevant stock exchange (in which case, other than in connection with a disclosure in connection with a routine audit or examination by, or document request from, a regulatory or self-regulatory authority, bank examiner or auditor, the party disclosing such information shall provide the other party with prior written

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notice of such permitted disclosure), all non-public records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) concerning the other party to this Agreement furnished to it by or on behalf of such other party or its representatives pursuant to this Agreement (except to the extent that such information can be shown to have been:

(1) previously known by such party from other sources, provided that such source was not known, after reasonable inquiry and investigation, by such party to be bound by a contractual, legal or fiduciary obligation of confidentiality to the other party with respect to such information;

(2) in the public domain through no violation of this Section 3.4 by such party or

(3) later lawfully acquired from other sources by the party to which it was furnished), and neither party to this Agreement shall release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, financing sources and other consultants and advisors).

(b) Upon the Closing, Section 5.05 of the Shareholder’s Agreement shall supersede this Section 3.4 as this Section 3.4 applies to the Purchaser.

3.5 NYSE Listing of Shares. To the extent it has not already done so, the Company shall promptly apply to cause any shares of Common Stock that could potentially be issued upon the conversion of the Series A Preferred Stock to be approved for listing on the New York Stock Exchange, subject to official notice of issuance.

3.6 State Securities Laws. During the Pre-Closing Period, the Company shall use its reasonable best efforts to (a) obtain all necessary permits and qualifications, if any, or secure an exemption therefrom, required by any state or country prior to the offer and sale of Common Stock or Series A Preferred Stock and (b) cause such authorization, approval, permit or qualification to be effective as of the Closing and as of any conversion of Series A Preferred Stock.

3.7 Negative Covenants. During the Pre-Closing Period, the Company and its Subsidiaries shall use their reasonable best efforts to operate their businesses in the ordinary course, and, without the prior written consent of the Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed), shall not:

(a) declare, or make payment in respect of, any dividend or other distribution upon any shares of capital stock of the Company;

(b) redeem, repurchase or acquire any capital stock of the Company or any of its Subsidiaries, other than repurchases of capital stock from employees, officers or directors of the Company or any of its Subsidiaries in the ordinary course of business pursuant to any of the Company’s agreements or plans in effect as of the date of this Agreement;

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(c) amend the Certificate of Incorporation or Bylaws in a manner that would affect the Purchaser in an adverse manner either as a holder of Series A Preferred Stock or with respect to the rights of the Purchaser under this Agreement or the Shareholder’s Agreement; or

(d) authorize, issue or reclassify any capital stock, or securities exercisable for, exchangeable for or convertible into capital stock, of the Company other than (i) the authorization and issuance of the Series A Preferred Stock and (ii) issuances of capital stock, or securities exercisable for, exchangeable for or convertible into capital stock, of the Company to employees, officers and directors of the Company or any of its Subsidiaries in the ordinary course of business pursuant to a Company Equity Plan as in effect as of the date hereof, provided that, notwithstanding any other provision in this Agreement, any consent of the Purchaser pursuant to Section 3.7(b) with respect to repurchases under the Company’s repurchase program, as in effect on the date of this Agreement or adopted hereafter, may be given through electronic submission, including by email.

3.8 Use of Proceeds. Except as otherwise agreed by the Purchaser, the Company shall use the proceeds from the Purchase Price to:

(a) repay amounts outstanding under the term loan issued pursuant to the Term Loan Credit Agreement, dated as of November 9, 2012, among McJunkin Red Man Corporation, as borrower, the Company, as guarantor, Bank of America, N.A., as administrative agent, and certain other parties, as amended, and the Second Amended and Restated Loan, Security and Guarantee Agreement, dated as of July 18, 2014, by and among McJunkin Red Man Corporation, as the borrower, the Company and certain subsidiaries of the Company parties thereto, as guarantors, Bank of America, N.A., as administrative agent and lender, and other lenders from time to time parties thereto; and

(b) pay the costs and expenses related to the transactions contemplated by this Agreement.

ARTICLE IV

TAX MATTERS

4.1 Withholding. (a) The Company and its paying agent shall be entitled to withhold taxes on all payments on or with respect to the Series A Preferred Stock or Common Stock or other securities issued upon conversion of the Series A Preferred Stock to the extent that law requires. Prior to the date of any such payment, the Purchaser shall, and shall cause any of its Affiliates to which it (or any other transferee) has transferred Series A Preferred Stock, Common Stock or any other security, to deliver to the Company and, if applicable, to its paying agent a duly executed, valid, accurate and properly completed Internal Revenue Service Form W-9 or an appropriate, duly executed, valid, accurate and properly completed Internal Revenue Service Form W-8 (including any supporting documentation), as applicable.

(b) Absent a change in law or Internal Revenue Service practice, or a contrary determination (as defined in Section 1313(a) of the Code), the Purchaser and the Company agree not to treat the Series A Preferred Stock (based on their terms as set forth in the Series A

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Certificate) as “preferred stock” within the meaning of Section 305 of the Code, and Treasury Regulation Section 1.305-5 for United States federal income tax and withholding tax purposes and shall not take any position inconsistent with such treatment.

(c) The Purchaser and the Company agree to cooperate with each other in connection with any redemption of part of the shares of Series A Preferred Stock and to use good faith efforts to structure such redemption so that such redemption may be treated as a sale or exchange pursuant to Section 302 of the Code so long as such structuring does not materially disadvantage the Company as compared with a redemption of part of the shares of Series A Preferred Stock; provided that nothing in this Section 4.1(c) shall require the Company to purchase any shares of Series A Preferred Stock; provided further that the Company makes no representation or warranty hereunder regarding the tax treatment of any redemption of Series A Preferred Stock, and provided further that, for the avoidance of doubt, the Company shall have no additional liability pursuant to this Section 4.1 solely as a result of its inability, after exercising good faith efforts and otherwise complying with this Section 4.1, to structure such redemption in a manner that results in treatment as a sale or exchange pursuant to Section 302 of the Code.

4.2 Transfer Taxes. The Company shall pay any and all documentary, stamp and similar issue or transfer tax due on (x) the issue of the Series A Preferred Stock and (y) the issue of shares of Common Stock upon conversion of the Series A Preferred Stock. However, in the case of conversion of Series A Preferred Stock, the Company shall not be required to pay any tax or duty that may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock or Series A Preferred Stock in a name other than that of the holder of the shares to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

ARTICLE V

INDEMNITY

5.1 Indemnification by the Company. The Company agrees to indemnify the Purchaser and its Affiliates and its and their respective officers, directors, managers, partners, employees and agents (collectively, “Purchaser Related Parties”) from, and hold each of them harmless against, any and all losses (including losses arising from the diminution in value of the Company as a result of such indemnification by the Company), damages, actions, suits, proceedings (including any investigations, litigation or inquiries), demands and causes of action (“Losses”), and, in connection with any Losses, and promptly upon demand, pay or reimburse each of them for all reasonable costs, losses, liabilities, damages or expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them), whether or not involving a Third Party Claim, incurred by or asserted against such Purchaser Related Parties, as a result of or arising out of:

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(a) any cause of action, suit, proceeding or other claim (including for these purposes a derivative action brought on behalf of the Company) instituted against the Company, the Board of Directors or any Purchaser Related Party in any capacity (including in such Purchaser Related Party’s capacity as a director of the Company) by any person with respect to or arising out of the negotiation, authorization, approval, execution, delivery, performance or enforcement of any of the transactions contemplated by the Transaction Documents (and any public disclosure related to any of the foregoing), including any such claim alleging a breach of fiduciary duty of the Board of Directors or any current or former member thereof (except to the extent the Losses arising out of such claim result from a breach of the Purchaser’s representations, warranties or covenants under the Transaction Documents or such cause of action, suit or other claim is initiated by the Purchaser or any of its Affiliates, officers, employees or limited partners (other than to enforce the indemnification obligations under this Section 5.1 or is brought by way of defense or counterclaim)). To the extent that the undertaking by the Company referred to in the foregoing Section 5.1(a) may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of the Losses referred to in such clause which is permissible under applicable Law;

(b) the failure of the representations or warranties that the Company made contained in Section 2.1(a), 2.1(b), 2.1(c)(1), 2.1(e), 2.1(f)(1), 2.1(f)(4) to be true and correct; or

(c) the breach of any of the covenants of the Company contained in this Agreement;

provided that in the case of the immediately preceding clause (b), such claim for indemnification relating to a breach of any representation or warranty is made prior to the expiration of such representation or warranty as set forth in Section 5.5; provided, further, that for purposes of determining when an indemnification claim has been made, the date upon which a Purchaser Related Party shall have given written notice (stating in reasonable detail the basis of the claim for indemnification) to the Company shall constitute the date upon which such claim has been made; provided, further, for the purposes of calculating the amount of Losses and for determining whether a breach of any representation or warranty has occurred for purposes of this Section 5.1, all materiality and Company Material Adverse Effect qualifiers contained in Sections 2.1(a) (other than the first materiality qualifier in Section 2.1(a)(2)), 2.1(b), 2.1(c)(1), and 2.1(e) shall be disregarded therefrom.

5.2 Indemnification by the Purchaser. The Purchaser agrees to indemnify the Company and its officers, directors, managers, employees, and agents (collectively, “Company Related Parties”) from, and hold each of them harmless against, any and all Losses, and, in connection with any Losses, and promptly upon demand, pay or reimburse each of them for all reasonable costs, losses, liabilities, damages or expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them), whether or not involving a Third Party Claim, incurred by or asserted against such Company Related Parties as a result of or arising out of:

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(a) the failure of any of the representations or warranties that the Purchaser made contained in this Agreement to be true and correct; or

(b) the breach of any of the covenants of the Purchaser contained in this Agreement;

provided that in the case of the immediately preceding clause (a), such claim for indemnification relating to a breach of any representation or warranty is made prior to the expiration of such representation or warranty as set forth in Section 5.5; provided, further, that for purposes of determining when an indemnification claim has been made, the date upon which a Company Related Party shall have given written notice (stating in reasonable detail the basis of the claim for indemnification) to the Purchaser shall constitute the date upon which such claim has been made.

5.3 Indemnification Procedure.

(a) A claim for indemnification for any matter not involving a Third Party Claim may be asserted by written notice to the party from whom indemnification is sought; provided, that failure to so notify the indemnifying party shall not preclude the indemnified party from any indemnification that it may claim in accordance with this Article V, except as otherwise provided in Sections 5.1 and 5.2.

(b) Promptly after any Company Related Party or Purchaser Related Party (as used in this Article V, the “Indemnified Party”) has received notice of any indemnifiable claim under this Agreement, or a third person commences any action, suit or proceeding, that the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement (each, a “Third Party Claim”), the Indemnified Party shall give the indemnitor under this Agreement (the “Indemnifying Party”) written notice of such Third Party Claim but failure or delay to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability it may have to such Indemnified Party under this Agreement except to the extent that the Indemnifying Party is materially prejudiced by such failure or delay. Such notice shall state the nature and the basis of such Third Party Claim to the extent then known. The Indemnifying Party shall have the right to assume and control the defense of, and settle, at its own expense and by its own counsel, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith.

If the Indemnifying Party undertakes to assume and control the defense or settle such Third Party Claim, it shall promptly, and in no event later than ten (10) business days after notice of such claim, notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense of such Third Party Claim or the settlement of such Third Party Claim. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information that the Indemnifying Party reasonably requests and that is in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses that the Indemnified Party incurs in connection with any defense or settlement of such asserted liability; provided, that the Indemnified Party shall be entitled:

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(1) at its own expense, to participate in the defense of such asserted liability and any negotiations of the settlement of such asserted liability; and

(2) if (A) the Indemnifying Party has, within ten (10) business days after receipt of notice of such Third Party Claim, failed to (x) assume the defense or settlement of such Third Party Claim and (y) notify the Indemnified Party of such assumption, or (B) the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then, in each case, the Indemnified Party shall have the right to select a separate counsel and, upon prompt notice to the Indemnifying Party, to assume such settlement or legal defense and otherwise to participate in the defense of such action, with the Indemnifying Party to reimburse expenses and fees of such separate counsel and other expenses related to such participation as incurred.

Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement of such indemnified claim imposes no liability or obligation on, and includes a complete release from liability of, and does not contain any admission of wrongdoing by, the Indemnified Party. In addition, without the prior written consent of the Purchaser, in its sole discretion, the Company shall not effect any settlement of any pending or threatened Third Party Claim in respect of which any Purchaser Related Party is or could have been a party and indemnity could have been sought hereunder by such Purchaser Related Party, unless such settlement imposes no liability or obligation on, and includes a complete release from liability of, and does not contain any admission of wrongdoing by, such Purchaser Related Party.

(c) Sections 5.1(a) and 5.3, which shall survive the Closing and shall continue indefinitely, are intended to benefit all Purchaser Related Parties (and their respective heirs, successors and assigns), each of whom may enforce the provisions of Sections 5.1(a) and 5.3 (whether or not they are a party to this Agreement).

5.4 Tax Matters. All indemnification payments under this Article V shall be treated as adjustments to the Purchase Price for tax purposes, except as applicable Law otherwise requires.

5.5 Survival. The representations and warranties of the parties contained in this Agreement shall survive for twelve months following the Closing, except that (x) the representations and warranties of the Company contained in Sections 2.1(a), 2.1(b), 2.1(c)(1) and 2.1(e) shall survive indefinitely and (y) the representations and warranties of the Purchaser contained in Sections 2.2(a) and 2.2(b)(1) shall survive indefinitely. All of the covenants or other agreements of the parties contained in this Agreement shall survive until fully performed or fulfilled, unless and to the extent that the party entitled to such performance waives the non-compliance with such covenants or agreements.

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5.6 Limitation on Damages. Notwithstanding any other provision of this Agreement, except in the case of fraud, neither party to this Agreement shall have any liability to the other party in excess of the Purchase Price, and neither party shall be liable for any exemplary or punitive damages or any other damages to the extent not reasonably foreseeable arising out of or in connection with this Agreement or the transactions contemplated hereby (in each case, unless any such damages are awarded pursuant to a Third Party Claim).

ARTICLE VI

MISCELLANEOUS

6.1 Expenses. Each of the parties shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated pursuant to this Agreement; provided that, the Company shall, upon the earlier to occur of (a) the Closing and (b) the second business day following the termination of this Agreement pursuant to Section 6.15 (other than any such termination pursuant to Section 6.15(c)), reimburse the Purchaser for (x) its reasonable, documented out-of-pocket legal costs and expenses and (y) the third party consultancy costs and expenses set forth on Schedule 6.1, in each case incurred in connection with the transactions that this Agreement contemplates.

6.2 Amendment; Waiver. No amendment or waiver of any provision of this Agreement shall be effective with respect to any party unless made in writing and signed by an officer or a duly authorized representative of such party. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver of any such right, power or privilege nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. The conditions to each party’s obligation to consummate the Closing are for the sole benefit of such party and such party may waive such condition in whole or in part to the extent applicable law permits. No waiver by any party to this Agreement shall be effective unless it is in a writing signed by a duly authorized representative of the waiving party that makes express reference to the provision or provisions subject to such waiver. The rights and remedies provided in this Agreement shall be cumulative and not exclusive of any rights or remedies provided by law.

6.3 Counterparts; Electronic Transmission. For the convenience of the parties to this Agreement, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile or other means of electronic transmission and such facsimiles or other means of electronic transmission shall be deemed as sufficient as if actual signature pages had been delivered.

6.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws rules of such state. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the Delaware Court of Chancery, or if such court lacks subject matter jurisdiction, any federal court located in the State of Delaware, for any actions, suits or

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proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. The parties hereby irrevocably and unconditionally consent to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such action, suit or proceeding and irrevocably waive, to the fullest extent that Law permits, any objection that they may now or hereafter have to the laying of the venue of any such action, suit or proceeding in any such court or that any such action, suit or proceeding that is brought in any such court has been brought in an inconvenient forum. Process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 6.6 shall be deemed effective service of process on such party.

6.5 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.6 Notices. Any notice, request, instruction or other document to be given under this Agreement by any party to the other shall be in writing and shall be deemed to have been duly given (a) on the date of delivery if delivered personally or by email, telecopy or facsimile, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices under this Agreement shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(1)	If to the Company:

MRC Global Inc. 909 Fannin Street, Suite 3100 Houston, Texas
	Attn:	General Counsel
	Email:	dan.churay@mrcglobal.com

with a copy to (which copy alone shall not constitute notice):

Kirkland & Ellis LLP 600 Travis Street, Suite 3300 Houston, Texas 77002
	Attn:	Andrew T. Calder Rhett A. Van Syoc
	Email:	andrew.calder@kirkland.com rhett.vansyoc@kirkland.com

(2)	If to the Purchaser:

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Mario Investments LLC c/o Cornell Capital LLC 116 East 80th Street New York, New York 10075
Attn:	Henry Cornell
Email:	henry@cornellcapllc.com

with a copy to (which copy alone shall not constitute notice):

Davis Polk & Wardwell LLP 450 Lexington Ave New York, New York 10017
Attn:	Richard A. Drucker William J. Chudd
Email:	richard.drucker@davispolk.com william.chudd@davispolk.com

6.7 Entire Agreement. This Agreement (including the Exhibits to this Agreement) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter of this Agreement.

6.8 Assignment. No party shall assign this Agreement, nor any of the rights, interests or obligations under this Agreement (whether by operation of Law or otherwise) without the prior written consent of the other party, except that following the Closing the Purchaser may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to one or more persons who become holders of the Series A Preferred Stock; provided that no such transfer or assignment shall relieve the Purchaser of its obligations hereunder or enlarge, alter or change any obligation of any other party hereto or due to the Purchaser.

6.9 Interpretation; Other Definitions. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. All article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex, letter and schedule references not attributed to a particular document shall be references to such exhibits, annexes, letters and schedules to this Agreement. In addition, the following terms are ascribed the following meanings:

(a) the word “or” is not exclusive;

(b) the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”;

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(c) the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision;

(d) the term “business day” means any day except Saturday, Sunday and any day that is a legal holiday or a day on which Law or other governmental action generally authorizes or requires banking institutions in the State of New York or the State of Texas to close;

(e) the term “person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act;

(f) “Sections” or “Exhibits” mean the sections or exhibits to this Agreement; and

(g) the “parties” mean the parties to this Agreement.

(h) “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person; provided that (i) no securityholder of the Company shall be deemed an Affiliate of any other securityholder solely by reason of any investment in the Company, (ii) no portfolio company in which the Purchaser or any of its Affiliates have an investment shall be deemed an Affiliate of the Purchaser or any of its Affiliates and (iii) the Company, its Subsidiaries and any of the Company’s other controlled Affiliates shall not be deemed an Affiliate of the Purchaser. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such person, whether through the ownership of voting securities, by contract or otherwise.

(i) “Company Equity Plan” means the MCJ Holding Corporation 2007 Stock Option Plan, the MCJ Holding Corporation 2007 Restricted Stock Plan and the MRC Global Inc. 2011 Omnibus Incentive Plan, in each case as amended from time to time.

(j) “Company Material Adverse Effect” means, with respect to the Company, any Effect, individually or taken together with all other Effects that have occurred prior to the date of determination of the occurrence of the Company Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole; provided, that in no event shall any of the following in this Section 6.9(j), alone or in combination, be deemed to constitute, or be taken into account in determining whether a Company Material Adverse Effect has occurred:

(1) any change in the price or trading volume of the equity, equity-related or debt securities of the Company or any of its Subsidiaries on the New York Stock Exchange or any other exchange market;

(2) the Company’s failure to meet internal or analyst revenue, earnings or other financial projections, estimates or expectations for any period;

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(3) any Effect that results from developments or changes affecting (A) the industry in which the Company operates, (B) the oil and gas exploration, development or production industry or industries (including changes in oil, gas or other commodity prices), (C) the general economy in the United States or in any geographic area in which the Company or its Subsidiaries operate, (D) general worldwide economic or capital market conditions, or (E) financial and securities markets and credit markets in the United States or elsewhere in the world;

(4) any Effect caused by the negotiation, announcement, pendency or consummation of the transactions that this Agreement contemplates, or the identity of the Purchaser or any of its Affiliates or limited partners as the direct or indirect purchaser or purchasers in connection with the transactions that this Agreement contemplates, including any adverse change in customer, distributor, supplier or similar relationships resulting therefrom (provided that the exception in this clause (4) shall not apply to the representations and warranties set forth in Section 2.1(c)(2), including for purposes of Section 1.3(b)(1));

(5) political conditions, acts of war (whether or not declared), armed hostilities, terrorism or natural disasters;

(6) the performance of this Agreement and the transactions contemplated hereby, including compliance with the covenants set forth in this Agreement and the other Transaction Documents, or any action that the Company takes or omits to take, as the case may be, at the request or with the prior written consent of the Purchaser;

(7) changes in GAAP or other accounting standards (or any interpretation of GAAP or such other accounting standards); or

(8) changes in any Laws or other binding directives issued by any Governmental Entity or interpretations or enforcement of such Laws or other binding directives;

provided, that (x) the exceptions in clause (1) and (2) shall not prevent or otherwise affect a determination that any Effect underlying such change or failure has resulted in, or contributed to, a Company Material Adverse Effect and (y) with respect to clauses (3), (5), (7) and (8), such Effects may be deemed to constitute, or be taken into account in determining whether a Company Material Adverse Effect has occurred, but only to the extent such Effects disproportionately affect the Company and its Subsidiaries, taken as a whole, relative to other companies operating in the same industry as the Company and its Subsidiaries.

(k) “Effect” means any change, event, effect, development or circumstance.

(l) “Environmental Law” means any Laws regulating, relating to or imposing standards of conduct concerning protection of the environment or of human health and safety.

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(m) “Equity Securities” means the equity securities of the Company, including shares of Common Stock and Series A Preferred Stock.

(n) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules, regulations, rulings and interpretations that the Internal Revenue Service or the Department of Labor has adopted under the Employee Retirement Income Security Act of 1974, as amended.

(o) “Governmental Entity” means any court, administrative or regulatory agency or commission or other governmental or arbitral body or authority or instrumentality, in each case whether federal, state, local or foreign, and any applicable industry self-regulatory organization.

(p) “Intellectual Property” means all worldwide intellectual and industrial property rights, including patents, utility models, trademarks, service marks, trade names, corporate names, trade dress, domain names, and other source indicators (and all goodwill relating thereto), copyrights and copyrighted works, inventions, know-how, trade secrets, methods, processes, formulae, technical or proprietary information, and technology and all registrations, applications, renewals, re-examinations, re-issues, divisions, continuations, continuations-in part and foreign counterparts thereof.

(q) “Knowledge of the Company” means the actual knowledge after reasonable inquiry of one or more of Andrew R. Lane, James E. Braun, Daniel J. Churay and Elton Bond.

(r) “Law” means any applicable federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, order, edict, decree, rule, regulation, ruling or other legally binding requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.

(s) “Lien” means any mortgage, pledge, security interest, encumbrance, lien, charge or other restriction of any kind, whether based on common law, statute or contract.

(t) “Materials of Environmental Concern” means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other substances that are regulated pursuant to or could give rise to liability under any Environmental Law.

(u) “Plan” means any employee pension benefit plan (as defined in Section 3(2)(A) of ERISA) subject to Title IV of ERISA and maintained for employees of the Company or of any member of a “controlled group,” as such term is defined in Section 4001(a)(14) of ERISA, of which the Company or any of its Subsidiaries is a part, or any such employee pension benefit plan to which the Company or any of its Subsidiaries is required to contribute on behalf of its employees, and any other employee benefit plan (as defined in Section 3(3) of ERISA), whether or not subject to ERISA, or any compensation plan, policy, program, agreement or arrangement, including any employment, change in control, bonus,

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equity-based compensation, retention or other similar agreement, that the Company or any of its Subsidiaries, maintains, sponsors, is a party to, or as to which the Company or any of its Subsidiaries otherwise has any material obligation or material liability.

(v) “Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible (including intellectual property rights).

(w) “Purchase Price” means the purchase price payable by the Purchaser to the Company for the issuance of the shares of Series A Preferred Stock, which shall be an amount equal to $1,000 multiplied by the number of shares of Series A Preferred Stock issued under this Agreement.

(x) “Shareholder’s Agreement” means that certain Shareholder’s Agreement in the form of Exhibit B.

(y) “Tax Return” means any return, declaration, report, statement or other document filed or required to be filed in respect of Taxes (including any attached schedules), including any information return, claim for refund, amended return and declaration of estimated Tax.

(z) “Taxes” means all United States federal, state, local or foreign taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, real and personal property, profits, estimated, severance, occupation, production, capital gains, capital stock, goods and services, environmental, employment, withholding, stamp, value added, alternative or add-on minimum, sales, transfer, use, license, payroll and franchise taxes or any other tax, custom, duty or governmental fee, or other like assessment or charge of any kind whatsoever, that the United States, or any state, county, local or foreign government or subdivision or agency thereof imposes, and such term shall include any interest, penalties, fines, related liabilities or additions to tax attributable to such taxes, charges, fees, levies or other assessments.

(aa) “Transaction Documents” means this Agreement, the Series A Certificate and the Shareholder’s Agreement.

6.10 Captions. The article, section, paragraph and clause captions in this Agreement are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement.

6.11 Severability. If any provision of this Agreement or the application of any such provision to any person (including the officers and directors of the parties to this Agreement) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions of this Agreement, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

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6.12 No Third Party Beneficiaries. Except as set forth in Section 5.3(c), nothing contained in this Agreement, expressed or implied, is intended to confer upon any person other than the parties to this Agreement (and their permitted assigns), any benefit, right or remedies.

6.13 Public Announcements. Each of the parties to this Agreement shall cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to the announcement of the transactions that this Agreement contemplates, and neither the Company nor the Purchaser shall make any such news release or public disclosure without first consulting with the other party, and, in each case, also receiving the other party’s consent (which shall not be unreasonably withheld or delayed) and each party shall coordinate with the party whose consent is required with respect to any such news release or public disclosure; provided that, in the event of a disclosure obligation imposed by law or regulation or the rules of any stock exchange upon which a party’s securities are listed, such party may issue such disclosure but, to the extent possible, only following consultation with the other party.

6.14 Specific Performance. The parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, without the necessity of posting bond or other undertaking, prior to the termination of this Agreement in accordance with Section 6.15, the parties shall be entitled to specific performance of the terms of this Agreement, this being in addition to any other remedies to which they are entitled at law or equity, and if any action or suit is brought in equity to enforce the provisions of this Agreement, then no party shall allege, and each party hereby waives, the defense or counterclaim that there is an adequate remedy at law. Notwithstanding anything in this Section 6.14 to the contrary, it is acknowledged and agreed that, prior to any termination of this Agreement, the Company shall be entitled to obtain specific performance to cause the Purchaser to, or to directly, cause the Equity Commitment to be funded and to fund the Purchase Price and to consummate the Closing only if: (i) all of the conditions to the Purchaser’s obligations to consummate the transactions as set forth in Sections 1.3(a) and 1.3(b) of this Agreement have been satisfied (or waived by the Purchaser) (other than those conditions that, by their nature, are to be satisfied by actions taken at the Closing (but subject to their satisfaction (or waiver by the Purchaser) at the Closing) or the failure of which to be satisfied is caused by a material breach by the Purchaser of its representations, warranties, covenants or agreements contained in this Agreement) and (ii) the Company has confirmed in an irrevocable written notice to the Purchaser that if specific performance is granted, it will take such actions that are within its control to cause the Closing to occur, including waiving any unsatisfied conditions in Section 1.3(c) of this Agreement.

6.15 Termination. Prior to the Closing, this Agreement may only be terminated:

(a) by mutual written agreement of the Company and the Purchaser;

(b) by the Company or the Purchaser, upon written notice to the other party given at any time on or after the day that is ninety days after the date of this Agreement; provided, however that the right to terminate this Agreement pursuant to this Section 6.15(b) shall not be available to any party whose failure to fulfill any obligations under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

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(c) by notice given by the Company to the Purchaser, if there have been one or more inaccuracies in or breaches of one or more representations, warranties, covenants or agreements made by the Purchaser in this Agreement such that the conditions in Section 1.3(c)(1) or (2) would not be satisfied and which have not been cured by the Purchaser thirty days after receipt by the Purchaser of written notice from the Company requesting such inaccuracies or breaches to be cured; or

(d) by notice given by the Purchaser to the Company, if there have been one or more inaccuracies in or breaches of one or more representations, warranties, covenants or agreements made by the Company in this Agreement such that the conditions in Section 1.3(b)(1) or (2) would not be satisfied and which have not been cured by the Company within thirty days after receipt by the Company of written notice from the Purchaser requesting such inaccuracies or breaches to be cured.

6.16 Effects of Termination. In the event of any termination of this Agreement in accordance with Section 6.15, neither party (nor any of its Affiliates) shall have any liability or obligation to the other party (or any of its Affiliates) under or in respect of this Agreement, except to the extent of (a) any liability arising from any breach by such party of its obligations of this Agreement arising prior to such termination (and the provisions of Article V shall survive with respect to any such breaches) and (b) any fraud or intentional or willful breach of this Agreement. In the event of any such termination, this Agreement shall become void and have no effect, and (if such termination is prior to the Closing) the transactions contemplated hereby shall be abandoned without further action by the parties to this Agreement, in each case, except (x) as set forth in the preceding sentence and (y) that the provisions of Sections 3.4 (Confidentiality), 5.1(a) (Indemnification by the Company), 5.3 (Indemnification Procedures) and 6.1 to 6.14 (Expenses; Amendment, Waiver; Counterparts; Governing Law; Waiver of Jury Trial; Notices; Entire Agreement, Assignment; Interpretation; Other Definitions; Captions; Severability; No Third Party Beneficiaries; Public Announcements; and Specific Performance), this Section 6.16 (Effects of Termination) and Section 6.17 (Non-Recourse) shall survive the termination of this Agreement.

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6.17 Non-Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto, and no former, current or future equityholders, controlling persons, directors, officers, employees, agents or Affiliates of any party hereto or any former, current or future equityholder, controlling person, director, officer, employee, general or limited partner, member, manager, advisor, agent or Affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith, other than as expressly set forth in the Equity Commitment Letter. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party, other than as expressly set forth in the Equity Commitment Letter.

[Signature page follows]

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized representatives of the parties to this Agreement as of the date first written above in this Agreement.

COMPANY:

MRC GLOBAL INC.

By:	/s/ Andrew R. Lane
	Name:	Andrew R. Lane
	Title:	President & CEO

PURCHASER:

MARIO INVESTMENTS LLC

By:	/s/ Henry Cornell
	Name:	Henry Cornell
	Title:	Authorized Signatory

[Signature Page to Purchase Agreement]

EXHIBIT A

FORM OF SERIES A CONVERTIBLE PERPETUAL PREFERRED STOCK

CERTIFICATE OF DESIGNATIONS

See attached.

CERTIFICATE OF DESIGNATIONS,

PREFERENCES, RIGHTS AND LIMITATIONS

OF

6.50% SERIES A CONVERTIBLE PERPETUAL PREFERRED STOCK

OF

MRC GLOBAL INC.

Pursuant to Section 151 of the General Corporation Law of the State of Delaware

MRC GLOBAL INC., a Delaware corporation (the “Company”), certifies that pursuant to the authority contained in Section 4.2 of its Amended and Restated Certificate of Incorporation, as amended (the “Amended and Restated Certificate of Incorporation”), and in accordance with the provisions of Section 141 and Section 151 of the General Corporation Law of the State of Delaware (the “DGCL”), the Board of Directors of the Company has adopted the following resolution on [            ], 2015, creating a series of preferred stock, par value $0.01 per share, of the Company designated as 6.50% Series A Convertible Perpetual Preferred Stock, which resolution remains in full force and effect on the date hereof:

RESOLVED, that a series of preferred stock, par value $0.01 per share, of the Company be, and hereby is, created, and that the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof are as follows:

1. Designation and Amount; Ranking.

(a) There shall be created from the 100,000,000 shares of preferred stock, par value $0.01 per share, of the Company authorized to be issued pursuant to the Amended and Restated Certificate of Incorporation, a series of preferred stock, designated as “6.50% Series A Convertible Perpetual Preferred Stock” par value $0.01 per share (the “Preferred Stock”), and the authorized number of shares of Preferred Stock shall be [            ]. Shares of Preferred Stock that are purchased or otherwise acquired by the Company, or that are converted into shares of Common Stock, shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock.

(b) The Preferred Stock, with respect to dividend rights and rights upon the liquidation, winding-up or dissolution of the Company, ranks: (i) senior to all Junior Stock; (ii) on a parity with all Parity Stock; and (iii) junior to all Senior Stock, in each case as provided more fully herein.

2. Definitions. As used herein, the following terms shall have the following meanings:

(a) “Accumulated Dividends” shall mean, with respect to any share of Preferred Stock, as of any date, the aggregate accumulated and unpaid dividends on such share from the Issue Date until such date. There shall be no Accumulated Dividends with respect to any share of Preferred Stock prior to the Issue Date.

(b) “Additional Conversion Amount” shall have the meaning specified in Section 11.

(c) “Affiliate” shall have the meaning ascribed to it, on the date hereof, under Rule 144 of the Securities Act.

(d) “Amended and Restated Certificate of Incorporation” shall have the meaning specified in the first paragraph of this Certificate of Designations.

(e) “Board of Directors” shall mean the Board of Directors of the Company or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

(f) “Business Day” shall mean any day other than a Saturday, Sunday or other day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

(g) “Capital Stock” shall mean, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity (excluding, for the avoidance of doubt, any convertible or exchangeable debt securities, which, prior to conversion or exchange rank senior in right of payment to the Preferred Stock).

(h) “close of business” shall mean 5:00 p.m. (New York City time).

(i) “Closing Sale Price” of the Common Stock on any date shall mean the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions for the principal United States national or regional securities exchange on which the Common Stock is traded or, if the Common Stock is not listed for trading on a United States national or regional securities exchange on the relevant date, the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date, as reported by OTC Markets Group Inc. or a similar organization. In the absence of such a quotation, the Closing Sale Price shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

(j) “Common Stock” shall mean the common stock, par value $0.01 per share, of the Company, subject to Section 9(g).

(k) “Common Equity” of any Person shall mean Capital Stock of such Person that is generally entitled (i) to vote in the election of directors of such Person or (ii) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

(l) “Company” shall have the meaning specified in the first paragraph of this Certificate of Designations.

(m) “Conversion Date” shall have the meaning specified in Section 9(b).

(n) “Conversion Price” shall mean, at any time, $1,000 divided by the Conversion Rate in effect at such time.

(o) “Conversion Rate” shall mean, initially, 55.9284 fully paid and nonassessable shares of Common Stock per share of Preferred Stock, subject to adjustment as provided in Section 9.

(p) “Daily VWAP” for any Trading Day shall mean the per share volume-weighted average prices of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “MRC <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable on any such Trading Day, the Closing Sale Price shall be used for such Trading Day). The per share volume-weighted average price on such Trading Day shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

(q) “DGCL” shall have the meaning specified in the first paragraph of this Certificate of Designations.

(r) “Distributed Property” shall have the meaning specified in Section 9(d)(iii).

(s) “Dividend Payment Date” shall mean February 15, May 15, August 15 and November 15 of each year, commencing on August 15, 2015.

(t) “Dividend Period” shall mean the period from, and including, each Dividend Payment Date to, but excluding, the next succeeding Dividend Payment Date, except for the initial “Dividend Period,” which shall be the period from, and including, the Issue Date to, but excluding, August 15, 2015.

(u) “Dividend Rate” shall mean the rate per annum of 6.50% per share of Preferred Stock on the Liquidation Preference.

(v) “Dividend Record Date” shall mean, with respect to any Dividend Payment Date, the February 1, May 1, August 1 or November 1, as the case may be, immediately preceding such Dividend Payment Date.

(w) “DTC” or “Depository” shall mean The Depository Trust Company, or any successor depository.

(x) “Effective Date” shall mean the date on which a Fundamental Change event occurs or becomes effective, except that, as used in Section 9(d), Effective Date shall mean the first date on which the shares of the Common Stock trade on the applicable exchange or market, regular way, reflecting the relevant share split or share combination, as applicable.

(y) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(z) “Ex-Date,” when used with respect to any issuance, dividend or distribution on the Common Stock, shall mean the first date on which the Common Stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution from the Company or, if applicable, from the seller of the Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

(aa) “Fundamental Change” shall be deemed to have occurred at any time after the Preferred Stock is originally issued if any of the following occurs:

(i) Except as described in clause (ii) below, the acquisition, directly or indirectly, by a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Investor, the Company, the Company’s Wholly Owned Subsidiaries and the employee benefit plans of the Company and its Wholly Owned Subsidiaries, of the “beneficial ownership,” as defined in Rule 13d-3 under the Exchange Act, of more than 50% of the voting power in the aggregate of all classes of the Company’s Common Equity;

(ii) the consummation of:

(A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets;

(B) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or assets; or

(C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Wholly Owned Subsidiaries;

provided, however, that any transaction described in clause (B) in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (ii);

(iii) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

(iv) the Common Stock (or other common stock underlying the Preferred Stock) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors);

provided, however, that:

(x) a transaction or transactions described in clause (ii) above shall not constitute a Fundamental Change, if at least 90% of the consideration received or to be received by the common stockholders of the Company, excluding cash payments for fractional shares, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the Preferred Stock becomes convertible into such consideration pursuant to the terms hereof, excluding cash payments for fractional shares; and

(y) a transaction or transactions described in clause (i) above shall not constitute Fundamental Change, if the Holders of the Preferred Stock transfer to any transferee shares Preferred Stock that would (absent this clause (y)) cause a Fundamental Change to occur pursuant to clause (i) above and the Holders of the Preferred Stock know or have good reason to know that the consummation of such transfer to such transferee would cause a Fundamental Change to occur.

If any transaction in which the Common Stock is replaced by the securities of another entity occurs, following completion of any related Fundamental Change Period (or, in the case of a transaction that would have been a Fundamental Change but for the proviso immediately following clause (iv) above, following the effective date of such transaction) references to the Company in this definition shall instead be references to such other entity.

(bb) “Fundamental Change Company Notice” shall have the meaning specified in Section 5(c).

(cc) “Fundamental Change Period” shall mean the period beginning at the open of business on the Effective Date of a Fundamental Change and ending at the close of business on the related Fundamental Change Repurchase Date.

(dd) “Fundamental Change Repurchase Date” shall have the meaning specified in Section 5(a).

(ee) “Fundamental Change Repurchase Notice” shall have the meaning specified in Section 5(b).

(ff) “Fundamental Change Repurchase Price” shall have the meaning specified in Section 5(a).

(gg) “Global Preferred Stock” shall have the meaning specified in Section 13(a)(i).

(hh) “Guarantor” shall have the meaning specified in Section 7(c)(iii).

(ii) “Holder” or “holder” shall mean a holder of record of the Preferred Stock.

(jj) “Investment Percentage” shall have the meaning ascribed to it in the Shareholders’ Agreement.

(kk) “Investment Percentage Threshold Director” shall have the meaning specified in Section 7(a).

(ll) “Investor” shall mean Mario Investments LLC, a Delaware limited liability company.

(mm) “Investor Parties” shall have the meaning ascribed to it in the Shareholders’ Agreement.

(nn) “Issue Date” shall mean [            ], 2015, the original date of issuance of the Preferred Stock.

(oo) “Junior Stock” shall mean the Common Stock, all classes of the Company’s common stock and each other class of Capital Stock or series of preferred stock established after the Issue Date the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company.

(pp) “Liquidation Preference” shall mean:

(i) for all purposes other than a liquidation or winding-up of the Company, $1,000 per share of Preferred Stock; and

(ii) in the case of a liquidation or winding-up of the Company, the greater of (A) $1,000 per share of Preferred Stock and (B) the amount per share of Preferred Stock that would be received by a holder of a number of shares of Common Stock equal to the Conversion Rate in such liquidation or winding-up if all of the shares of Preferred Stock then outstanding were converted into Common Stock immediately prior to such liquidation or winding-up.

(qq) “Mandatory Conversion Date” shall have the meaning specified in Section 10(b).

(rr) “Nonpayment” shall have the meaning specified in Section 7(b).

(ss) “Nonpayment Director” shall have the meaning specified in Section 7(b).

(tt) “Nonpayment Remedy” shall have the meaning specified in Section 7(b).

(uu) “Officer” shall mean the Chief Executive Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.

(vv) “Officers’ Certificate” shall mean a certificate signed by two Officers.

(ww) “open of business” shall mean 9:00 a.m. (New York City time).

(xx) “Optional Redemption” shall have the meaning specified in Section 4(a).

(yy) “Parity Stock” shall mean any class of Capital Stock or series of preferred stock established after the Issue Date, the terms of which expressly provide that such class or series will rank on a parity with the Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company.

(zz) “Person” shall mean any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

(aaa) “Preferred Stock” shall have the meaning specified in Section 1(a).

(bbb) “Preferred Stock Directors” shall have the meaning specified in Section 7(b).

(ccc) “Protective Payment Obligations” shall have the meaning specified in Section 5(i).

(ddd) “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, statute, contract or otherwise).

(eee) “Redemption Date” shall have the meaning specified in Section 4(b).

(fff) “Redemption Notice” shall have the meaning specified in Section 4(b).

(ggg) “Redemption Price” shall mean an amount in cash per share of Preferred Stock equal to (1) in respect of any Optional Redemption for which the related Redemption Date occurs prior to the date that is seven years following the Issue Date, 105% of the Liquidation Preference, plus Accumulated Dividends to, but excluding, such Redemption Date and (2) in respect of any Optional Redemption for which the related Redemption Date occurs on or after the date that is seven years following the Issue Date, 100% of the Liquidation Preference, plus Accumulated Dividends to, but excluding, such Redemption Date.

(hhh) “Reference Property” shall have the meaning specified in Section 9(g).

(iii) “Reorganization Event” shall have the meaning specified in Section 9(g).

(jjj) “Rule 144” shall mean Rule 144 as promulgated under the Securities Act.

(kkk) “Scheduled Trading Day” shall mean a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day

(lll) “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(mmm) “Senior Stock” shall mean any class of the Company’s Capital Stock or series of preferred stock established after the Issue Date, the terms of which expressly provide that such class or series will rank senior to the Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company.

(nnn) “Shareholders’ Agreement” shall mean the Shareholders’ Agreement dated as of [            ], 2015 by and between the Company and the Investor, as amended, modified or supplemented from time to time.

(ooo) “Spin-Off” shall have the meaning specified in Section 9(d)(iii).

(ppp) “Subsidiary” shall mean, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

(qqq) “Trading Day” shall mean a day during which trading in the Common Stock generally occurs on The New York Stock Exchange or, if the Common Stock is not listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading. If the Common Stock is not so listed or traded, “Trading Day” shall mean a Business Day.

(rrr) “Transfer Agent” shall mean Computershare, Inc., acting as the Company’s duly appointed transfer agent, registrar, conversion agent and dividend disbursing agent for the Preferred Stock. The Company may, in its sole discretion, remove the Transfer Agent with 10 days’ prior notice to the Transfer Agent and Holders; provided that the Company shall appoint a successor Transfer Agent who shall accept such appointment prior to the effectiveness of such removal.

(sss) “Voting Preferred Stock” shall have the meaning specified in Section 7(b).

(ttt) “Wholly Owned Subsidiary” shall mean, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “50%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100%”.

3. Dividends.

(a) Holders of shares of Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Company legally available for payment, cumulative dividends in cash at the Dividend Rate. To the extent that the Company is legally permitted to pay dividends, the Company’s Board of Directors shall declare and the Company shall pay dividends in cash on each Dividend Payment Date.

Dividends on the Preferred Stock shall be payable quarterly in arrears at the Dividend Rate, and shall accumulate, whether or not earned or declared, from the most recent date to which dividends have been paid, or, if no dividends have been paid, from the Issue Date (whether or not in any Dividend Period or Periods any agreements of the Company prohibit the current payment of dividends, there shall be funds of the Company legally available for the payment of such dividends or the Company declares the payment of dividends), and shall be paid in cash. Dividends shall be payable in arrears on each Dividend Payment Date (commencing on

August 15, 2015) to the holders of record of Preferred Stock as they appear on the Company’s stock register at the close of business on the relevant Dividend Record Date. Accumulations of dividends on shares of Preferred Stock for any past Dividend Periods may be declared and paid at any time to holders of record of Preferred Stock not more than 30 nor less than 10 calendar days immediately preceding any Dividend Payment Date and shall not bear interest.

The Company shall provide not less than 20 Scheduled Trading Days’ notice prior to any such Dividend Payment Date. Dividends payable for any period less than a full quarterly Dividend Period (based upon the number of days elapsed during the period) shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

(b) No dividend shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Preferred Stock with respect to any Dividend Period unless all dividends for all preceding Dividend Periods have been declared and paid, or declared and a sufficient sum has been set apart for the payment of such dividend, upon all outstanding shares of Preferred Stock.

(c) No dividends or other distributions (other than a dividend or distribution payable solely in shares of Junior Stock and cash in lieu of fractional shares) may be declared, made or paid, or set apart for payment upon, any Parity Stock or Junior Stock, nor may any Parity Stock or Junior Stock be redeemed, purchased or otherwise acquired for any consideration (or any money paid to or made available for a sinking fund for the redemption of any Parity Stock or Junior Stock) by the Company or on behalf of the Company (except by:

(i) conversion into or exchange for shares of Junior Stock and cash solely in lieu of fractional shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Junior Stock) and

(ii) payments in connection with the satisfaction of employees’ tax withholding obligations pursuant to employee benefit plans or outstanding awards (and payment of any corresponding requisite amounts to the appropriate governmental authority)), unless all Accumulated Dividends shall have been or contemporaneously are declared and paid, or are declared and a sum sufficient for the payment thereof is set apart for such payment, on the Preferred Stock and any Parity Stock for all dividend payment periods ending on or prior to the date of such declaration, payment, redemption, purchase or acquisition.

Notwithstanding the foregoing, if full dividends have not been paid on the Preferred Stock and any Parity Stock, dividends may be declared and paid on the Preferred Stock and such Parity Stock so long as the dividends are declared and paid pro rata so that the amounts of dividends declared per share on the Preferred Stock and such Parity Stock shall in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of Preferred Stock and such Parity Stock bear to each other at the time of declaration.

(d) Holders of shares of Preferred Stock shall not be entitled to any dividend in excess of full cumulative dividends.

(e) If any Dividend Payment Date falls on a day that is not a Business Day, the required payment will be on the next succeeding Business Day and no interest or dividends on such payment will accrue or accumulate as the case may be, in respect of the delay.

(f) The Holders of shares of Preferred Stock at the close of business on a Dividend Record Date shall be entitled to receive the dividend payment on those shares on the corresponding Dividend Payment Date notwithstanding the conversion of such shares in accordance with Section 9 following such Dividend Record Date or the Company’s default in payment of the dividend due on such Dividend Payment Date. Except as provided in Sections 9, 10 and 11, the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares of Preferred Stock or for dividends on the shares of Common Stock issued upon conversion.

4. Optional Redemption.

(a) No sinking fund is provided for the Preferred Stock. The Preferred Stock shall not be redeemable by the Company prior to the date that is five years following the Issue Date. On or after the date that is five years following the Issue Date, the Company may redeem (an “Optional Redemption”) for cash all, but not less than all, of the Preferred Stock, at the Redemption Price in accordance with this Section 4.

(b) In case the Company exercises its Optional Redemption right to redeem all of the Preferred Stock pursuant to Section 4(a), it shall fix a date for redemption (each, a “Redemption Date”) and it or, at its written request received by the Transfer Agent not less than 55 calendar days prior to the Redemption Date (or such shorter period of time as may be acceptable to the Transfer Agent), the Transfer Agent, in the name of and at the expense of the Company, shall mail or cause to be mailed a notice of such Optional Redemption (a “Redemption Notice”) not less than 30 days prior to the Redemption Date to each Holder of Preferred Stock at its last address as the same appears on the Company’s stock register; provided, however, that, if the Company shall give such notice, it shall also give written notice of the Redemption Date to the Transfer Agent. The Redemption Date must be a Business Day.

(c) The Redemption Notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such Redemption Notice by mail or any defect in the Redemption Notice to the Holder of any share of Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other share of Preferred Stock.

(d) Each Redemption Notice shall specify:

(i) the Redemption Date;

(ii) the Redemption Price;

(iii) that on the Redemption Date, the Redemption Price will become due and payable upon each share of Preferred Stock, and that any dividends thereon shall cease to accumulate on and after the Redemption Date;

(iv) the place or places where such shares of Preferred Stock are to be surrendered for payment of the Redemption Price;

(v) that Holders may surrender their shares of Preferred Stock for conversion at any time prior to the close of business on the Business Day immediately preceding the Redemption Date;

(vi) the procedures a converting Holder must follow to convert its Preferred Stock;

(vii) the Conversion Rate; and

(viii) the CUSIP, ISIN or other similar numbers, if any, assigned to such Preferred Stock.

A Redemption Notice shall be irrevocable.

(e) If any Redemption Notice has been given in respect of the Preferred Stock in accordance with Section 4(b), Holders of the Preferred Stock shall surrender any shares of Preferred Stock that have not been converted prior to the related Redemption Date to the Company on the Redemption Date at the place or places stated in the Redemption Notice. Prior to the open of business on the Redemption Date, the Company shall deposit with the Transfer Agent an amount of cash (in immediately available funds if deposited on the Redemption Date), sufficient to pay the Redemption Price of all of the shares of Preferred Stock to be redeemed on such Redemption Date.

On the later of the Redemption Date and the date of presentation and surrender by the relevant Holder of the Preferred Stock at the place or places stated in the Redemption Notice, the Company shall pay the Redemption Price to such Holder of the Preferred Stock by mailing checks for the amount payable to the Holders of such shares of Preferred Stock entitled thereto as they shall appear in the share register of the Company; provided, however, that payments to the Depository shall be made by wire transfer of immediately available funds to the account of the Depository or its nominee. The Transfer Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price.

(f) From and after the Redemption Date (unless the Company shall default in providing for the payment of the Redemption Price), dividends will cease to accrue on the Preferred Stock, the Preferred Stock shall no longer be deemed outstanding and all rights of the Holders of the Preferred Stock will terminate, except the right to receive the Redemption Price payable upon redemption.

(g) The Company shall not be entitled to exercise its right to make an Optional Redemption unless the Redemption Price is paid solely in cash on the Redemption Date, including with respect to any Accumulated Dividends as of the Redemption Date.

5. Repurchase Upon a Fundamental Change.

(a) If a Fundamental Change occurs at any time, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s shares of Preferred Stock, or any portion thereof, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than [5] Scheduled Trading Days nor more than [10] Scheduled Trading Days following the date of the Fundamental Change Company Notice at a repurchase price equal to 100% of the Liquidation Preference thereof, plus Accumulated Dividends thereon to, but excluding, such Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Dividend Record Date but on or prior to the Dividend Payment Date to which such Dividend Record Date relates, in which case the Company shall instead pay the full amount of Accumulated Dividends to Holders of record as of such Dividend Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the Liquidation Preference of the Preferred Stock to be repurchased pursuant to this Section 5.

(b) Repurchases of Preferred Stock under this Section 5 shall be made, at the option of the Holder thereof, upon:

(i) delivery to the Transfer Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Exhibit C hereto, if the Preferred Stock is represented by Certificated Preferred Stock, or in compliance with the Depository’s procedures for surrendering interests in Preferred Stock, if the Preferred Stock is represented by Global Preferred Stock, in each case on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii) delivery of the Preferred Stock, if the Preferred Stock is represented by Certificated Preferred Stock, to the Transfer Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the office of the Transfer Agent, or book-entry transfer of the Preferred Stock, if the Preferred Stock is represented by Global Preferred Stock, in compliance with the procedures of the Depository, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Preferred Stock to be repurchased shall state:

(i) in the case of Preferred Stock represented by Certificated Preferred Stock, the certificate numbers of the Preferred Stock to be delivered for repurchase;

(ii) the number of shares of Preferred Stock to be repurchased; and

(iii) that the shares of Preferred Stock are to be repurchased by the Company pursuant to the applicable provisions hereof;

provided, however, that if the Preferred Stock are represented by Global Preferred Stock, the Fundamental Change Repurchase Notice must comply with appropriate Depository procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Transfer Agent the Fundamental Change Repurchase Notice contemplated by this Section 5(b) shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Transfer Agent in accordance with Section 5(d).

The Transfer Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(c) The Company must give notice (a “Fundamental Change Company Notice”) of each Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof to all Holders of the Preferred Stock no later than two Business Days following the Effective Date of the Fundamental Change. In the case of Preferred Stock represented by Certificated Preferred Stock, such notice shall be by first class mail or, in the case of Preferred Stock represented by Global Preferred Stock, such notice shall be delivered in accordance with the applicable procedures of the Depository. Simultaneously with providing such notice, the Company shall publish such information on the Company’s website or through such other public medium as the Company may use at that time. Each Fundamental Change Company Notice shall specify:

(i) the events causing the Fundamental Change;

(ii) the date of the Fundamental Change;

(iii) the last date on which a Holder may exercise the repurchase right pursuant to this Section 5;

(iv) the Fundamental Change Repurchase Price;

(v) the Fundamental Change Repurchase Date;

(vi) the name and address of the Transfer Agent and the conversion agent, if applicable;

(vii) if applicable, the Conversion Rate and any adjustments to the Conversion Rate;

(viii) that the shares of Preferred Stock with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms hereof (unless the Company defaults in the payment of the Fundamental Change Repurchase Price); and

(ix) the procedures that Holders must follow to require the Company to repurchase their Preferred Stock.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Preferred Stock pursuant to this Section 5(c).

At the Company’s request, the Transfer Agent shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company.

(d) A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the office of the Transfer Agent in accordance with this Section 5(d) at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(i) the number of shares of Preferred Stock with respect to which such notice of withdrawal is being submitted,

(ii) if Certificated Preferred Stock has been issued, the certificate number(s) of the shares of Preferred Stock in respect of which such notice of withdrawal is being submitted, and

(iii) the number of shares of Preferred Stock represented by such Certificated Preferred Stock that remains subject to the original Fundamental Change Repurchase Notice;

provided, however, that if the Preferred Stock is represented by Global Preferred Stock, the notice must comply with appropriate procedures of the Depository.

(e) The Company will deposit with the Transfer Agent (or other paying agent appointed by the Company) prior to the open of business on the Fundamental Change Repurchase Date (in immediately available funds if deposited on the Fundamental Change Repurchase Date) an amount of money sufficient to repurchase all of the shares of Preferred Stock to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds and/or shares of Preferred Stock by the Transfer Agent (or such paying agent), payment for shares of Preferred Stock surrendered for repurchase (and not withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of:

(i) the Fundamental Change Repurchase Date (provided the Holder has satisfied the conditions in Section 5(b)); and

(ii) the time of book-entry transfer or the delivery of such Preferred Stock to the Transfer Agent by the Holder thereof in the manner required by Section 5(b) by mailing checks for the amount payable to the Holders of such shares of Preferred Stock entitled thereto as they shall appear in the share register of the Company;

provided, however, that payments to the Depository shall be made by wire transfer of immediately available funds to the account of the Depository or its nominee. The Transfer Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(f) If by the open of business on the Fundamental Change Repurchase Date, the Transfer Agent (or other paying agent appointed by the Company) holds money sufficient to make payment on all the shares of Preferred Stock that are to be repurchased on such Fundamental Change Repurchase Date, then, with respect to the shares of Preferred Stock that have been properly surrendered for repurchase and have not been validly withdrawn, such shares will cease to be outstanding, dividends will cease to accumulate on such shares (whether or not book-entry transfer of such shares has been made or the shares have been delivered to the Transfer Agent) and all other rights of the Holders of such shares of Preferred Stock will terminate (other than the right to receive the Fundamental Change Repurchase Price and, if applicable, Accumulated Dividends).

(g) Upon surrender of shares of Preferred Stock represented by Certificated Preferred Stock to be repurchased in part pursuant to this Section 5, the Company shall execute and the Transfer Agent shall authenticate and deliver to the Holder new certificate(s) representing such Preferred Stock in an authorized denomination equal in number to the unrepurchased number of shares so surrendered.

(h) In connection with any repurchase offer, the Company will, if required:

(i) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act;

(ii) file a Schedule TO or any other required schedule under the Exchange Act; and

(iii) otherwise comply with all federal and state securities laws in connection with any offer by the Company to repurchase the Preferred Stock;

in each case, so as to permit the rights and obligations under this Section 5 to be exercised in the time and in the manner specified in this Section 5.

(i) In connection with any Fundamental Change, the Company shall take all actions to permit the repurchase of the Preferred Stock on the Fundamental Change Repurchase Date that it reasonably believes (upon the advice of outside counsel) is required or permitted under Delaware law to permit any repurchase of the Preferred Stock, including through the revaluation of the Company’s assets to the highest amount permitted by law, and take all actions permitted under Delaware law to make funds available (including borrowing funds on prevailing market terms, selling assets on prevailing market terms and seeking to obtain any and all required governmental or other approvals) for such repurchase to be made in full when due. The Company shall not take any action that materially impairs the Company’s ability to pay the Fundamental Change Repurchase Price when due, including by investing available funds in illiquid assets, except for its normal business assets (the covenants described in this Section 5(i), the “Protective Payment Obligations”).

If, notwithstanding such actions, the Company does not have legally available funds sufficient to pay the Fundamental Change Repurchase Price in cash, the Company will, as soon as the Company is legally able to do so, pay such unpaid amount in cash, and the shares of Preferred Stock in respect of which the Fundamental Change Repurchase Price remains unpaid, determined as if any amounts paid in respect of the Fundamental Change Repurchase Price on all shares of Preferred Stock subject to repurchase from the relevant Holder were first applied to reduce any Accumulated Dividends thereon and then to reduce the Liquidation Preference thereof, shall continue to be deemed outstanding, and all of the rights (including, without limitation, the right to accumulate dividends at the then applicable Dividend Rate and the right to convert the Preferred Stock notwithstanding the earlier delivery by such Holder of a Fundamental Change Repurchase Notice), preferences, privileges and voting powers of such shares of Preferred Stock shall continue to inure to the Holder thereof as if such shares of Preferred Stock had not been subject to the Fundamental Change repurchase.

The Company shall continue to comply with the Protective Payment Obligations until the entire amount of the Fundamental Change Repurchase Price is paid in full.

6. [Reserved.]

7. Voting. The shares of Preferred Stock shall be entitled to vote, on an as-converted basis, with holders of the Common Stock on all matters submitted to a vote of the common stockholders, except where a separate class vote of the common stockholders is required by Delaware law. In addition:

(a) On and following the date that is three years following the Issue Date, for so long as the Investment Percentage is at least 33% and unless two Preferred Stock Directors have already been elected to the Board of Directors in accordance with Section 7(b),

(i) the number of directors then constituting the Board of Directors shall be increased by one; and

(ii) the Board of Directors shall fill the newly-created vacancy with a director designated by the Investor Parties (the “Investment Percentage Threshold Director”).

(b) Whenever dividends on any shares of Preferred Stock have not been declared and paid for the equivalent of six or more Dividend Periods (including, for the avoidance of doubt, the Dividend Period beginning on, and including, the Issue Date and ending on, but excluding, August 15, 2015), whether or not for consecutive Dividend Periods (a “Nonpayment”), the Holders, voting together as a single class with any other series of Parity Stock having similar voting rights that are exercisable (together, the “Voting Preferred Stock”) then outstanding, shall be entitled at the Company’s next special or annual meeting of stockholders to vote for the election of a total of two additional members of the Board of Directors, or in the event the Investor Parties are then entitled to elect an Investment Percentage Threshold Director, the Holders will be entitled to elect one additional director for a total of two directors (any directors elected pursuant to this Section 7(b), the “Nonpayment Directors” and, together with any Investment Percentage Threshold Director, the “Preferred Stock Directors”); provided that the Board of Directors shall at no time include more than two Preferred Stock Directors.

In the event of a Nonpayment, the number of directors then constituting the Board of Directors shall be increased by two, or in the event the Investor Parties are then entitled to elect an Investment Percentage Threshold Director, by one, and the Nonpayment Director(s) shall be elected at a special meeting of stockholders called by the Board of Directors at the request of the holders of record of at least 20% of the shares of Preferred Stock or of any other series of Voting Preferred Stock (provided that such request is received at least 90 calendar days before the date fixed for the next annual or special meeting of the stockholders, failing which such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting, so long as the Holders continue to have the rights to elect a Nonpayment Director.

Whether a plurality, majority or other portion of the Preferred Stock and any other Voting Preferred Stock have been voted in favor of any matter shall be determined by reference to the respective liquidation preference amounts of the Preferred Stock and such other Voting Preferred Stock voted.

(i) Any request to call a special meeting for the initial election of any Preferred Stock Directors shall be made by written notice, signed by the requisite holders of Preferred Stock or Voting Preferred Stock then outstanding, and delivered to the Company in the Amended and Restated Certificate of Incorporation or as may otherwise be required by law.

(ii) If and when all accumulated and unpaid dividends on the Preferred Stock and any Voting Preferred Stock have been paid in full, or declared and a sum sufficient for such payment shall have been set aside (a “Nonpayment Remedy”), the Holders shall immediately and, without any further action by the Company, be divested of the voting rights described in this Section 7(b), subject to:

(x) the revesting of such rights in the event of each subsequent Nonpayment and

(y) the Investor Parties’ right to appoint an Investment Percentage Threshold Director.

If such voting rights for the Holders and all other holders of Voting Preferred Stock shall have terminated, the term of office of each Preferred Stock Director so elected shall terminate at such time and the number of directors on the Board of Directors shall automatically decrease by two or, in the event the Investor Parties are then entitled to elect an Investment Percentage Threshold Director, by one.

(iii) Any Investment Percentage Threshold Director may be removed at any time without cause by a vote by the Investor Parties, and any Nonpayment Director may be removed at any time without cause by Holders of a majority of the outstanding shares of the Preferred Stock and any Voting Preferred Stock then outstanding (voting together as a single class), in each case, when they have the rights to elect Preferred Stock Directors described in this Section 7.

(iv) If the Investor Parties are entitled to elect an Investment Percentage Threshold Director, a vacancy in the office of an Investment Percentage Threshold Director existing after the initial designation of an Investment Percentage Threshold Director shall be filled by the Board of Directors with a new Investment Percentage Threshold Director designated by the Investor Parties.

(v) In the event that a Nonpayment shall have occurred and there has not been a Nonpayment Remedy, a vacancy in the office of a Nonpayment Director (other than prior to the initial election of a Nonpayment Director) may be filled by the written consent of any Preferred Stock Director remaining in office or, if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of the Preferred Stock and any other shares of Voting Preferred Stock then outstanding (voting together as a single class) when they have the rights to elect a Nonpayment Director described in this Section 7(b). Any such vote of the Holders and any Voting Preferred Stock to remove, or to fill a vacancy in the office of, a Nonpayment Director may be taken only at a special meeting of stockholders of the Company, called as provided above for an initial election of a Nonpayment Director (provided that such request is received at least 90 calendar days before the date fixed for the next annual or special meeting of the stockholders of the Company, failing which election shall be held at such next annual or special meeting of stockholders of the Company).

(vi) The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote. Each Preferred Stock Director elected at any special meeting of stockholders of the Company or by written consent of the other Preferred Stock Director shall hold office until the next annual meeting of the stockholders of the Company if such office shall not have previously terminated and such Preferred Stock Director shall not have been removed from such office, in each case as above provided.

(c) So long as any shares of Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Amended and Restated Certificate of Incorporation, the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Preferred Stock and any Voting Preferred Stock given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) any amendment or alteration of the Amended and Restated Certificate of Incorporation or this Certificate of Designations so as to authorize or create, or increase the authorized amount of, any class or series of Parity Stock or Senior Stock;

(ii) any amendment, alteration or repeal of any provision of the Amended and Restated Certificate of Incorporation or this Certificate of Designations so as to adversely affect the rights, preferences, privileges or voting powers of the Preferred Stock; or

(iii) any consummation of a binding share exchange or reclassification involving the Preferred Stock, or of a merger or consolidation of the Company with or into another Person, unless in each case

(x) the shares of Preferred Stock remain outstanding and are not amended in any respect or

(y) in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity, the shares of Preferred Stock are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and such preference securities have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, of the Preferred Stock immediately prior to such consummation, taken as a whole, and so long as, in the case of either clause (x) or clause (y),

(I) the common stock underlying the Preferred Stock or such replacement preference securities, as the case may be, is listed on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) and

(II) if the issuer of the Preferred Stock or such replacement preference securities, as the case may be, is not the issuer of the underlying common stock, the issuer of the Preferred Stock or the underlying common stock (the “Guarantor”) fully and unconditionally guarantees the obligations of the issuer of the Preferred Stock or such replacement preference securities, as the case may be, under the terms thereof, and such guarantee provides that no dividends or other distributions (other than a dividend or distribution payable solely in shares of Junior Stock or Guarantor Capital Stock and cash in lieu of fractional shares) may be declared, made or paid, or set apart for payment upon, any Guarantor Capital Stock, nor may any Parity Stock, Junior Stock or Guarantor Capital Stock be redeemed, purchased or otherwise acquired for any consideration (or any money paid to or made available for a sinking fund for the redemption of any Parity Stock, Junior Stock or Guarantor Capital Stock) by the Guarantor or on behalf of the Guarantor (except by

(i) conversion into or exchange for shares of Junior Stock or Guarantor Capital Stock and cash solely in lieu of fractional shares of Parity Stock, Junior Stock or Guarantor Capital Stock and

(ii) payments in connection with the satisfaction of employees’ tax withholding obligations pursuant to employee benefit plans or outstanding awards (and payment of any corresponding requisite amounts to the appropriate governmental authority)), unless all Accumulated Dividends shall have been or contemporaneously are declared and paid, or are declared and a sum sufficient for the payment thereof is set apart for such payment, on the Preferred Stock and any Parity Stock for all dividend payment periods ending on or prior to the date of such declaration, payment, redemption, purchase or acquisition;

provided that, notwithstanding the foregoing, if full dividends have not been paid on the Preferred Stock and any Parity Stock, dividends may be declared and paid on the Preferred Stock and such Parity Stock so long as the dividends are declared and paid pro rata so that the amounts of dividends declared per share on the Preferred Stock and such Parity Stock shall in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of Preferred Stock and such Parity Stock bear to each other at the time of declaration;

provided, however, that for all purposes of this Section 7(b), any increase in the amount of the Company’s authorized Preferred Stock or the creation or issuance of any shares of Junior Stock, or any increase in the amount of authorized shares of Junior Stock, shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of Holders of shares of Preferred Stock specified herein.

(d) Without the consent of the Holders of the Preferred Stock, the Company may amend, alter, supplement or repeal any terms of the Preferred Stock by amending or supplementing the Amended and Restated Certificate of Incorporation, this Certificate of Designations or any stock certificate representing shares of the Preferred Stock:

(i) to cure any ambiguity, omission, inconsistency or mistake in any such agreement or instrument; or

(ii) to make any other change that does not affect the rights, preferences, privileges or voting powers of any Holder (other than any Holder that consents to such change).

8. Liquidation Rights.

(a) In the event of any liquidation, winding-up or dissolution of the Company, whether voluntary or involuntary, each Holder of shares of Preferred Stock shall be entitled to receive and to be paid out of the assets of the Company available for distribution to its stockholders the Liquidation Preference plus Accumulated Dividends to the date fixed for liquidation, winding-up or dissolution in preference to the holders of, and before any payment or distribution is made on, any Junior Stock, including, without limitation, the Common Stock.

(b) Neither the sale (for cash, shares of stock, securities or other consideration) of all or substantially all the assets or business of the Company (other than in connection with the liquidation, winding-up or dissolution of the Company) nor the merger or consolidation of the Company into or with any other Person shall be deemed to be a liquidation, winding-up or dissolution, voluntary or involuntary, for the purposes of this Section 8.

(c) After the payment to the Holders of the shares of Preferred Stock of full preferential amounts provided for in this Section 8, the Holders of Preferred Stock as such shall have no right or claim to any of the remaining assets of the Company.

(d) In the event the assets of the Company available for distribution to the Holders of shares of Preferred Stock and holders of shares of Parity Stock upon any liquidation, winding-up or dissolution of the Company, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to this Section 8, no such distribution shall be made on account of any shares of Parity Stock upon such liquidation, dissolution or winding-up unless proportionate distributable amounts shall be paid on account of the shares of Preferred Stock, equally and ratably, in proportion to the full distributable amounts for which holders of all Preferred Stock and of any Parity Stock are entitled upon such liquidation, winding-up or dissolution.

9. Conversion.

(a) Each Holder of Preferred Stock shall have the right at any time, at its option, to convert, subject to the terms and provisions of this Section 9, any or all of such Holder’s shares of Preferred Stock at the Conversion Rate. Upon conversion of any share of Preferred Stock, the Company shall deliver to the converting Holder, in respect of each share of Preferred Stock being converted, a number of shares of Common Stock equal to the Conversion Rate, together with a cash payment in lieu of any fractional share of Common Stock in accordance with Section 11, on the third Business Day immediately following the relevant Conversion Date.

(b) Before any Holder shall be entitled to convert a share of Preferred Stock as set forth above, such Holder shall:

(i) in the case of a beneficial interest in a Global Preferred Stock, comply with the procedures of the Depository in effect at that time; and

(ii) in the case of Certificated Preferred Stock:

(1) complete, manually sign and deliver an irrevocable notice to the office of the conversion agent as set forth in the Form of Notice of Conversion (or a facsimile thereof) in the form set forth in Exhibit B hereto (a “Notice of Conversion”) and state in writing therein the number of shares of Preferred Stock to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered to be registered,

(2) surrender such shares of Preferred Stock, at the office of the conversion agent; and

(3) if required, furnish appropriate endorsements and transfer documents. The conversion agent shall notify the Company of any conversion pursuant to this Section 9 on the Conversion Date for such conversion.

The date on which a Holder complies with the procedures in this Section 9(b) is the “Conversion Date.” If more than one share of Preferred Stock shall be surrendered for conversion at one time by the same Holder, the number of shares of Common Stock to be delivered upon conversion of such shares of Preferred Stock shall be computed on the basis of the aggregate number of shares of Preferred Stock so surrendered.

(c) Immediately prior to the close of business on the Conversion Date with respect to a conversion, a converting Holder of Preferred Stock shall be deemed to be the holder of record of the Common Stock issuable upon conversion of such Holder’s Preferred Stock notwithstanding that the share register of the Company shall then be closed or that certificates representing such Common Stock shall not then be actually delivered to such Holder. On the date of any conversion, all rights with respect to the shares of Preferred Stock so converted, including the rights, if any, to receive notices, will terminate, excepting only the rights of holders thereof to:

(i) receive certificates for the number of whole shares of Common Stock into which such shares of Preferred Stock have been converted (with a cash payment in lieu of any fractional share of Common Stock in accordance with Section 11); and

(ii) exercise the rights to which they are thereafter entitled as holders of Common Stock.

(d) The Conversion Rate shall be adjusted, without duplication, upon the occurrence of any of the following events, except that the Company shall not make any adjustments to the Conversion Rate if Holders of the Preferred Stock participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Preferred Stock, in any of the transactions described in this Section 9(d), without having to convert their Preferred Stock, as if they held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the number of shares of Preferred Stock held by such Holder:

(i) If the Company exclusively issues shares of Common Stock as a dividend or distribution on all shares of its Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

OS1
CR1=	CR0 x
OS0

where,

CR0 =	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as the case may be;

CR1 =	the Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the Effective Date of such share split or share combination, as the case may be;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the close of business on the Record Date for such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as the case may be; and

OS1 =	the number of shares of Common Stock outstanding immediately after giving effect to such dividend or distribution, or such share split or share combination, as the case may be.

Any adjustment made under this Section 9(d)(i) shall become effective immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as the case may be. If any dividend or distribution of the type described in this Section 9(d)(i) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(ii) If the Company distributes to all or substantially all holders of its Common Stock any rights, options or warrants entitling them, for a period expiring not more than 60 days immediately following the announcement date of such distribution, to purchase or subscribe for shares of its Common Stock at a price per share that is less than the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement date of such distribution, the Conversion Rate shall be increased based on the following formula:

OS0 + X
CR1=	CR0 x
OS0 + Y

where,

CR0 =	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the close of business on the Record Date for such distribution;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the close of business on the Record Date for such distribution;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement date of such distribution.

Any increase made under this Section 9(d)(ii) shall be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the close of business on the Record Date for such distribution.

To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted, effective as of the date of such expiration, to the Conversion Rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so distributed, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make such distribution, to be the Conversion Rate that would then be in effect if such Record Date for such distribution had not occurred.

For purposes of this Section 9(d)(ii), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement date of such distribution, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(iii) If the Company distributes shares of its Capital Stock, evidences of its indebtedness or other assets, securities or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of Common Stock, excluding (a) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 9(d)(i) or Section 9(d)(ii), (b) dividends or distributions paid exclusively in cash as to which the provisions of Section 9(d)(iv) shall apply and (c) Spin-Offs as to which the provisions set forth below in this Section 9(d)(iii) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets, securities or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

SP0
CR1 =	CR0 x
SP0 – FMV

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the close of business on the Record Date for such distribution;

SP0	=	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date for such distribution; and

FMV	=	the fair market value as of the Record Date for such distribution (as determined by the Board of Directors) of the Distributed Property with respect to each outstanding share of the Common Stock.

Any increase made under the portion of this Section 9(d)(iii) above shall become effective immediately after the close of business on the Record Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to pay the distribution, to be the Conversion Rate that would then be in effect if such distribution had not been declared.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of Preferred Stock shall receive, for each share of Preferred Stock, at the same time and upon the same terms as holders of the Common Stock, the amount and kind of Distributed Property that such Holder would have received as if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Record Date for the distribution. If the Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this Section 9(d)(iii) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date for such distribution.

With respect to an adjustment pursuant to this Section 9(d)(iii) where there has been a payment of a dividend or other distribution on the Common Stock consisting solely of shares of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company where such Capital Stock or similar equity interest is, or will be when issued, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate will be increased based on the following formula:

FMV + MP0
CR1=	CR0 x
MP0

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Ex-Date for the Spin-Off;

CR1	=	the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Ex-Date for the Spin-Off;

FMV	=	the average of the Closing Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of Common Stock over the 10 consecutive Trading Day period immediately following, and including, the Ex-Date for the Spin-Off; and

MP0	=	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period immediately following, and including, the Ex-Date for the Spin-Off.

The adjustment to the Conversion Rate under the preceding paragraph shall become effective at the close of business on the 10th Trading Day immediately following, and including, the Ex-Date for the Spin-Off; provided that, for purposes of determining the Conversion Rate, in respect of any conversion during the 10 Trading Days following, and including, the Ex-Date of any Spin-Off, references within the portion of this Section 9(d)(iii) related to Spin-Offs to 10 consecutive Trading Days shall be deemed to be replaced with such lesser number of consecutive Trading Days as have elapsed between the Ex-Date of such Spin-Off and the relevant Conversion Date.

For purposes of this Section 9(d)(iii) (and subject in all respect to Section 9(j)), rights, options or warrants distributed by the Company to all holders of Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”):

(i) are deemed to be transferred with such shares of the Common Stock,

(ii) are not exercisable and

(iii) are also issued in respect of future issuances of the Common Stock,

shall be deemed not to have been distributed for purposes of this Section 9(d)(iii) (and no adjustment to the Conversion Rate under this Section 9(d)(iii) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 9(d)(iii).

If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to May [        ], 2015, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof).

In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 9(d)(iii) was made:

(1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase:

(x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued; and

(y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase; and

(2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 9(d)(i), Section 9(d)(ii) and this Section 9(d)(iii), if any dividend or distribution to which this Section 9(d)(iii) is applicable also includes one or both of:

(A) a dividend or distribution of shares of Common Stock to which Section 9(d)(i) is applicable (the “Clause A Distribution”); or

(B) a dividend or distribution of rights, options or warrants to which Section 9(d)(ii) is applicable (the “Clause B Distribution”), then, in either case:

(1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 9(d)(iii) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 9(d)(iii) with respect to such Clause C Distribution shall then be made; and

(2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 9(d)(i) and Section 9(d)(ii) with respect thereto shall then be made;

except that, if determined by the Company:

(I) the “Record Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Record Date of the Clause C Distribution; and

(II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the close of business on the Record Date for such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as the case may be” within the meaning of Section 9(d)(i) or “outstanding immediately prior to the close of business on the Record Date for such distribution” within the meaning of Section 9(d)(ii).

(iv) If any cash dividend or distribution is made to all or substantially all holders of the Common Stock, the Conversion Rate shall be increased based on the following formula:

SP0
CR1=	CR0 x
SP0 – C

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution;

SP0	=	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date for such dividend or distribution; and

C	=	the amount in cash per share of Common Stock the Company distributes to all or substantially all holders of its Common Stock.

Any increase pursuant to this Section 9(d)(iv) shall become effective immediately after the close of business on the Record Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to pay or make such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of Preferred Stock shall receive, for each share of Preferred Stock, at the same time and upon the same terms as holders of the Common Stock, the amount of cash that such Holder would have received as if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Record Date for such cash dividend or distribution.

(v) If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock and the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Closing Sale Price of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

AC + (SP1 x OS1)
CR1=	CR0 x
OS0 x SP1

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the last Trading Day of the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR1	=	the Conversion Rate in effect immediately after the close of business on the last Trading Day of the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The increase to the Conversion Rate under this Section 9(d)(v) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that, for purposes of determining the Conversion Rate, in respect of any conversion during the 10 Trading Days immediately following, and including, the Trading Day next succeeding the date that any such tender or exchange offer expires, references within this

Section 9(d)(v) to 10 consecutive Trading Days shall be deemed to be replaced with such lesser number of consecutive Trading Days as have elapsed between the date such tender or exchange offer expires and the relevant Conversion Date.

In the event that the Company or one of its Subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall be readjusted to be such Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made.

(vi) All calculations and other determinations under this Section 9(d) shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000th) of a share.

(vii) In addition to those adjustments required by clauses (i), (ii), (iii), (iv) and (v) of this Section 9(d), and to the extent permitted by applicable law and subject to the applicable rules of The New York Stock Exchange, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days or any longer period permitted or required by law if the increase is irrevocable during that period and the Board of Directors determines that such increase would be in the Company’s best interest. In addition, the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event. Whenever the Conversion Rate is increased pursuant to any of the preceding two sentences, the Company shall mail to the Holder of each share of Preferred Stock at its last address appearing on the stock register of the Company a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(viii) For purposes of this Section 9(d), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(e) If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter (and before the dividend or distribution has been paid or delivered to stockholders) legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Conversion Rate then in effect shall be required by reason of the taking of such record.

(f) Upon any increase in the Conversion Rate, the Company promptly shall deliver to each Holder a certificate signed by an authorized officer of the Company, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased Conversion Rate then in effect following such adjustment.

(g) In the case of:

(i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination),

(ii) any consolidation, merger or combination involving the Company,

(iii) any sale, lease or other transfer to a third party of the consolidated assets of the Company and the Company’s Subsidiaries substantially as an entirety, or

(iv) any statutory share exchange,

in each case, as a result of which the Common Stock is converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such transaction or event, a “Reorganization Event”), then, at and after the effective time of such Reorganization Event, the right to convert each share of Preferred Stock shall be changed into a right to convert such share into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Reorganization Event would have owned or been entitled to receive upon such Reorganization Event (such stock, securities or other property or assets, the “Reference Property”).

If the Reorganization Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then the Reference Property into which the Preferred Stock will be convertible shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election. The Company shall notify Holders of such weighted average as soon as practicable after such determination is made. The Company shall not become a party to any Reorganization Event unless its terms are consistent with this Section 9(g).

None of the foregoing provisions shall affect the right of a Holder of Preferred Stock to convert its Preferred Stock into shares of Common Stock as set forth in Section 9(a) prior to the effective time of such Reorganization Event. Notwithstanding Section 9(d), no adjustment to the Conversion Rate shall be made for any Reorganization Event to the extent stock, securities or other property or assets become the Reference Property receivable upon conversion of Preferred Stock.

The Company shall provide, by amendment hereto effective upon any such Reorganization Event, for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Section 9. The provisions of this Section 9 shall apply to successive Reorganization Events.

In this Certificate of Designations, if the Common Stock has been replaced by Reference Property as a result of any such Reorganization Event, references to the Common Stock are intended to refer to such Reference Property.

(h) The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares of Common Stock held in the treasury of the Company, solely for issuance upon the conversion of shares of Preferred Stock as herein provided, free from any preemptive or other similar rights, a number of shares of Common Stock equal to the maximum number of shares of Common Stock deliverable upon conversion of all shares of Preferred Stock. For purposes of this Section 9(h), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

(i) The issuance or delivery of certificates for Common Stock upon the conversion of shares of Preferred Stock shall be made without charge to the converting holder or recipient of shares of Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or in such names as may be directed by, the holders of the shares of Preferred Stock converted; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of the relevant Preferred Stock and the Company shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

(j) Notwithstanding Sections 9(d)(ii) and 9(d)(iii), if the Company has a rights plan (including the distribution of rights pursuant thereto to all holders of the Common Stock) in effect while any shares of Preferred Stock remain outstanding, Holders of Preferred Stock will receive, upon conversion of Preferred Stock, in addition to the Common Stock to which he is entitled, a corresponding number of rights in accordance with the rights plan. If, prior to any conversion, such rights have separated from the shares of Common Stock in accordance with the provisions of the applicable rights plan, the Conversion Rate will be adjusted at the time of separation as if the Company had distributed to all holders of its Common Stock, shares of Capital Stock, evidences of indebtedness, assets, securities, property, rights, options or warrants as described in Section 9(d)(iii) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

10. Mandatory Conversion.

(a) At any time on or after November [        ], 2019, the Company shall have the right, at its option, to give notice of its election to cause all outstanding shares of Preferred Stock to be automatically converted into that number of whole shares of Common Stock for each share of Preferred Stock equal to the Conversion Rate in effect on the Mandatory Conversion Date, with cash in lieu of any fractional share pursuant to Section 11. The Company may exercise its right to cause a mandatory conversion pursuant to this Section 10 only if the Closing Sale Price of the Common Stock equals or exceeds 150% of the Conversion Price for at least 20 Trading Days (whether or not consecutive) in a period of 30 consecutive Trading Days, including the last Trading Day of such period, ending on, and including, the Trading Day immediately preceding the Business Day on which the Company issues a press release announcing the mandatory conversion as described in Section 10(b).

(b) To exercise the mandatory conversion right described in Section 10(a), the Company must give notice of its intention to convert the Preferred Stock to all Holders prior to the open of business on the first Trading Day following any date on which the condition described in Section 10(a) is met. In the case of Preferred Stock represented by Certificated Preferred Stock, such notice shall be by first class mail or, in the case of Preferred Stock represented by Global Preferred Stock, such notice shall be delivered in accordance with the applicable procedures of the Depository. Simultaneously with providing such notice, the Company shall publish such information on the Company’s website or through such other public medium as the Company may use at that time. The conversion date will be a date selected by the Company (the “Mandatory Conversion Date”) and will be no later than 10 calendar days after the date on which the Company gives notice and publishes such information as described in this Section 10(b).

(c) In addition to any information required by applicable law or regulation, the notice of a mandatory conversion and the information published by the Company on its website or through another public medium described in Section 10(b) shall state, as appropriate:

(i) the Mandatory Conversion Date;

(ii) the number of shares of Common Stock to be issued upon conversion of each share of Preferred Stock; and

(iii) that dividends on the Preferred Stock to be converted will cease to accrue on the Mandatory Conversion Date.

(d) On and after the Mandatory Conversion Date, dividends shall cease to accrue on the Preferred Stock called for a mandatory conversion pursuant to Section 10 and all rights of Holders of such Preferred Stock shall terminate except for the right to receive the whole shares of Common Stock issuable upon conversion thereof with a cash payment in lieu of any fractional share of Common Stock in accordance with Section 12.

The full amount of any dividend payment with respect to the Preferred Stock called for a mandatory conversion pursuant to Section 10 on a date during the period beginning at the close of business on any Dividend Record Date and ending on the close of business on the corresponding Dividend Payment Date shall be payable on such Dividend Payment Date to the record holder of such share at the close of business on such Dividend Record Date if such share has been converted after such Dividend Record Date and prior to such Dividend Payment Date. Except as provided in the immediately preceding sentence and in Section 11, no payment or adjustment shall be made upon conversion of Preferred Stock for Accumulated Dividends or dividends with respect to the Common Stock issued upon such conversion thereof.

(e) The Company may not authorize, issue a press release or give notice of any mandatory conversion pursuant to Section 10 unless, prior to giving the mandatory conversion notice, all Accumulated Dividends on the Preferred Stock (whether or not declared) for all Dividend Periods ended prior to the date of such mandatory conversion notice shall have been paid.

11. Additional Conversion Amount. Upon the conversion, whether optional or mandatory, of any outstanding share of Preferred Stock and notwithstanding anything herein, the Company shall pay in cash on the related settlement date to the Holder thereof all Accumulated Dividends thereon as of the related Conversion Date, whether or not declared by the Board of Directors (the “Additional Conversion Amount”); provided that if upon the conversion of such shares of Preferred Stock the Company does not have sufficient funds legally available to pay in cash to the holder thereof all Accumulated Dividends thereon as of the related Conversion Date:

(a) the Company shall pay the portion of the Additional Conversion Amount it is so legally able to pay on the related settlement date and will pay such excess amount as soon as the Company has funds legally available therefor, and the amount of such unpaid dividends shall accrue interest at a rate equal to the Dividend Rate that would then be applicable in the absence of the conversion until paid; and

(b) the Company shall comply with the Protective Payment Obligations (as adjusted as appropriate to refer to the payment of such excess amount rather than the Fundamental Change Repurchase Price) until such excess amount is paid in full.

12. No Fractional Shares. No fractional shares of Common Stock or securities representing fractional shares of Common Stock shall be delivered upon conversion, whether optional or mandatory, of the Preferred Stock or in respect of payments of the Fundamental Change Repurchase Price made in Common Stock. Instead, the Company will make a cash payment to each Holder that would otherwise be entitled to a fractional share based on the Closing Sale Price of the Common Stock on the relevant Conversion Date.

13. Certificates.

(a) Form and Dating. The Preferred Stock and the Transfer Agent’s certificate of authentication shall be substantially in the form set forth in Exhibit A, which is hereby incorporated in and expressly made a part of this Certificate of Designations. The Preferred Stock certificate may have notations, legends or endorsements required by law or stock exchange rules; provided that any such notation, legend or endorsement is in a form acceptable to the Company. Each Preferred Stock certificate shall be dated the date of its authentication.

(i) Global Preferred Stock. The Preferred Stock shall be issued initially in the form of one or more fully registered global certificates with the global securities legend set forth in Exhibit A hereto (the “Global Preferred Stock”), which shall be deposited on behalf of the purchasers represented thereby with the Transfer Agent, as custodian for DTC (or with such other custodian as DTC may direct), and registered in the name of Cede & Co. or other nominee of DTC, duly executed by the Company and authenticated by the Transfer Agent as hereinafter provided. The number of shares of Preferred Stock represented by Global Preferred Stock may from time to time be increased or decreased by adjustments made on the records of the Transfer Agent and DTC or its nominee as hereinafter provided. All shares of Common Stock issued in respect of shares of Preferred Stock on any Conversion Date shall, subject to any restrictions on transfer set forth in the Shareholders’ Agreement, be freely transferable without restriction under the Securities Act (other than by the Company’s Affiliates), and such shares shall be eligible for receipt in global form through the facilities of DTC.

(ii) Book-Entry Provisions. In the event Global Preferred Stock is deposited with or on behalf of DTC, the Company shall execute and the Transfer Agent shall authenticate and deliver initially one or more Global Preferred Stock certificates that:

(1) shall be registered in the name of Cede & Co. as nominee for DTC as depository for such Global Preferred Stock or the nominee of DTC; and

(2) shall be delivered by the Transfer Agent to DTC or pursuant to DTC’s instructions or held by the Transfer Agent as custodian for DTC.

Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Certificate of Designations with respect to any Global Preferred Stock held on their behalf by DTC or by the Transfer Agent as the custodian of DTC or under such Global Preferred Stock, and DTC may be treated by the Company, the Transfer Agent and any agent of the Company or the Transfer Agent as the absolute owner of such Global Preferred Stock for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Transfer Agent or any agent of the Company or the Transfer Agent from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Stock.

(iii) Certificated Preferred Stock. Except as provided in this Section 13(a) or in Section 13(c), owners of beneficial interests in Global Preferred Stock will not be entitled to receive physical delivery of Preferred Stock in fully registered certificated form (“Certificated Preferred Stock”).

(b) Execution and Authentication. The Chief Executive Officer or the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Company shall sign the Preferred Stock certificate for the Company by manual or facsimile signature.

If an Officer whose signature is on a Preferred Stock certificate no longer holds that office at the time the Transfer Agent authenticates the Preferred Stock certificate, the Preferred Stock certificate shall be valid nevertheless.

A Preferred Stock certificate shall not be valid until an authorized signatory of the Transfer Agent manually signs the certificate of authentication on the Preferred Stock certificate. The signature shall be conclusive evidence that the Preferred Stock certificate has been authenticated under this Certificate of Designations.

The Transfer Agent shall authenticate and deliver certificates for up to [            ] shares of Preferred Stock for original issue upon a written order of the Company signed by two Officers of the Company. Such order shall specify the number of shares of Preferred Stock to be authenticated and the date on which the original issue of the Preferred Stock is to be authenticated.

The Transfer Agent may appoint an authenticating agent reasonably acceptable to the Company to authenticate the certificates for the Preferred Stock. Unless limited by the terms of such appointment, an authenticating agent may authenticate certificates for the Preferred Stock whenever the Transfer Agent may do so. Each reference in this Certificate of Designations to authentication by the Transfer Agent includes authentication by such agent. An authenticating agent has the same rights as the Transfer Agent or agent for service of notices and demands.

(c) Transfer and Exchange.

(i) Transfer and Exchange of Certificated Preferred Stock. When Certificated Preferred Stock is presented to the Transfer Agent with a request to register the transfer of such Certificated Preferred Stock or to exchange such Certificated Preferred Stock for an equal number of shares of Certificated Preferred Stock, the Transfer Agent shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided that the Certificated Preferred Stock surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Transfer Agent, duly executed by the Holder thereof or its attorney duly authorized in writing.

(ii) Restrictions on Transfer of Certificated Preferred Stock for a Beneficial Interest in Global Preferred Stock. Certificated Preferred Stock may not be exchanged for a beneficial interest in Global Preferred Stock except upon satisfaction of the requirements set forth below.

Upon receipt by the Transfer Agent of Certificated Preferred Stock, duly endorsed or accompanied by appropriate instruments of transfer, in form reasonably satisfactory to the Company and the Transfer Agent, together with written instructions directing the Transfer Agent to make, or to direct DTC to make, an adjustment on its books and records with respect to such Global Preferred Stock to reflect an increase in the number of shares of Preferred Stock represented by the Global Preferred Stock, then the Transfer Agent shall cancel such Certificated Preferred Stock and cause, or direct DTC to cause, in accordance with the standing instructions and procedures existing between DTC and the Transfer Agent, the number of shares of Preferred Stock represented by the Global Preferred Stock to be increased accordingly. If no Global Preferred Stock is then outstanding, the Company shall issue and the Transfer Agent shall authenticate, upon written order of the Company in the form of an Officers’ Certificate, a new Global Preferred Stock representing the appropriate number of shares.

(iii) Transfer and Exchange of Global Preferred Stock. The transfer and exchange of Global Preferred Stock or beneficial interests therein shall be effected through DTC, in accordance with this Certificate of Designations (including applicable restrictions on transfer set forth herein, if any) and the procedures of DTC therefor.

(iv) Transfer of a Beneficial Interest in Global Preferred Stock for Certificated Preferred Stock.

(A) If at any time:

(1) DTC notifies the Company that DTC is unwilling or unable to continue as depository for the Global Preferred Stock and a successor depository for the Global Preferred Stock is not appointed by the Company within 90 days after delivery of such notice; or

(2) DTC ceases to be a clearing agency registered under the Exchange Act and a successor depository for the Global Preferred Stock is not appointed by the Company within 90 days,

then the Company shall execute, and the Transfer Agent, upon receipt of a written order of the Company signed by two Officers of the Company requesting the authentication and delivery of Certificated Preferred Stock to the Persons designated by the Company, shall authenticate and deliver Certificated Preferred Stock equal to the number of shares of Preferred Stock represented by the Global Preferred Stock, in exchange for such Global Preferred Stock. Subject to the foregoing, the beneficial interests in a Global Preferred Stock shall not be exchangeable for Certificated Preferred Stock.

(B) Certificated Preferred Stock issued in exchange for a beneficial interest in a Global Preferred Stock pursuant to this Section 13(c)(iv) shall be registered in such names and in such authorized denominations as DTC, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Transfer Agent. The Transfer Agent shall deliver such Certificated Preferred Stock to the Persons in whose names such Preferred Stock are so registered in accordance with the instructions of DTC.

(v) Restrictions on Transfer of Global Preferred Stock. Notwithstanding any other provisions of this Certificate of Designations (other than the provisions set forth in Section 13(c)(iv)), Global Preferred Stock may not be transferred as a whole except by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor depository or a nominee of such successor depository.

(vi) Cancellation or Adjustment of Global Preferred Stock. At such time as all beneficial interests in Global Preferred Stock have either been exchanged for Certificated Preferred Stock, converted or canceled, such Global Preferred Stock shall be returned to DTC for cancellation or retained and canceled by the Transfer Agent. At any time prior to such cancellation, if any beneficial interest in Global Preferred Stock is exchanged for Certificated Preferred Stock, converted or canceled, the number of shares of Preferred Stock represented by such Global Preferred Stock shall be reduced and an adjustment shall be made on the books and records of the Transfer Agent with respect to such Global Preferred Stock, by the Transfer Agent or DTC, to reflect such reduction.

(vii) Obligations with Respect to Transfers and Exchanges of Preferred Stock.

(A) To permit registrations of transfers and exchanges, the Company shall execute and the Transfer Agent shall authenticate Certificated Preferred Stock and Global Preferred Stock as required pursuant to the provisions of this Section 13(c).

(B) All Certificated Preferred Stock and Global Preferred Stock issued upon any registration of transfer or exchange of Certificated Preferred Stock or Global Preferred Stock shall be the valid Capital Stock of the Company, entitled to the same benefits under this Certificate of Designations as the Certificated Preferred Stock or Global Preferred Stock surrendered upon such registration of transfer or exchange.

(C) Prior to due presentment for registration of transfer of any shares of Preferred Stock, the Transfer Agent and the Company may deem and treat the

Person in whose name such shares of Preferred Stock are registered as the absolute owner of such Preferred Stock and neither the Transfer Agent nor the Company shall be affected by notice to the contrary.

(D) No service charge shall be made to a Holder for any registration of transfer or exchange upon surrender of any Preferred Stock certificate or Common Stock certificate at the office of the Transfer Agent maintained for that purpose. However, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Preferred Stock certificates or Common Stock certificates.

(viii) No Obligation of the Transfer Agent.

(A) The Transfer Agent shall have no responsibility or obligation to any beneficial owner of Global Preferred Stock, a member of or a participant in, DTC or any other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Preferred Stock or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice or the payment of any amount, under or with respect to such Global Preferred Stock. All notices and communications to be given to the Holders and all payments to be made to Holders under the Preferred Stock shall be given or made only to the Holders (which shall be DTC or its nominee in the case of the Global Preferred Stock).

The rights of beneficial owners in any Global Preferred Stock shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Transfer Agent may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

(B) The Transfer Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Certificate of Designations or under applicable law with respect to any transfer of any interest in any Preferred Stock (including any transfers between or among DTC participants, members or beneficial owners in any Global Preferred Stock) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Certificate of Designations, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(ix) Transfer Rights. Notwithstanding anything herein to the contrary, the shares of Preferred Stock may not be sold or otherwise transferred in violation of any terms of the Shareholders’ Agreement.

(d) Replacement Certificates. If any of the Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and in substitution for and upon cancellation of the mutilated Preferred Stock certificate, or in lieu of and substitution for the Preferred Stock certificate lost, stolen or destroyed, a new Preferred Stock certificate of like tenor and representing an equivalent number of shares of Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Preferred Stock certificate and indemnity, if requested, satisfactory to the Company and the Transfer Agent.

(e) Temporary Certificates. Until definitive Preferred Stock certificates are ready for delivery, the Company may prepare and the Transfer Agent shall authenticate temporary Preferred Stock certificates. Any temporary Preferred Stock certificates shall be substantially in the form of definitive Preferred Stock certificates but may have variations that the Company considers appropriate for temporary Preferred Stock certificates. Without unreasonable delay, the Company shall prepare and the Transfer Agent shall authenticate definitive Preferred Stock certificates and deliver them in exchange for temporary Preferred Stock certificates.

(f) Cancellation. In the event the Company shall purchase or otherwise acquire Certificated Preferred Stock, the same shall thereupon be delivered to the Transfer Agent for cancellation.

(i) At such time as all beneficial interests in Global Preferred Stock have either been exchanged for Certificated Preferred Stock, converted, repurchased or canceled, such Global Preferred Stock shall thereupon be delivered to the Transfer Agent for cancellation.

(ii) The Transfer Agent and no one else shall cancel and destroy all Preferred Stock certificates surrendered for transfer, exchange, replacement or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Transfer Agent to deliver canceled Preferred Stock certificates to the Company. The Company may not issue new Preferred Stock certificates to replace Preferred Stock certificates to the extent they evidence Preferred Stock which the Company has purchased or otherwise acquired.

14. Legends. All certificates or other instruments representing Preferred Stock or Common Stock issuable upon conversion thereof will bear a legend in substantially the following form (excluding the first sentence thereof in the case of any such Common Stock:

(a) for which a registration statement covering such Common Stock has been declared effective by the Securities and Exchange Commission and that has been disposed of pursuant to such effective registration statement; or

(b) sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR ANY NON-U.S. OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH. THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE SHAREHOLDERS AGREEMENT DATED AS OF [            ], AS AMENDED FROM TIME TO TIME, COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM MRC GLOBAL INC. OR ANY SUCCESSOR THERETO, AND THIS SECURITY MAY NOT BE VOTED OR OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH.

15. Other Provisions.

(a) With respect to any notice to a Holder of shares of Preferred Stock required to be provided hereunder, neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular Holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other Holders or affect the legality or validity of any distribution, rights, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up, or the vote upon any such action. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives the notice.

(b) Shares of Preferred Stock that have been issued and reacquired in any manner, including shares of Preferred Stock that are purchased or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company; provided that any issuance of such shares as Preferred Stock must be in compliance with the terms hereof.

(c) The shares of Preferred Stock shall be issuable only in whole shares.

(d) All notice periods referred to herein shall commence on the date of the mailing of the applicable notice. Notice to any Holder shall be given to the registered address set forth in the Company’s records for such Holder, or for Global Preferred Stock, to the Depository in accordance with its procedures.

(e) Any payment required to be made hereunder on any day that is not a Business Day shall be made on the next succeeding Business Day and no interest or dividends on such payment will accrue or accumulate, as the case may be, in respect of such delay.

(f) On and after the Issue Date, the Company shall not enter into any new, or amend or modify any existing, contract, agreement, arrangement or other understanding, oral or written, express or implied, that, in each case, by its terms restricts, limits, prohibits or prevents the Company from paying dividends in full in cash, redeeming the Preferred Stock in full for cash, repurchasing the Preferred Stock in full for cash, or effecting conversions of the Preferred Stock, in each case, in the amounts contemplated by the terms hereof.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designations as of                  , 2015.

MRC GLOBAL INC.

By:
Name:
Title:

[SIGNATURE PAGE TO CERTIFICATE OF DESIGNATIONS, PREFERENCES, RIGHTS AND LIMITATIONS

(6.50% SERIES A CONVERTIBLE PERPETUAL PREFERRED STOCK) – MRC GLOBAL INC.]

EXHIBIT A

FORM OF PREFERRED STOCK CERTIFICATE

FACE OF SECURITY

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE CERTIFICATE OF DESIGNATIONS REFERRED TO BELOW.]1

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR ANY NON-U.S. OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH. THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE SHAREHOLDERS AGREEMENT DATED AS OF [DATE], AS AMENDED FROM TIME TO TIME, COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM MRC GLOBAL INC. OR ANY SUCCESSOR THERETO, AND THIS SECURITY MAY NOT BE VOTED OR OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH.

[1]	Insert if a global security.

Certificate Number [ ]	Number of Shares of Preferred Stock [ ]

CUSIP No.: [                    ]

ISIN No. US[                    ]

6.50% Series A Convertible Perpetual Preferred Stock

of

MRC GLOBAL INC.

MRC GLOBAL INC., a Delaware corporation (the “Company”), hereby certifies that [            ] (the “Holder”) is the registered owner of [            ] fully paid and non-assessable shares of preferred stock, par value $0.01 per share, of the Company designated as the 6.50% Series A Convertible Perpetual Preferred Stock (the “Preferred Stock”). The shares of Preferred Stock are transferable on the books and records of the Transfer Agent, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Stock represented hereby are as specified in, and the shares of the Preferred Stock are issued and shall in all respects be subject to the provisions of, the Certificate of Designations, Preferences, Rights and Limitations dated [            ], 2015, as the same may be amended from time to time (the “Certificate of Designations”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations. The Company will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Company at its principal place of business.

Reference is hereby made to the Certificate of Designations, which shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.

Unless the Transfer Agent’s Certificate of Authentication hereon has been properly executed, these shares of Preferred Stock shall not be entitled to any benefit under the Certificate of Designations or be valid for any purpose.

IN WITNESS WHEREOF, the Company has executed this certificate this             day of             , 20        .

MRC GLOBAL INC.

By:
Name:
Title:

By:
Name:
Title:

TRANSFER AGENT’S CERTIFICATE OF AUTHENTICATION

These are shares of the Series A Convertible Perpetual Preferred Stock referred to in the within-mentioned Certificate of Designations.

Dated:

COMPUTERSHARE, INC., as Transfer Agent

By:
Authorized Signatory

REVERSE OF SECURITY

The Company will furnish without charge and upon written request to each Holder the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock and the qualifications, limitations or restrictions of such preferences and/or rights.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Series A Convertible Perpetual Preferred Stock evidenced hereby to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints:

agent to transfer the shares of Series A Convertible Perpetual Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Preferred Stock Certificate)

Signature Guarantee:                     2

[2]	(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

EXHIBIT B

NOTICE OF CONVERSION

(To be Executed by the Holder in order to Convert the Preferred Stock)

The undersigned hereby irrevocably elects to convert (the “Conversion”) shares of 6.50% Series A Convertible Perpetual Preferred Stock (the “Preferred Stock”) of MRC Global Inc. (the “Company”), represented by stock certificate No(s)             (the “Preferred Stock Certificates”), into shares of common stock (“Common Stock”) of the Company according to the conditions of the Certificate of Designations of the Preferred Stock (the “Certificate of Designations”). The Company will pay any documentary, stamp or similar issue or transfer tax on the issuance of the shares of Common Stock upon conversion of the Preferred Stock, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder will pay the tax. A copy of each Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designations.

Number of shares of Preferred Stock to be converted:

Name or Names (with addresses) in which the certificate or certificate for any shares of Common Stock to be issued are to be registered:

Signature:

Name of registered Holder:

Fax No.:

Telephone No.:

EXHIBIT C

FUNDAMENTAL CHANGE REPURCHASE NOTICE

The undersigned hereby acknowledges receipt of a notice from MRC Global Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with the Certificate of Designations the Fundamental Change Repurchase Price. A copy of each Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designations.

Number of shares of Preferred Stock to be repurchased:

Name or Names (with addresses) in which the certificate or certificate for any shares of Common Stock to be issued are to be registered:

Signature:

Name of registered Holder:

Fax No.:

Telephone No.:

EXHIBIT B

FORM OF SHAREHOLDERS’ AGREEMENT

See attached.

SHAREHOLDERS’ AGREEMENT

dated as of

                 , 2015

by and between

MRC GLOBAL INC.

and

MARIO INVESTMENTS LLC

TABLE OF CONTENTS

PAGE

ARTICLE 1
DEFINITIONS

Section 1.01. Definitions	1
Section 1.02. Other Definitional and Interpretative Provisions	9

ARTICLE 2
BOARD REPRESENTATION

Section 2.01. Appointment and Nomination Rights	9
Section 2.02. Board Observer	11

ARTICLE 3
TRANSFERS AND ISSUANCES OF COMPANY SECURITIES

Section 3.01. General Restrictions on Transfer	12
Section 3.02. Preemptive Rights	14

ARTICLE 4
REGISTRATION RIGHTS

Section 4.01. Demand Registration	15
Section 4.02. Shelf Registration	17
Section 4.03. Piggyback Registration	19
Section 4.04. Lock-Up Agreements	20
Section 4.05. Registration Procedures	20
Section 4.06. Indemnification by the Company	24
Section 4.07. Indemnification by Registering Investors	25
Section 4.08. Conduct of Indemnification Proceedings	25
Section 4.09. Contribution	26
Section 4.10. Participation in Public Offering	28
Section 4.11. Other Indemnification	28
Section 4.12. Cooperation by the Company	28
Section 4.13. Liquidated Damages	28
Section 4.14. No Inconsistent Agreements	29

ARTICLE 5
CERTAIN COVENANTS AND AGREEMENTS

Section 5.01. Standstill	30
Section 5.02. Voting	31
Section 5.03. Financing Cooperation	31
Section 5.04. Information Rights	32

ii

SHAREHOLDERS’ AGREEMENT

SHAREHOLDERS’ AGREEMENT (this “Agreement”) dated as of [                 ], 2015 by and between MRC Global Inc., a Delaware corporation (the “Company”), and Mario Investments LLC, a Delaware limited liability company (“Investor”).

W I T N E S S E T H :

WHEREAS, Investor and the Company have entered into that certain Purchase Agreement, dated as of May 19, 2015 (the “Purchase Agreement”), pursuant to, and subject to the terms and conditions of which, the Company is selling, and Investor is purchasing, on the date hereof [            ] shares of Preferred Stock (as defined below); and

WHEREAS, Investor and the Company desire to enter into this Agreement in order to set forth their respective rights and responsibilities, and to establish various arrangements and restrictions with respect to Investor’s ownership of the Preferred Stock, the governance of the Company and other related matters.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. (a) As used herein, the following terms have the following meanings:

“Adverse Disclosure” means public disclosure of material non-public information that, in the Board’s good faith judgment, after consultation with independent outside counsel to the Company, (i) would be required to be made in any Registration Statement filed with the SEC by the Company to make such Registration Statement not materially misleading; (ii) would not be required to be made at or prior to the time of filing of such Registration Statement but for the filing of such Registration Statement; and (iii) the Company has a bona fide business purpose for not disclosing publicly.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person; provided that (i) no securityholder of the Company shall be deemed an Affiliate of any other securityholder solely by reason of any investment in the Company, (ii) no portfolio company in which Investor or any of its Affiliates have an investment shall be deemed an Affiliate of Investor or any of its Affiliates and

(iii) the Company, its Subsidiaries and any of the Company’s other controlled Affiliates shall not be deemed an Affiliate of Investor. For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“As-Converted Basis” means on a basis in which all shares of Common Stock issuable upon conversion, exercise or exchange of Company Securities are assumed to be outstanding, including upon the conversion of Preferred Stock, but excluding shares of Common Stock issuable upon the conversion, exercise or exchange of outstanding stock options, restricted stock, stock appreciation rights or other stock based awards to employees or directors.

“Board” means the board of directors of the Company.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City or Houston, Texas are authorized by law to close.

“Certificate of Designations” means the Certificate of Designations, Preferences, Rights and Limitations of the Preferred Stock.

“Change of Control” means, with respect to the Company, any of the following transactions: (a) a merger, consolidation or other reorganization, unless securities representing more than 50% of the total combined voting power of the voting securities of the successor entity are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the Persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction; (b) a sale, transfer or other disposition of 50% or more of the Company’s consolidated assets; or (c) any transaction or series of transactions pursuant to which any “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) (other than the Investor Parties) becomes directly or indirectly the beneficial owner of securities possessing more than 30% of the total combined voting power of the Company’s securities (as measured in terms of the power to vote with respect to the election of the Board) outstanding immediately after the consummation of such transaction or series of transactions, whether such transaction involves a direct issuance from the Company or the acquisition of outstanding securities held by one or more of the Company’s existing stockholders.

“Closing” means the consummation of the purchase by Investor of the shares of Preferred Stock pursuant to the Purchase Agreement.

2

“Common Stock” means the common stock, par value $0.01 per share, of the Company and any stock into which such Common Stock may thereafter be converted or changed.

“Common Unit Price” means the volume weighted average closing price of Common Stock (as reported by the New York Stock Exchange) for the 10 trading days immediately preceding the date on which the determination is made.

“Company Securities” means (i) the Common Stock, (ii) the Preferred Stock, (iii) securities convertible into or exchangeable for Common Stock, (iv) any other equity or equity-linked security issued by the Company and (v) options, warrants or other rights to acquire Common Stock or any other equity or equity-linked security issued by the Company.

“Confidential Information” means any information concerning the Company or any Persons that are or become its Subsidiaries or the financial condition, business, operations or prospects of the Company or any such Persons in the possession of, learned by or furnished to any Investor Party (including by virtue of its present or former right to designate an Investor Designee or Board Observer); provided that the term “Confidential Information” does not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by an Investor Party or its Representatives in violation of this Agreement, (ii) was available to such Investor Party on a non-confidential basis prior to its disclosure to such Investor Party or its Representatives by the Company or any of its Representatives, (iii) becomes available to such Investor Party on a non-confidential basis from a source other than the Company or any of its Representatives after the disclosure of such information to such Investor Party or its Representatives by the Company, which source is (at the time of receipt of the relevant information) not, to the knowledge of such Investor Party, bound by a confidentiality agreement with (or other confidentiality obligation to) the Company or another Person in respect to such information or (iv) is independently developed by such Investor Party without violating any confidentiality agreement with, or other obligation of secrecy to, the Company.

“Cornell Parties” means Henry Cornell and each of his controlled Affiliates and, following Henry Cornell’s death or disability, each entity that was a Cornell Party and each of such entity’s controlled Affiliates for so long as such entity is controlled by one or more members of the Sponsor Group.

“Exchange Act” means the Securities Exchange Act of 1934.

“Governmental Authority” means any transnational, or domestic or foreign, federal, state or local governmental authority, department, court, agency or official, including any political subdivision thereof.

3

“Investment Percentage” means, at any time, the percentage obtained by dividing (a) the sum of (i) the total number of shares of Common Stock underlying the Preferred Stock held by the Investor Parties as of such time plus (ii) the total number of shares of Common Stock held by the Investor Parties as of such time as a result of the conversion of the Preferred Stock by (b) the total number of shares of Common Stock underlying the Preferred Stock issued at Closing, in each case appropriately adjusted to give effect to any anti-dilution adjustments, stock splits, combinations or similar events.

“Investor Parties” means Investor and any other Cornell Party that holds Company Securities and has executed and delivered to the Company a joinder to this Agreement in accordance with Section 3.01(e) or 3.01(f).

“Liquidated Damages Multiplier” means, with respect to an Investor Party, the product obtained by multiplying (a) the Common Unit Price by (b) the number of Registrable Securities held by such Investor Party (including, for avoidance of doubt, the number of shares of Common Stock underlying the Preferred Stock held by such Investor Party).

“NASD” means the National Association of Securities Dealers, Inc.

“Other Standstill Party” means any former member, partner or other equity holder of an Investor Party (or its parent entity) that agrees to be bound by the restrictions in Section 5.01 pursuant to subclause (y) of the proviso in Section 3.01(b)(iv).

“Percentage Interest” means, with respect to an Investor Party at any time, a fraction, the numerator of which is the aggregate number of shares of Common Stock owned by such Investor Party on an As-Converted Basis at such time, and the denominator of which is the aggregate number of shares of outstanding Common Stock on an As-Converted Basis at such time.

“Permitted Transferee” means any Cornell Party.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.

“Preferred Stock” means the 6.50% Series A Convertible Perpetual Preferred Stock, par value $0.01 per share, of the Company.

“Pro Rata Portion” means, with respect to an Investor Party at any time, a number of New Issue Securities equal to the product of (a) the number of New Issue Securities proposed to be issued, sold or placed pursuant to Section 3.02 multiplied by (b) such Investor Party’s Percentage Interest determined immediately prior to the issuance, sale or placement of such New Issue Securities.

4

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including pre- and post-effective amendments to such Registration Statement, and all other material incorporated by reference in such prospectus.

“Public Offering” means an underwritten public offering of Registrable Securities of the Company pursuant to an effective Registration Statement under the Securities Act, other than pursuant to a Registration Statement on Form S-4, Form S-8 or any similar or successor form.

“Registrable Securities” means, at any time, shares of Common Stock held beneficially or of record by (a) an Investor Party, including shares of Common Stock that are (i) issued or issuable upon conversion of the Preferred Stock or (ii) acquired by way of a dividend, stock split, recapitalization, plan or reorganization, merger, sale of assets or similar transaction, or (b) a Registration Rights Transferee, in each case until (x) a Registration Statement covering such securities has been declared effective by the SEC and such securities have been disposed of pursuant to such effective Registration Statement or (y) such securities are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met.

“Registration Expenses” means any and all expenses incident to the performance of or compliance with any registration or marketing of securities, including all (i) registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses of compliance with any securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the securities registered), (iii) expenses in connection with the preparation, printing, mailing and delivery of any Registration Statements, Prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties), (vi) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any “cold comfort” letters requested pursuant to Section 4.05(h)), (vii) reasonable fees and expenses of any special experts retained by the Company in connection with such registration, (viii) reasonable fees, out-of-pocket costs and expenses of the Investor Parties, including one counsel for all of

5

the Investor Parties participating in the offering selected by the Investor Parties holding the majority of the Registrable Securities to be sold for the account of all Registering Investors, (ix) fees and expenses in connection with any review by the NASD of the underwriting arrangements or other terms of the offering, and all fees and expenses of any qualified independent underwriter, including the fees and expenses of any counsel thereto, (x) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities, (xi) costs of printing and producing any agreements among underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (xii) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, (xiii) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or selling of the Registrable Securities, (xiv) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies and (xv) all out-of-pocket costs and expenses incurred by the Company or its appropriate officers in connection with their compliance with Section 4.05(m).

“Registration Rights Transferee” means any (a) creditor of an Investor Party that obtains ownership of Company Securities as a result of foreclosing on a pledge or security interest that was granted to such creditor by such Investor Party or (b) member, partner or other equity holder of Investor (or its parent entity) who receives Company Securities in connection with a distribution in kind, in each case to the extent contemplated and permitted by this Agreement.

“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Relative Investor Ownership” means, with respect to an Investor Party at any time, a fraction, the numerator of which is the aggregate number of shares of Common Stock owned by such Investor Party on an As-Converted Basis at such time, and the denominator of which is the aggregate number of shares of Common Stock owned by all Investor Parties on an As-Converted Basis at such time.

“Representative” means, with respect to any Person, such Person’s Affiliates and its and their respective directors, officers, employees, stockholders, members, general or limited partners, agents, counsel, investment advisers or other representatives.

6

“Rule 144” means Rule 144 (or any successor provisions) under the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Sponsor Group” means (i) Henry Cornell, (ii) any lineal descendant or ancestor or sibling (by birth or adoption) of Henry Cornell, (iii) any spouse or former spouse of any of the foregoing, (iv) any legal representative or estate of any of the foregoing, (v) any trust (including a revocable trust, declaration trust or a voting trust), guardianship or custodianship for the benefit of any of the foregoing, (vi) any private charitable foundation controlled by any of the foregoing and (vii) any employee or investment professional of Cornell Capital LLC or any of its Affiliates.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such Person.

“Transfer” means, with respect to any Company Securities, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, lend, encumber, hypothecate or otherwise transfer (including through any hedging or other similar transaction) such Company Securities or any economic participation or interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation or other transfer of such Company Securities or any economic participation or interest therein or any agreement or commitment to do any of the foregoing; provided that a Transfer will not include (A) engaging in equity swaps or the purchasing of puts so long as (x) the primary purpose of such transactions is to protect against a drop in the market price of Common Stock, (y) the party engaging in such hedging transactions retains the beneficial ownership of, and the ability to control voting with respect to, such Company Securities underlying such hedging transactions and (z) such hedging transactions are not permitted to be settled in Company Securities, and are settled solely in cash, (B) the granting of a pledge, encumbrance or other security interest over such Company Securities in connection with any financing arrangements (including any margin loan transaction), (C) the ability of any creditor to foreclose on and sell such Company Securities and any foreclosure or sale by such creditor or (D) a sale, transfer or issuance of equity interests or other securities of (x) the Equity Investor (as

7

defined in the Purchase Agreement) (or any investment vehicle that is organized to make investments in parallel, or to co-invest or invest alongside or in lieu of, the Equity Investor) or (y) a general partner or equivalent entity of an entity referred to in clause (x) so long as such general partner or equivalent entity remains a Cornell Party after giving effect to such sale, transfer or issuance; provided that, if such general partner or equivalent entity ceases to be a Cornell Party as a result of an involuntary removal by the limited partners or equivalent equityholders of such entity due to Henry Cornell’s death or disability, a cause event or similar grounds for removal, such removal and any subsequent transfer of general partner or other similar interests in such entity to a new general partner or equivalent entity shall not be deemed a Transfer.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreement	Preamble
Board Observer	2.02
Company	Preamble
Damages	4.06
Delay Event	4.13
Delay Liquidated Damages	4.13
Delay Notice	4.01
Demand Registration	4.01
Demand Suspension	4.01
Effectiveness Deadline	4.02
Indemnified Party	4.08
Indemnifying Party	4.08
Inspectors	4.05
Investor	Preamble
Investor Designee	2.01
Liquidated Damages	4.13
Maximum Offering Size	4.01
New Issue Securities	3.02
Other Common Stock	1.02
Party	6.12
Piggyback Registration	4.03
Preemptive Notice	3.02
Purchase Agreement	Recitals
Registering Investors	4.01
Registration Request	4.01
Requesting Investor	4.01
Shelf Period	4.02
Shelf Registration Statement	4.02
Shelf Suspension	4.02
Transferee	3.01

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Section 1.02. Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles and Sections are to Articles and Sections of this Agreement unless otherwise specified. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. If, at the time of any sale or other disposition of Common Stock, an Investor Party holds shares of Common Stock both (i) as a result of conversion of the Preferred Stock and (ii) through any other means (“Other Common Stock”), any sales by such Investor Party of Common Stock shall be deemed to occur in the following order: (A) first, shares of Other Common Stock until such Investor Party holds no shares of Other Common Stock and (B) second, shares of Common Stock held by such Investor Party as a result of conversion of the Preferred Stock.

ARTICLE 2

BOARD REPRESENTATION

Section 2.01. Appointment and Nomination Rights. (a) Without limiting the rights of the Investor Parties set forth in Section 2.02, following the third anniversary of the Closing and for so long as the Investment Percentage is at least 33%, (i) for so long as shares of Preferred Stock remain outstanding, the Investor Parties shall be entitled to appoint a director to serve on the Board pursuant to the Certificate of Designations or (ii) if no shares of Preferred Stock remain outstanding, the Investor Parties shall have the right, but not the obligation, to designate for nomination one nominee to serve as a director on the Board, subject in each case to such Person’s satisfaction of all applicable requirements regarding

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service as a director of the Company under applicable law, regulation or stock exchange rules regarding service as a director and such other criteria and qualifications for service as a director applicable to all directors of the Company and in effect on the date hereof (such Person, the “Investor Designee”). Immediately prior to the third anniversary of the Closing, the Company shall increase the size of the Board by one director and fill such newly-created directorship with the Investor Designee in accordance with the Company’s certificate of incorporation and bylaws. Thereafter, in the event that the Investor Designee is nominated pursuant to clause (ii) above, the Company shall (x) include the Investor Designee in its slate of nominees for election to the Board at each annual or special meeting of stockholders of the Company at which directors are to be elected and at which the seat held by the Investor Designee is subject to election and (y) recommend that the Company’s stockholders vote in favor of the election of the Investor Designee. The Company shall take all reasonably necessary actions to ensure that, at all times when an Investor Designee is eligible to be appointed or nominated, there are sufficient vacancies on the Board to permit such designation. The Investor Parties and the Company shall discuss in good faith appropriate committee representation for the Investor Designee. Notwithstanding the foregoing, at such time as the threshold set forth in the first sentence of this Section 2.01(a) is no longer satisfied, the rights of the Investor Parties under this Section 2.01(a) shall terminate and the Investor Designee shall promptly resign.

(b) If any Investor Designee ceases to serve on the Board for any reason during his or her term, subject to the continuing threshold set forth in the first sentence of Section 2.01(a), the vacancy created thereby shall be filled, and the Company shall cause the Board to fill such vacancy, with a new Investor Designee eligible to serve on the Board in accordance with Section 2.01(a).

(c) For the avoidance of doubt, the Investor Designee shall be entitled (i) to the same retainer, equity compensation and other fees or compensation, including travel and expense reimbursement, paid to the non-executive directors of the Company for his or her service as a director, including any service on any committee of the Board and (ii) to the same indemnification rights as other non-executive directors of the Company, and the Company shall maintain in full force and effect directors’ and officers’ liability insurance in reasonable amounts from established and reputable insurers to the same extent it now indemnifies and provides insurance for the non-executive directors on the Board. In all directors’ and officers’ insurance policies, the Investor Designee shall be covered as an insured in such a manner as to provide the Investor Designee with rights and benefits under such insurance policies no less favorable than those provided to the other non-executive directors of the Company.

(d) The Investor Designee shall be bound by the same confidentiality restrictions as the other non-executive directors of the Company, but,

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notwithstanding anything to the contrary in such confidentiality restrictions, the Investor Designee shall be entitled to provide to the Investor Parties any and all information received by such Investor Designee in its capacity as a director subject to compliance by the Investor Parties with Section 5.05; provided, however, that, except with the prior written consent of the Company, the Investor Designee shall not disclose to any Investor Party any advice provided to the Company by in-house or outside legal counsel that is protected by the attorney-client privilege.

Section 2.02. Board Observer. (a) Following the Closing and for so long as the Investment Percentage is at least 33%, the Investor Parties shall have the right, but not the obligation, to appoint one representative (such Person, the “Board Observer”) to be present (whether in person or by telephone) at all meetings of the Board and each committee thereof.

(b) Once appointed, the Company shall send such Board Observer all of the notices, information and other materials (including meeting notices and agendas) that are distributed to the members of the Board and the committees thereof, all at the same time and in the same manner as such notices, agenda, information and other materials are provided to the members of the Board or such committee, as applicable. The Company shall provide the Board Observer with the same travel and expense reimbursement with respect to such Board Observer’s attendance at Board and committee meetings as is provided to the directors.

(c) Notwithstanding anything to the contrary in this Section 2.02, the Investor Parties agree that the Board Observer may be excluded from such portions of any Board or committee meeting and that such information and other materials referred to in Section 2.02(b) may be withheld from the Board Observer, in each case, as and solely to the extent the Board reasonably determines, based on the advice of counsel, (i) is necessary to avoid any conflict of interest with respect to any potential transaction between the Company, on the one hand, and Investor, the Board Observer or any of their respective Affiliates, on the other hand, if and to the extent that such conflict would have disqualified the Board Observer from attending such meeting or receiving such materials had the Board Observer been a director of the Company at the relevant time or (ii) is necessary to avoid the waiver of the attorney-client privilege with respect to the matters to be discussed or the matters included in the information to be distributed; provided that, before the Company may exclude the Board Observer from any portion of any Board or committee meeting or withhold from the Board Observer any Board or committee materials pursuant to the foregoing provisions of this sentence, the Company shall notify the Investor Parties of its determination to do so, and consult with the Investor Parties to minimize or eliminate the need for such exclusion or withholding.

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(d) The Board Observer shall be entitled to provide to the Investor Parties any and all information received by such Board Observer pursuant to this Section 2.02; provided that, for the avoidance of doubt, the Board Observer shall be deemed a Representative of the Investor Parties under Section 5.05.

ARTICLE 3

TRANSFERS AND ISSUANCES OF COMPANY SECURITIES

Section 3.01. General Restrictions on Transfer. (a) Subject to Sections 3.01(b) and 3.01(c), all Company Securities held by the Investor Parties shall be freely Transferable.

(b) Investor, and upon a Transfer in accordance with the terms of this Agreement to a Permitted Transferee, any other Investor Party or any other Person that may acquire Company Securities pursuant to Section 3.01(b)(iv) below, shall not Transfer any shares of Preferred Stock prior to the fifth anniversary of the Closing; provided that such prohibition shall not apply to Transfers (i) to Permitted Transferees; (ii) pursuant to a third party tender offer or exchange offer, as to which the Board (A) recommends acceptance pursuant to Rule 14e-2(a)(1) under the Exchange Act or (B) expresses no opinion or is unable to take a position pursuant to Rule 14e-2(a)(2) or (3) under the Exchange Act; (iii) pursuant to any merger or other similar business combination transaction effected by the Company which is recommended, approved or not opposed by the Board; or (iv) to any member, partner or other equity holder of an Investor Party (or its parent entity) upon the dissolution, liquidation or winding up of such Investor Party (or its parent entity) as a result of an involuntary removal by the limited partners or equivalent equityholders of such Investor Party (or its parent entity) due to Henry Cornell’s death or disability, a cause event or similar grounds for removal; provided that any such member, partner or other equity holder who receives a Transfer of Preferred Stock pursuant to this Section 3.01(b) shall be required, at the time of and as a condition to such Transfer, to become a party to this Agreement by executing and delivering to the Company a joinder to this Agreement in form and substance reasonably satisfactory to the Company pursuant to which such member, partner or other equity holder shall agree to comply with (x) the Transfer restrictions contained in this Section 3.01(b) and (y) if, pursuant to such Transfer, such member, partner or other equity holder receives Preferred Stock and other Company Securities that, on an As-Converted Basis, are at least 10% of the aggregate number of shares of outstanding Common Stock on an As-Converted Basis at such time, the restrictions contained in Section 5.01.

(c) No Investor Party shall Transfer any shares of Common Stock to any “person” or “group” (in each case within the meaning of Section 13(d) of the Exchange Act), in a single transaction or series of transactions, if such Investor Party knows or has good reason to know after reasonable inquiry that such

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“person” or “group” holds or, after giving effect to any such Transfer, would hold (x) with respect to Transfers prior to the fifth anniversary of the Closing, more than 4.9% of the outstanding Common Stock of the Company or (y) with respect to Transfers on or after the fifth anniversary of the Closing, more than 14.9% of the outstanding Common Stock of the Company; provided that such prohibition shall not apply to Transfers (i) to Permitted Transferees; (ii) pursuant to a third party tender offer or exchange offer, as to which the Board (A) recommends acceptance pursuant to Rule 14e-2(a)(1) under the Exchange Act or (B) expresses no opinion or is unable to take a position pursuant to Rule 14e-2(a)(2) or (3) under the Exchange Act; (iii) pursuant to any merger or other similar business combination transaction effected by the Company which is recommended, approved or not opposed by the Board; (iv) Transfers made in connection with a distribution in kind by Investor to its limited partners; (v) in connection with a Public Offering; (vi) in an open market transaction effected through a broker-dealer; (vii) to a broker-dealer in a block sale so long as such broker-dealer is purchasing such shares for its own account and makes block trades in the ordinary course of its business; or (viii) to a mutual fund which, to such Investor’s or broker-dealer’s, as applicable, knowledge after reasonable inquiry, typically makes investments in persons in the ordinary course of its business for investment purposes and not with the purpose or intent of changing or influencing the control of such person.

(d) Notwithstanding anything in this Agreement to the contrary, each Investor Party may designate any Cornell Party to exercise such Investor Party’s rights under Section 3.02.

(e) Each Person designated by an Investor Party pursuant to Section 3.01(d) and each Permitted Transferee that receives a Transfer of Company Securities (each such designee or Permitted Transferee, a “Transferee”) shall be required, at the time of and as a condition to such designation or Transfer, as applicable, to become a party to this Agreement by executing and delivering to the Company a joinder to this Agreement in form and substance reasonably satisfactory to the Company, whereupon such Transferee shall be treated as an “Investor Party” for all purposes of this Agreement. Any such Transferee shall agree to Transfer back to the Investor Party making such designation or Transfer any Company Securities held by such Transferee at or before such time as such Transferee ceases to be a Cornell Party.

(f) Each Cornell Party that acquires Company Securities pursuant to Section 5.01(b)(ii) shall be required, within 10 Business Days following such Cornell Party’s first acquisition of Company Securities, to become a party to this Agreement by executing and delivering to the Company a joinder to this Agreement in form and substance reasonably satisfactory to the Company, whereupon such Cornell Party shall be treated as an “Investor Party” for all purposes of this Agreement.

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(g) Upon receiving any Company Securities, each Registration Rights Transferee shall be entitled, at its option, to become a party to this Agreement by executing and delivering to the Company a joinder to this Agreement in form and substance reasonably satisfactory to the Company, whereupon such Registration Rights Transferee shall be treated as an “Investor Party” solely for purposes of Article 4 hereof.

(h) Any purported Transfer, other than in accordance with this Agreement, shall be null and void, and the Company shall refuse to recognize any such Transfer for any purpose.

Section 3.02. Preemptive Rights. For so long as the Investment Percentage is at least 33%, except as otherwise provided in Section 3.02(c), each time the Company proposes to issue any Company Securities (collectively, “New Issue Securities”) to any Person, the Company shall first offer the New Issue Securities to the Investor Parties in accordance with the following provisions:

(a) The Company shall give a notice to the Investor Parties (the “Preemptive Notice”) stating (i) its intention to issue the New Issue Securities; (ii) the amount and description of such New Issue Securities to be issued; and (iii) the expected purchase price (calculated as of the proposed issuance date) and the other terms upon which the Company is offering the New Issue Securities.

(b) Transmittal of the Preemptive Notice to each Investor Party by the Company shall constitute an offer by the Company to sell to such Investor Party its Pro Rata Portion of the New Issue Securities for the price and upon the terms set forth in the Preemptive Notice. For a period of 10 Business Days after the submission of the Preemptive Notice to an Investor Party, such Investor Party shall have the option, exercisable by written notice to the Company, to accept the Company’s offer as to all or any part of such Investor Party’s Pro Rata Portion. If the Investor Parties in the aggregate exercise their right to purchase under this Section 3.02 with respect to less than their Pro Rata Portion of the New Issue Securities proposed to be issued and sold, the Company shall have 90 days thereafter to sell any or all of the remaining New Issue Securities (i.e., those not to be sold to an Investor Party), upon terms and conditions no less favorable to the Company, and no more favorable to the purchasers of such New Issue Securities, than those set forth in the Preemptive Notice. In the event the Company has not sold such New Issue Securities within such 90-day period, the Company shall not thereafter issue or sell any New Issue Securities without first offering such New Issue Securities to Investor in the manner provided in this Section 3.02. The purchase of New Issue Securities by the Investor Parties pursuant to this Section 3.02 shall be consummated simultaneously with the closing of the sale of the New Issue Securities set forth in the Preemptive Notice, but in no event prior to 15 Business Days after the submission of the Preemptive Notice to each Investor Party.

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(c) The preemptive rights contained in this Section 3.02 shall not apply to (i) the issuance of Common Stock issuable upon the conversion or exchange of Company Securities outstanding as of the date hereof or issued after the date hereof in accordance with the provisions of this Section 3.02; (ii) the issuance of Company Securities in connection with any bona fide acquisition of another Person (whether by merger, acquisition of the capital stock of such Person, acquisition of all or substantially all of the assets of such Person, or other reorganization), to the sellers in such transaction as consideration for such acquisition; or (iii) the issuance of shares of Common Stock or options and the Common Stock issued pursuant to such options after the date hereof to employees, officers or directors of the Company or any of its Subsidiaries pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board.

ARTICLE 4

REGISTRATION RIGHTS

Section 4.01. Demand Registration. (a) If the Company shall receive a request (a “Registration Request”) from an Investor Party (the “Requesting Investor”) that the Company effect the registration under the Securities Act of all or any portion of such Investor Party’s Registrable Securities, and specifying the intended method of disposition thereof, then the Company shall promptly give notice of such Registration Request to each other Investor Party, and thereafter the Company shall use its best efforts to effect, as expeditiously as possible, the registration under the Securities Act of (each such registration shall be referred to herein as a “Demand Registration”): (i) all Registrable Securities for which the Requesting Investor has requested registration under this Section 4.01 and (ii) all other Registrable Securities that Investor Parties have requested the Company to register by request received by the Company within 10 Business Days after such holder receives the Company’s notice of the Demand Registration (all such Investor Parties together with the Requesting Investor, and any Investor Parties participating in a Piggyback Registration pursuant to Section 4.03, the “Registering Investors”), all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered; provided that, (i) subject to Section 4.01(d), the Company shall not be obligated to effect more than (i) two Demand Registrations in any calendar year, other than Demand Registrations to be effected pursuant to a Registration Statement on Form S-3 (or any successor thereto), for which an unlimited number of Demand Registrations shall be permitted and (ii) the Company shall not be obligated to effect a Demand Registration unless the aggregate proceeds expected to be received from the sale of the Registrable Securities requested to be included in such Demand Registration equals or exceeds $30,000,000.

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(b) Promptly after the expiration of the 15 Business Day period referred to in Section 4.01(a)(ii), the Company shall notify all Registering Investors of the identities of the other Registering Investors and the number of shares of Registrable Securities requested to be included in the Demand Registration. At any time prior to the effective date of the Registration Statement relating to a Demand Registration, the Requesting Investor may revoke its Registration Request, without liability to any of the other Registering Investors, by providing a notice to the Company revoking such Registration Request. A request, so revoked, shall be considered to be a Demand Registration unless (i) such revocation arose out of the fault of the Company (in which case the Company shall be obligated to pay all Registration Expenses in connection with such revoked request), or (ii) the Requesting Investor reimburses the Company for all Registration Expenses of such revoked request.

(c) The Company shall be liable for and pay all Registration Expenses in connection with any Demand Registration, regardless of whether such Registration is effected, except as set forth in Section 4.02(b)(ii).

(d) A Demand Registration shall not be deemed to have occurred:

(i) unless the Registration Statement relating thereto (A) has become effective under the Securities Act and (B) has remained effective for a period of at least 180 days (or such shorter period in which all Registrable Securities included in such registration have actually been sold thereunder); provided that such Registration Statement shall not be considered a Demand Registration if, after such Registration Statement becomes effective, (1) such Registration Statement is interfered with by any stop order, injunction or other order or requirement of any Governmental Authority and (2) less than 75% of the Registrable Securities included in such Registration Statement have been sold thereunder;

(ii) if the Maximum Offering Size is reduced in accordance with Section 4.01(e) such that less than 75% of the Registrable Securities sought to be included in such registration are included; or

(iii) as permitted pursuant to Section 4.01(b) or 4.01(f).

(e) If a Demand Registration involves a Public Offering and the managing underwriter advises the Company and the Registering Investors that, in its view, the number of shares of Registrable Securities requested to be included in such registration (including any securities that the Company proposes to be included that are not Registrable Securities) exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold (the “Maximum Offering Size”), the Company shall include in such registration, in the priority listed below, up to the Maximum Offering Size:

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(i) first, all Registrable Securities requested to be registered by the Registering Investors (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Registering Investors on the basis of their Relative Investor Ownership);

(ii) second, any securities proposed to be registered by the Company; and

(iii) third, any securities proposed to be registered for the account of any other Persons, with such priorities among them as the Company shall determine.

(f) Upon notice to each Registering Investor (the “Delay Notice”), the Company may postpone effecting a registration pursuant to this Section 4.01 on two occasions during any period of twelve consecutive months for a reasonable time specified in the notice but not exceeding 60 days (which period may not be extended or renewed and provided that such periods in the aggregate shall not exceed 90 days in any period of twelve consecutive months), if the filing, initial effectiveness or continued use of a Registration Statement relating to a Demand Registration would require the Company to make an Adverse Disclosure (a “Demand Suspension”). No Registration Statement filed and subsequently withdrawn pursuant to this Section 4.01(f) shall count as a Demand Registration. The Registering Investors agree to suspend use of the applicable Prospectus in connection with any sale or purchase, or offer to sell or purchase, Registrable Securities, upon receipt of the Delay Notice. The Company shall immediately notify the Registering Investors upon the termination of any Demand Suspension, amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to each Registering Investor such numbers of copies of the Prospectus as so amended or supplemented as such Registering Investor may reasonably request. The Company shall, if necessary, supplement or make amendments to the Registration Statement relating to the Demand Registration, if required by the registration form used by the Company for the Demand Registration or by the instructions applicable to such registration form or by the Securities Act.

Section 4.02. Shelf Registration. (a) Within 90 days of the Closing, the Company shall file with the SEC a registration statement on Form S-3 (which shall be an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) if the Company is then a well-known seasoned issuer (as defined in Rule 405 under the Securities Act)) (a “Shelf Registration Statement”) relating to the offer and sale of all Registrable Securities by the Investor Parties from time to time in accordance with the methods of distribution

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elected by the Investor Parties and set forth in the Shelf Registration Statement, and, shall use its reasonable best efforts to cause such Shelf Registration Statement to become effective under the Securities Act as promptly as practicable thereafter, but in no event more than 120 days following the Closing (the “Effectiveness Deadline”).

(b) The Company shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable by the Investor Parties until the date as of which there are no Registrable Securities (such period of effectiveness, the “Shelf Period”). The Company shall use its reasonable best efforts to remain a well-known seasoned issuer (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the Shelf Period. If the Company does not pay the filing fee covering the Registrable Securities at the time the Shelf Registration Statement is filed, the Company agrees to pay such fee at such time or times as the Registrable Securities are to be sold. If the Shelf Registration Statement has been outstanding for at least three (3) years, at the end of the third year the Company shall refile a Shelf Registration Statement covering the Registrable Securities. If, at any time when the Company is required to re-evaluate its status as a well-known seasoned issuer, the Company determines that it is not a well-known seasoned issuer, the Company shall use its reasonable best efforts to refile the Shelf Registration Statement on Form S-3 and, if such form is not available, Form S-1 and keep such Registration Statement effective during the Shelf Period.

(c) If the continued use of such Shelf Registration Statement at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving at least ten days’ prior written notice of such action to each Investor Party, suspend use of the Shelf Registration Statement (a “Shelf Suspension”); provided that the Company shall not be permitted to exercise a Shelf Suspension (i) more than one time during any twelve-month period or (ii) for a period exceeding 60 days on any one occasion. In the case of a Shelf Suspension, the Investor Parties agree to suspend use of the applicable Prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall immediately notify each Investor Party upon the termination of any Shelf Suspension, amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to each Investor Party such numbers of copies of the Prospectus as so amended or supplemented as such Investor Party may reasonably request. The Company shall, if necessary, supplement or make amendments to the Shelf Registration Statement, if required by the registration form used by the Company for the Shelf Registration or by the instructions applicable to such registration form or by the Securities Act.

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(d) If an Investor Party so elects, an offering of Registrable Securities pursuant to the Shelf Registration Statement shall be in the form of an underwritten offering, and the Company shall amend or supplement the Shelf Registration Statement for such purpose. The provisions of Section 4.01(e) shall apply to any underwritten offering pursuant to this Section 4.02(d).

Section 4.03. Piggyback Registration. (a) If the Company proposes to register any Company Securities under the Securities Act (other than a registration on Form S-8, S-4 or any successor forms, relating to shares of Common Stock or any other class of Company Securities issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Company or in connection with a direct or indirect acquisition by the Company of another Person), whether or not for sale for its own account, the Company shall each such time give notice at least 10 Business Days prior to the anticipated filing date of the Registration Statement relating to such registration to each Investor Party (or within two Business Days in the case of an “overnight” offering or “bought deal”), which notice shall set forth such Investor Party’s rights under this Section 4.03 and shall offer such Investor Party the opportunity to include in such Registration Statement the number of Registrable Securities of the same class or series as those proposed to be registered as such Investor Party may request (a “Piggyback Registration”), subject to the provisions of Section 4.03(b). Upon the request of any such Investor Party made within 10 Business Days after the receipt of notice from the Company (which request shall specify the number of Registrable Securities intended to be registered by such Investor Party) (or within two Business Days in the case of an “overnight” offering or “bought deal”), the Company shall effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by all such Investor Parties, to the extent requisite to permit the disposition of the Registrable Securities so to be registered; provided that (i) if such registration involves a Public Offering, all such Registering Investors must sell their Registrable Securities to the underwriters selected as provided in Section 4.05(f) on the same terms and conditions as apply to the Company, and (ii) if, at any time after giving notice of its intention to register any Company Securities pursuant to this Section 4.03(a) and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give notice to all such Registering Investors and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration. No registration effected under this Section 4.03 shall relieve the Company of its obligations to effect a Demand Registration to the extent required by Section 4.01. The Company shall pay all Registration Expenses in connection with each Piggyback Registration.

(b) If a Piggyback Registration involves a Public Offering (other than any Demand Registration, in which case the provisions with respect to priority of

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inclusion in such offering set forth in Section 4.01(e) shall apply) and the managing underwriter advises the Company that, in its view, the number of shares of Common Stock or other Company Securities that the Company and the Registering Investors intend to include in such registration exceeds the Maximum Offering Size, the Company shall include in such registration, in the following priority, up to the Maximum Offering Size:

(i) first, so much of the Company Securities proposed to be registered for the account of the Company as would not cause the offering to exceed the Maximum Offering Size;

(ii) second, all Registrable Securities requested to be included in such registration by any Registering Investor (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Registering Investors on the basis of the relative number of shares of Registrable Securities so requested to be included in such registration by each such Registering Investor); and

(iii) third, any securities proposed to be registered for the account of any other Persons with such priorities among them as the Company shall determine.

Section 4.04. Lock-Up Agreements. If any registration of Registrable Securities shall be effected in connection with a Public Offering, neither the Company nor any Investor Party shall effect any public sale or distribution, including any sale pursuant to Rule 144, of any Company Securities (except as part of such Public Offering) during the 90-day period beginning 14 days prior to the effective date of the applicable Registration Statement, unless the Company and the lead managing underwriter shall mutually agree to a shorter period.

Section 4.05. Registration Procedures. In connection with the Company’s registration obligations under Sections 4.01, 4.02 and 4.03, subject to the provisions of such Sections, the Company shall effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and, in connection therewith:

(a) The Company shall as expeditiously as possible prepare and file with the SEC a Registration Statement on any form for which the Company then qualifies or that counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and cause such filed Registration Statement to become and remain effective for a period of not less than 180 days.

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(b) Prior to filing a Registration Statement or Prospectus or any amendment or supplement thereto, the Company shall, if requested, furnish to each Registering Investor and each underwriter, if any, of the Registrable Securities covered by such Registration Statement copies of such Registration Statement as proposed to be filed, and thereafter the Company shall furnish to such Registering Investor and underwriter, if any, such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus and any summary Prospectus) and any other Prospectus filed under Rule 424 or Rule 430A under the Securities Act and such other documents as such Registering Investor or such underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Registering Investor. The Company shall give the Registering Investor on whose behalf such Registrable Securities are to be registered, the underwriter in a Public Offering and their respective counsel and accountants, the opportunity to participate in the preparation of any Registration Statement or Prospectus, or any amendment or supplement thereto. Each Registering Investor shall have the right to request that the Company modify any information contained in such Registration Statement, amendment and supplement thereto pertaining to such Registering Investor, and the Company shall use its reasonable best efforts to comply with such request; provided, however, that the Company shall not have any obligation to modify any information if the Company reasonably expects that so doing would cause the Prospectus to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(c) After the filing of the Registration Statement, the Company shall (i) cause the related Prospectus to be supplemented by any required Prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the Registering Investors thereof set forth in such Registration Statement or supplement to such Prospectus and (iii) promptly notify each Registering Investor of any stop order issued or threatened by the SEC or any state securities commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

(d) The Company shall (i) register or qualify the Registrable Securities covered by such Registration Statement under such other securities or “blue sky” laws of such jurisdictions in the United States as any Registering Investor reasonably (in light of such Registering Investor’s intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary

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by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Registering Investor to consummate the disposition of the Registrable Securities owned by such Registering Investor; provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4.05(d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

(e) The Company shall immediately notify each Registering Investor with respect to Registrable Securities covered by such Registration Statement, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each Registering Investor and file with the SEC any such supplement or amendment.

(f) (i) the Requesting Investor shall have the right, in its sole discretion, to select an underwriter or underwriters in connection with any Public Offering resulting from the exercise by such Requesting Investor of a Demand Registration, (ii) the Registering Investors, acting jointly, shall have the right, in their sole discretion, to select an underwriter or underwriters in connection with any Public Offering pursuant to Section 4.02(d) and (iii) the Company shall select an underwriter or underwriters in connection with any other Public Offering; provided, however, that such underwriter or underwriters shall be nationally recognized investment banking firms reasonably acceptable to the Company. In connection with any Public Offering, the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take all other actions as are required in order to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering, including the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with the NASD.

(g) The Company shall make available for inspection by any Registering Investor and any underwriter participating in any disposition pursuant to a Registration Statement being filed by the Company pursuant to this Section 4.05 and any attorney, accountant or other professional retained by any such Registering Investor or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary or desirable to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such Registration Statement.

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(h) In connection with any Public Offering of Registrable Securities, the Company shall enter into such customary agreements and take all such other actions in connection therewith (including those requested by the holders of a majority of the Registrable Securities being sold in such offering) in order to expedite or facilitate the disposition of such Registrable Securities, and in such connection, (i) to the extent possible make such representations and warranties to the underwriters of such Registrable Securities with respect to the business of the Company and its Subsidiaries, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, with respect to such underwritten offering, in each case, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings and confirm the same if and when requested, (ii) provide indemnities to the effect and to the extent provided in Section 4.06, (iii) obtain opinions of counsel to the Company (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the underwriters and their counsel) addressed to each underwriter of Registrable Securities and each Registering Investor, covering the matters customarily covered in opinions requested in similar underwritten offerings, (iv) obtain “cold comfort” letters from the independent certified public accountants of the Company (and, if necessary, any other certified public accountant of any Subsidiary of the Company, or of any business acquired by the Company for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each underwriter of Registrable Securities and each Registering Investor, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with similar underwritten offerings, and (v) deliver such documents and certificates as may be reasonably requested by the underwriters, and which are customarily delivered in similar underwritten offerings, to evidence the continued validity of the representations and warranties of the Company made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in an underwriting agreement;

(i) The Company shall otherwise comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement or such other document covering a period of at least 12 months, beginning within three months after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(j) The Company may require each Registering Investor promptly to furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.

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(k) Each Registering Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.05(e), such Registering Investor shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Registering Investor’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4.05(e), and, if so directed by the Company, such Registering Investor shall deliver to the Company all copies, other than any permanent file copies then in such Registering Investor’s possession, of the most recent Prospectus covering such Registrable Securities at the time of receipt of such notice. If the Company shall give such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective (including the period referred to in Section 4.05(a)) by the number of days during the period from and including the date of the giving of notice pursuant to Section 4.05(e) to the date when the Company shall make available to each such Registering Investor a Prospectus supplemented or amended to conform with the requirements of Section 4.05(e).

(l) The Company shall list all Registrable Securities covered by such Registration Statement on any securities exchange or quotation system on which any of the Registrable Securities are then listed or traded.

(m) The Company shall have senior management of the Company, as requested by the Requesting Investor, Registering Investors or the underwriters in the offering, (i) prepare and make presentations at “road shows” and before analysts and rating agencies, as the case may be, and participate in other customary marketing and selling activities (including one on one meetings with prospective purchasers of the Registrable Securities) and undertaking such marketing and selling efforts as would be customary if the Company were engaged in a primary registered offering of its capital stock, (ii) take other actions to obtain ratings for any Registrable Securities and (iii) otherwise facilitate, and cooperate in, as requested by the underwriters, the Requesting Investor or Registering Investors, the offering, marketing or selling of the Registrable Securities.

Section 4.06. Indemnification by the Company. The Company agrees to indemnify and hold harmless each Registering Investor, its officers, directors, employees, partners and agents, and each Person, if any, who controls such Registering Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) (“Damages”) caused by or relating to any untrue statement or alleged untrue statement of a material fact contained in

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any Registration Statement or Prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary Prospectus, or caused by or relating to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Damages are caused by any such untrue statement or omission or alleged untrue statement or omission so made based upon information furnished in writing to the Company by such Registering Investor or on such Registering Investor’s behalf expressly for use therein. The Company also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Registering Investors provided in this Section 4.06.

Section 4.07. Indemnification by Registering Investors. Each Registering Investor agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Registering Investor, but only with respect to information furnished in writing by such Registering Investor or on such Registering Investor’s behalf expressly for use in any Registration Statement or Prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary Prospectus. Each Registering Investor also agrees, severally but not jointly, to indemnify and hold harmless underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Company provided in this Section 4.07. As a condition to including Registrable Securities in any Registration Statement filed in accordance with Article 4, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities. No Registering Investor shall be liable under this Section 4.07 for any Damages in excess of the net proceeds realized by such Registering Investor in the sale of Registrable Securities to which such Damages relate.

Section 4.08. Conduct of Indemnification Proceedings. If any proceeding (including any investigation by any Governmental Authority) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 4.06 or 4.07, such Person (an “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof,

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including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all reasonable fees and expenses; provided that the failure of any Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

Section 4.09. Contribution. (a) If the indemnification provided for in Section 4.06 or 4.07 is unavailable to the Indemnified Parties in respect of any Damages (other than as a result of exceptions contained in Section 4.06 or 4.07), then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages,

(i) as between the Company and the Registering Investors, on the one hand, and the underwriters, on the other hand, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Registering Investors, on the one hand, and the underwriters, on the other hand, from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and the Registering Investors, on the one hand, and

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of such underwriters, on the other hand, in connection with the statements or omissions that resulted in such Damages, as well as any other relevant equitable considerations; and

(ii) as between the Company, on the one hand, and each such Registering Investor, on the other hand, in such proportion as is appropriate to reflect the relative fault of the Company and of each such Registering Investor in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and such Registering Investors, on the one hand, and such underwriters, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and such Registering Investors bear to the total underwriting discounts and commissions received by such underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and such Registering Investors, on the one hand, and of such underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and such Registering Investors or by such underwriters. The relative fault of the Company, on the one hand, and of each such Registering Investor, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(b) The Company and the Registering Investors agree that it would not be just and equitable if contribution pursuant to this Section 4.09 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 4.09(a). The amount paid or payable by an Indemnified Party as a result of the Damages referred to in Section 4.09(a) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.09, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any Damages that such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Registering

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Investor shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Registering Investor were offered to the public (less underwriters’ discounts and commissions) exceeds the amount of any Damages that such Registering Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Section 4.10. Participation in Public Offering. No Investor Party may participate in any Public Offering hereunder unless such Investor Party (a) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

Section 4.11. Other Indemnification. Indemnification similar to that specified herein (with appropriate modifications) shall be given by the Company and each Registering Investor with respect to any required registration or other qualification of securities under any federal or state law or regulation or Governmental Authority other than the Securities Act.

Section 4.12. Cooperation by the Company. If any Investor Party shall Transfer any Registrable Securities pursuant to Rule 144, the Company shall cooperate, to the extent commercially reasonable, with such Investor Party and shall provide to such Investor Party such information as such Investor Party shall reasonably request.

Section 4.13. Liquidated Damages. (a) If a Shelf Registration Statement required by Section 4.02(a) is not effective before the Effectiveness Deadline, then each Investor Party shall be entitled to a payment (with respect to each Registrable Security held by such Investor Party), as liquidated damages and not as a penalty, of 0.25% of the Liquidated Damages Multiplier per 30-day period, that shall accrue daily, for the first 60-day period immediately following the Effectiveness Deadline, with such payment amount increasing by an additional 0.25% of the Liquidated Damages Multiplier per 30-day period, that shall accrue daily, for each subsequent 60-day period, up to a maximum of 0.75% of the Liquidated Damages Multiplier per 30-day period (the “Liquidated Damages”), until such time as such Shelf Registration Statement becomes effective or is declared effective or the Registrable Securities, as applicable, covered by such Shelf Registration Statement cease to be Registrable Securities.

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(b) If (i) the Investor Parties shall be prohibited from selling their Registrable Securities under a Registration Statement as a result of a Shelf Suspension pursuant to Section 4.02(c) of this Agreement in excess of the periods permitted therein or (ii) a Registration Statement is filed and effective but, during the Shelf Period, shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within 30 days by a post-effective amendment to the Registration Statement, a supplement to the Prospectus or a report filed with the SEC pursuant to Section 13(a), 13(c), 14 or l5(d) of the Exchange Act (each of clauses (i) and (ii), a “Delay Event”), then, until the Shelf Suspension is lifted or such amendment, supplement or report is filed and effective, but not including any day on which a Shelf Suspension is lifted, if applicable, then each Investor Party shall be entitled to a payment (with respect to each Registrable Security held by such Investor Party), as liquidated damages and not as a penalty, of 0.25% of the Liquidated Damages Multiplier per 30-day period, that shall accrue daily, for the first 60-day period immediately following the date on which the Delay Event occurred, with such payment amount increasing by an additional 0.25% of the Liquidated Damages Multiplier per 30-day period, that shall accrue daily, for each subsequent 60-day period, up to a maximum of 0.75% of the Liquidated Damages Multiplier per 30-day period (the “Delay Liquidated Damages”), until such time as the Delay Event is cured. For purposes of this Section 4.13(b), a Delay Event shall be deemed cured on the date that the Investor Parties receive notice that the Shelf Suspension has been lifted or that a post-effective amendment is effective and delivered to each Investor Party.

(c) The Liquidated Damages and Delay Liquidated Damages shall be paid to each Investor Party in cash within 10 Business Days of the end of each such 60-day period, as applicable. Any payments made pursuant to this Section 4.13 shall constitute the Investor Parties’ exclusive remedy for such events. Any Liquidated Damages and Delay Liquidated Damages due under this Section 4.13 shall be paid to each Investor Party in immediately available funds.

Section 4.14. No Inconsistent Agreements. The Company agrees that it shall not enter into any agreement with any holder or prospective holder of any securities of the Company (a) that would allow such holder or prospective holder to include such securities in any Demand Registration or Piggyback Registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that their inclusion would not reduce the amount of the Registrable Securities of the Investor Parties included therein or (b) on terms otherwise more favorable than this Agreement. The Company also represents and warrants to Investor that it has not previously entered into any agreement with respect to any of its securities granting any registration rights to any Person.

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ARTICLE 5

CERTAIN COVENANTS AND AGREEMENTS

Section 5.01. Standstill. (a) For a period of five years following the date hereof, Investor and each Other Standstill Party shall not, and Investor shall cause the Cornell Parties not to, directly or indirectly, without the prior written consent of the Company, (i) except as permitted by Section 3.02, acquire, agree to acquire, propose, seek or offer to acquire, or facilitate the acquisition or ownership of, any Company Securities or assets of the Company or any of its Subsidiaries, (ii) enter, agree to enter, propose, seek or offer to enter into or facilitate any merger, business combination, recapitalization, restructuring or other extraordinary transaction involving the Company or any of its subsidiaries, (iii) make, or in any way participate or engage in, any solicitation of proxies to vote, or seek to advise or influence any person with respect to the voting of, any voting securities of the Company (except as provided in Section 5.02), (iv) form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting securities of the Company, (v) disclose any intention, plan or arrangement prohibited by, or inconsistent with, the foregoing or (vi) advise, assist or encourage or enter into any discussions, negotiations, agreements or arrangements with any other persons in connection with the foregoing.

(b) Notwithstanding anything to the contrary in this Agreement, (i) the prohibitions in this Section 5.01 shall not affect Investor’s, any Cornell Party’s or any Other Standstill Party’s ability to hold or vote the Preferred Stock issued to Investor at the Closing or shares of Common Stock issued upon the conversion of such Preferred Stock, (ii) the prohibitions in this Section 5.01 shall not affect Investor’s or any Cornell Party’s ability to acquire Company Securities so long as the aggregate Percentage Interest of the Investor Parties immediately following such acquisition is equal to or less than 16.6%, (iii) the prohibitions in this Section 5.01 shall not prevent Investor, any Cornell Party or any Other Standstill Party from making any confidential offer or proposal to the Board for a potential transaction (including a Change of Control transaction) so long as such offer or proposal would not reasonably require the Board to publicly disclose such offer or proposal or the discussions related thereto, (iv) the prohibitions in this Section 5.01 shall not prevent Investor, any Cornell Party or any Other Standstill Party from acquiring any entity that owns Company Securities which represent less than 5% of the value of the assets of such entity (as determined by reference to the latest annual or quarterly financial statements of such entity) in connection with the bona fide acquisition of an operating business; provided that Investor, such Cornell Party or such Other Standstill Party shall divest such acquired Company Securities within 180 days of the consummation of such acquisition and shall, prior to the date of divestment, vote such Company Securities on any matter submitted to a vote of the stockholders of the Company in the same proportion as the as the votes cast by the holders of all other stockholders of the Company

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(excluding voting securities held by the Cornell Parties or such Other Standstill Party, as applicable), (v) the prohibitions in this Section 5.01 shall not affect the ability of any Investor Designee to vote or otherwise exercise his or her fiduciary duties as a director on the Board, (vi) if (x) a Change of Control has occurred, (y) the Company has entered into an agreement providing for a Change of Control or (z) a third party has made a public offer or proposal (including a tender or exchange offer) or publicly announced an intention to make any such offer or proposal that would, if consummated, result in a Change of Control and the Board does not publicly recommend against such offer or proposal within 10 days from the date such offer, proposal or intention becomes public, then, in each case in this clause (vi), the prohibitions in this Section 5.01 shall immediately terminate without further force or effect and Investor, the Cornell Parties and the Other Standstill Parties shall be released from compliance therewith, (vii) the prohibitions in this Section 5.01 shall not apply (x) with respect to Investor and the Cornell Parties, during any period in which the Investor Parties have an aggregate Percentage Interest of less than 10% and (y) with respect to each Other Standstill Party, following such time as the Common Stock underlying the Company Securities received by such Other Standstill Party pursuant to Section 3.01(b) falls below 10% of the aggregate number of shares of outstanding Common Stock on an As-Converted Basis and (viii) the prohibitions in this Section 5.01 shall immediately terminate without further force or effect and Investor, the Cornell Parties and the Other Standstill Parties shall be released from compliance therewith if the Company (A) institutes a voluntary proceeding, or becomes the subject of an involuntary proceeding which involuntary proceeding is not dismissed within 60 days, under any bankruptcy act, insolvency law or any law for the relief of debtors, (B) has a receiver appointed to manage its affairs, which appointment is not dismissed, vacated or stayed within 60 days or (C) executes a general assignment for the benefit of creditors.

Section 5.02. Voting. The Investor Parties shall be entitled to vote their Company Securities in their sole discretion; provided that, prior to the fifth anniversary of the Closing, each Investor Party shall cast all votes that such Investor Party is entitled to cast for the directors nominated by the Board.

Section 5.03. Financing Cooperation. The Company shall use its reasonable efforts to, and shall cause its Subsidiaries to, cooperate with any reasonable requests by Investor in connection with any loan or credit arrangement secured in whole or in part with a pledge of Company Securities, including cooperating with Investor to satisfy the customary requirements of secured lenders, such as agreeing to an issuer acknowledgement in customary form which includes an acknowledgement that such lender will be permitted to hold such pledged Company Securities in unrestricted, book-entry form without any legend, subject to such lender agreeing comply with all applicable securities laws.

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Section 5.04. Information Rights. For so long as the Investment Percentage is at least 33%, the Company shall provide each Investor Party (a) all notices and other information provided by the Company to its directors (in their capacity as such) concurrently with the Company’s provision of such notices and other information to such directors, including information received by directors in connection with their service on any committee of the Board, and (b) such other information and reports as such Investor Party may reasonably request to the extent in the possession of the Company; provided that, without limiting the Company’s obligations under Sections 2.01 and 2.02, the Company may deny access to any information and reports or portions thereof provided to (i) directors if the Company reasonably determines that access to the applicable information could (x) result in a waiver of the attorney-client privilege (based on the advice of counsel) or (y) cause the Company to violate obligations with respect to confidential or proprietary information of third parties (provided that the Company shall use reasonable efforts to make appropriate substitute arrangements under circumstances where the restrictions in clause (x) or (y) apply) or (ii) the Board or any committee thereof in respect of a matter in which an Investor Party has a material interest (other than any such interest arising solely as a result of such Investor Party’s status as a stockholder of the Company).

Section 5.05. Confidentiality. (a) Each Investor Party agrees that Confidential Information furnished and to be furnished to it has been and may in the future be made available in connection with such Investor Party’s investment in the Company. Each Investor Party agrees that it shall use, and that it shall cause any Person to whom Confidential Information is disclosed pursuant to clause (i) below to use, the Confidential Information only in connection with its investment in the Company and not for any other purpose. Each Investor Party further acknowledges and agrees that it shall not disclose any Confidential Information to any Person, except that Confidential Information may be disclosed (i) to such Investor Party’s Representatives with respect to such Investor Party’s investment in the Company, including to the extent related to the tax treatment and tax structure of the transactions contemplated by this Agreement or the Purchase Agreement; (ii) to the extent required by applicable law, rule or regulation (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which such Investor Party is subject; provided that such Investor Party agrees to give the Company prompt notice of such request(s), to the extent practicable, so that the Company may seek an appropriate protective order or similar relief (and such Investor Party shall cooperate with such efforts by the Company, and shall in any event make only the minimum disclosure required by such law, rule or regulation)); (iii) to any Person to whom such Investor Party in good faith is contemplating a Transfer of its Company Securities; provided that such Transfer would not be in violation of the provisions of this Agreement and such potential transferee is advised of the

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confidential nature of such information and agrees to be bound by a confidentiality agreement enforceable by the Company and consistent with the provisions hereof; or (iv) to any regulatory authority or rating agency to which such Investor Party or any of its Affiliates is subject; provided that such authority or agency is advised of the confidential nature of such information. Each Investor Party agrees to be responsible for any breach by its Representatives of the applicable provisions of this Section 5.05.

(b) Each Investor Party is aware that United States securities laws prohibit any person who has material non-public information about a company from purchasing or selling securities of such company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. Each Investor Party also understands that the Confidential Information may constitute material non-public information about the Company, and each Investor Party is familiar with the Securities Act, the Exchange Act and the prohibitions and limitations imposed upon a recipient of material non-public information by the Securities Act and the Exchange Act.

(c) Nothing contained herein shall prevent the use (subject, to the extent possible, to a protective order) of Confidential Information in connection with the assertion or defense of any claim hereunder by or against the Company or any of its Subsidiaries.

Section 5.06. Legend. (a) The Investor Parties agree that all certificates or other instruments representing Preferred Stock or Common Stock subject to this Agreement will bear a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR ANY NON-U.S. OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH. THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE SHAREHOLDERS AGREEMENT DATED AS OF [DATE], AS AMENDED FROM TIME TO TIME, COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM MRC GLOBAL INC. OR ANY SUCCESSOR THERETO, AND THIS SECURITY MAY NOT BE VOTED OR OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH.

(b) If any Company Securities shall cease to be Registrable Securities under clause (x) or (y) of the definition thereof, the Company, upon the written request of the holder thereof, shall issue to such holder a new certificate evidencing such Company Securities without the first sentence of the legend

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required by Section 5.06(a) endorsed thereon. If any Company Securities cease to be subject to any and all restrictions on Transfer set forth in this Agreement, the Company, upon the written request of the holder thereof, shall issue to such holder a new certificate evidencing such Company Securities without the second sentence of the legend required by Section 5.06(a) endorsed thereon.

Section 5.07. Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Investor Party is an acquiring person under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Investor Party could be deemed to trigger the provisions of any such plan or arrangement, by virtue of (a) receiving Preferred Stock under the Purchase Agreement or under any other agreement between the Company and the Investor Parties or (b) its ownership of Preferred Stock or Common Stock in accordance with the terms hereof.

ARTICLE 6

MISCELLANEOUS

Section 6.01. Successors and Assigns. (a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors and permitted assigns.

(b) Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto; provided that Investor or any Investor Party may assign its rights, interests and obligations under this Agreement, in whole or in part, to one or more Permitted Transferees in accordance with Section 3.01.

(c) Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs, successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 6.02. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

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if to the Company, to:

MRC Global Inc.
909 Fannin Street, Suite 3100
Houston, Texas 77010
Attention:	General Counsel
Email:	dan.churay@mrcglobal.com

with a copy to:

Kirkland & Ellis LLP
600 Travis Street, Suite 3300
Houston, Texas 77002
Attention:	Andrew T. Calder
Rhett A. Van Syoc
Email:	andrew.calder@kirkland.com
rhett.vansyoc@kirkland.com

if to Investor, to:

Mario Investments LLC
c/o Cornell Capital LLC
116 East 80th Street
New York, New York 10075
Attention:	Henry Cornell
Email:	henry@cornellcapllc.com

with a copy to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention:	Richard A. Drucker
William J. Chudd
Email:	richard.drucker@davispolk.com
william.chudd@davispolk.com

or such other address, email address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day; provided that all facsimiles and emails shall be deemed received only upon confirmation of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day.

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Section 6.03. Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 6.04. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflicts of laws rules of such state.

Section 6.05. Jurisdiction. (a) The parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 6.02 shall be deemed effective service of process on such party.

(b) Each party to this Agreement that now or hereafter has a right to claim sovereign immunity for itself or any of its assets hereby waives any such immunity from either jurisdiction or enforcement to the fullest extent permitted by the laws of any applicable jurisdiction. Each party to this Agreement acknowledges that its rights and obligations subject to this Agreement are of a commercial and not a governmental nature.

Section 6.06. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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Section 6.07. Specific Enforcement. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

Section 6.08. Counterparts; Effectiveness; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other parties hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Except as expressly set forth in this Agreement, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

Section 6.09. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, among the parties hereto with respect to the subject matter of this Agreement.

Section 6.10. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 6.11. Termination. This Agreement shall terminate with respect to each Investor Party at the time at which such Investor Party ceases to own any Preferred Stock or shares of Common Stock held as a result of the conversion of the Preferred Stock, except that such termination shall not affect (a) the rights perfected or the obligations incurred by such Investor Party under this Agreement prior to such termination (including any liability for breach of this Agreement)

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and (b) the obligations expressly stated to survive termination hereof, including Section 5.05 (which, with respect to such Investor Party, shall survive for two years following the termination of this Agreement) and this Article 6.

Section 6.12. Independent Nature of Obligations. Except with respect to the Investor Parties amongst themselves (which, for the avoidance of doubt, shall include Investor’s obligations to cause the Cornell Parties to comply with the Cornell Parties’ obligations pursuant to Section 5.01), the obligations of each Investor Party, Registration Rights Transferee and Other Standstill Party (each, a “Party”) are several and not joint with the obligations of any other Party, and no Party shall be responsible in any way for the performance or nonperformance of the obligations of any other Party under this Agreement. Nothing contained herein and no action taken by any Party pursuant hereto, shall be deemed to constitute the Parties as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Parties are in any way acting in concert or as a group with respect to such obligations.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

MRC GLOBAL INC.

By:
Name:
Title:

MARIO INVESTMENTS LLC

By:
Name:
Title:

[Signature Page to Shareholders’ Agreement]